Exhibit 4.9

THE SYMBOL "[****]" DENOTES PLACES WHERE PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. SUCH MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

DATE: 10 March 2016

FIFTH AMENDMENT AGREEMENT

FACILITIES AGREEMENT

dated 16 September 2011
(as amended on 27 September 2011, 26 March 2012, 18 September 2014 and on 5 May 2015)

between

RAIFFEISEN BANK international ag

(as Agent, Security Agent, Original Lender and Account Bank)

RAIFFEISEN BANK s.a.

(as Original Lender, Hedge Counterparty and Account Bank)

and

Bucuresti Turism S.A.

(as Borrower)

ELBIT IMAGING LTD
(as Guarantor)

CMS Cameron McKenna SCA

4th Floor

S-PARK

11-15 Tipografilor Str.

013714 Bucharest

T +40 21 407 3800

F +40 21 407 3900

Table of contents

INTRODUCTION		1
1.	Definitions and Interpretation	1
2.	Effective date	4
3.	Amendment and restatement of the original facilities agreement	4
4.	Conditions subsequent	5
5.	Reaffirmations	5
6.	Representations and warranties	5
7.	No waiver of existing defaults	6
8.	Amendment fee and costs	6
9.	Miscellaneous	7
10.	Governing law	7
11.	Confirmations	7
	Schedule 1 Amended and Restated Facility Agreement	9
	Schedule 2 Conditions Precedent	152
	Schedule 3 Conditions Subsequent	159
	SIGNATURES	161

THIS FIFTH AMENDMENT AGREEMENT is made as a deed on 10 March 2016

BETWEEN

(1)	BUCURESTI TURISM S.A., a joint stock company incorporated in Romania, whose address is at 63-81 Calea Victoriei Street, Sector 1, Bucharest, Romania and registered in the company register under registration number J/40/167/1991, sole registration code 1567802 (the “Borrower”);

(2)	ELBIT IMAGING LTD, a limited liability company incorporated in Israel, whose address is at 7 Mota Gur, Petah Tikva, Israel, registered with Registrar of Companies of Israel, under registration number 550241996 (the “Guarantor”);

(3)	BEA HOTELS EASTERN EUROPE B.V., a private company with limited liability incorporated under the laws of the Netherlands, having its corporate seat in Amsterdam, the Netherlands and its registered office at Rietlandpark 125, 1019 DT Amsterdam, the Netherlands, registered with the Netherlands Chamber of Commerce under registration number 34149675 (“BEAH”);

(4)	ROMEXTUR S.A., a joint stock company incorporated in Romania whose address is at 4 Luterana Street, Sector 1, Bucharest, Romania and registered under registration number J40/204/1991 (“Romextur”);

(5)	RAIFFEISEN BANK INTERNATIONAL AG as Original Lender and Account Bank;

(6)	RAIFFEISEN BANK S.A. as Original Lender, Hedge Counterparty and Account Bank;

(7)	RAIFFEISEN BANK INTERNATIONAL AG as agent of the Finance Parties (the “Agent”); and

(8)	RAIFFEISEN BANK INTERNATIONAL AG as security agent for the Secured Parties (the “Security Agent”),

together referred to in this Agreement as the “Parties” and each individually as a “Party”.

INTRODUCTION

(A)	By a EUR 71,500,000 facilities agreement dated 16 September 2011, as amended on 27 September 2011, on 26 March 2012, on 18 September 2014 and on 5 May 2015 (the initial facilities agreement as amended shall be referred to hereinafter as the “Original Facilities Agreement”), the Lender (as defined therein) has agreed to make available to the Borrower certain term loan facilities.

(B)	The parties to this Fifth Amendment Agreement have agreed to amend and restate the Original Facilities Agreement, as set out in Schedule 1 (Amended and Restated Facility Agreement) of this Fifth Amendment Agreement; the Original Facilities Agreement as amended pursuant to this Fifth Amendment Agreement being hereinafter referred to as the “Amended and Restated Facility Agreement”.

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Fifth Amendment Agreement and unless otherwise defined herein, terms defined in the Original Facilities Agreement have the same meanings and where specifically indicated or if the context so requires terms defined in Clause 1.1 (Definitions) of Schedule 1 (Amended and Restated Facility Agreement) have the meaning given to them therein and:

“Additional Finance Documents” means:

(a)	this Fifth Amendment Agreement (including the Amended and Restated Facility Agreement);

(b)	the Subordination Agreement;

(c)	the Guarantee Release Letter;

(d)	each notice given jointly by the Borrower and Security Agent to each Account Bank under each Control over Bank Accounts, to inform each Account Bank of the amendments to the Original Facility Agreement and, respectively, to the Mortgage over Bank Accounts;

(e)	the Addendum to the Mortgage over Bank Accounts;

(f)	each Addendum to a Security Agreement over Accounts;

(g)	each Addendum to a Security Agreement over Receivables and Insurance Policies;

(h)	each Addendum to a Security Agreement over Movables;

(i)	each Addendum to a Mortgage Agreement;

(j)	the Addendum to the Shares Security Agreement (Borrower);

(k)	the Addendum to the Shares Security Agreement (Romextur);

(l)	each Hedging Real Estate Mortgage;

(m)	each Hedging Shares Mortgage;

(n)	the Austrian Account Pledge; and

(o)	each Hedging Agreement.

“Addendum to a Mortgage Agreement” means each of:

(a)	the addendum entered into or to be entered into between the Borrower and the Finance Parties on or about the date of this Fifth Amendment Agreement for the purpose of extending the real estate mortgage created by the Borrower under the Mortgage Agreement to which it is a party; and

(b)	the addendum entered into or to be entered into between Romextur and the Finance Parties on or about the date of this Fifth Amendment Agreement for the purpose of extending the real estate mortgage created by Romextur under the Mortgage Agreement to which it is a party, in each case, for the purpose of reflecting, among others, the increase of the Secured Liabilities under the Amended and Restated Facility Agreement.

“Addendum to the Mortgage over Bank Accounts” means the addendum entered into or to be entered into between the Borrower and the Finance Parties on or about the date of this Fifth Amendment Agreement for the purpose of extending the movable mortgage created under the Mortgage over Bank Accounts, for the purpose of reflecting, among others, the increase of the Secured Liabilities under the Amended and Restated Facility Agreement.

“Addendum to a Security Agreement over Accounts” means each of:

(a)	the addendum entered into or to be entered into between the Borrower and the Finance Parties on or about the date of this Fifth Amendment Agreement for the purpose of extending the security interest created by the Borrower under the Agreement creating a Security Interest over Accounts to which it is a party; and

(b)	the addendum entered into or to be entered into between Romextur and the Finance Parties on or about the date of this Fifth Amendment Agreement for the purpose of extending the security interest created by Romextur under the Agreement creating a Security Interest over Accounts to which it is a party, in each case, for the purpose of reflecting, among others, the increase of the Secured Liabilities under the Amended and Restated Facility Agreement.

“Addendum to a Security Agreement over Movables” means each of:

(a)	the addendum entered into or to be entered into between the Borrower and the Finance Parties on or about the date of this Fifth Amendment Agreement for the purpose of extending the security interest created by the Borrower under the Agreement creating a Security Interest over Movables to which it is a party; and

(b)	the addendum entered into or to be entered into between Romextur and the Finance Parties on or about the date of this Fifth Amendment Agreement for the purpose of extending the security interest created by Romextur under the Agreement creating a Security Interest over Movables to which it is a party in each case, for the purpose of reflecting, among others, the increase of the Secured Liabilities under the Amended and Restated Facility Agreement.

“Addendum to a Security Agreement over Receivables and Insurance Policies” means each of:

(a)	the addendum entered into or to be entered into between the Borrower and the Finance Parties on or about the date of this Fifth Amendment Agreement for the purpose of extending the security interest created by the Borrower under the Agreement creating a Security Interest over Receivables and Insurance Policies to which it is a party; and

(b)	the addendum entered into or to be entered into between Romextur and the Finance Parties on or about the date of this Fifth Amendment Agreement for the purpose of extending the security interest created by Romextur under the Agreement creating a Security Interest over Receivables and Insurance Policies to which it is a party.

in each case, for the purpose of reflecting, among others, the increase of the Secured Liabilities under the Amended and Restated Facility Agreement.

“Addendum to the Shares Security Agreement (Borrower)” means the addendum entered into or to be entered into between BEAH, the Borrower and the Finance Parties on or about the date of this Fifth Amendment Agreement for the purpose of extending the security interest created by BEAH under the Shares Security Agreement (Borrower), for the purpose of reflecting, among others, the increase of the Secured Liabilities under the Amended and Restated Facility Agreement.

“Addendum to the Shares Security Agreement (Romextur)” means the addendum entered into or to be entered into between the Borrower, Romextur and the Finance Parties on or about the date of this Fifth Amendment Agreement for the purpose of extending the security interest created by the Borrower under the Shares Security Agreement (Romextur), for the purpose of reflecting, among others, the increase of the Secured Liabilities under the Amended and Restated Facility Agreement.

“Guarantee Release Letter” means the letter issued by Raiffeisen Bank International A.G. in favour of the Guarantor releasing the Guarantor from its obligations under the Guarantee.

“Hedging Real Estate Mortgage” means each of:

(a)	the agreement creating a real estate mortgage relating to the Project Facilities and future property to be made between the Borrower and the Hedge Counterparties for the purpose of securing the liabilities of the Obligors arising under the Hedging Agreements, ranking behind the real estate mortgage created pursuant to the Borrower Mortgage Agreement; and

(b)	the agreement creating a real estate mortgage relating to the Project Facilities and future property to be made between Romextur and the Hedge Counterparties for the purpose of securing the liabilities of the Obligors arising under the Hedging Agreements, ranking behind the real estate mortgage created pursuant to the Romextur Mortgage Agreement.

“Hedging Shares Mortgage” means each of:

(a)	the agreement creating a movable mortgage over the shares held by BEAH in the Borrower, to be made between BEAH, the Borrower and the Hedge Counterparties for the purpose of securing the liabilities of the Borrower arising under the Hedging Agreements, ranking behind the moveable mortgage created pursuant to the Shares Security Agreement (Borrower); and

(b)	the agreement creating a movable mortgage over the shares held by the Borrower in Romextur, to be made between the Borrower, Romextur and the Hedge Counterparties for the purpose of securing the liabilities of the Borrower arising under the Hedging Agreements, ranking behind the moveable mortgage created pursuant to the Shares Security Agreement (Borrower).

“Subordination Agreement” means the subordination agreement entered or to be entered into between, among others, the Agent, the Security Agent, the Obligors and BEAHF.

1.2	Construction

1.2.1	The rules of interpretation included in Clause 1.2 (Construction) of the Original Facilities Agreement shall also apply to this Fifth Amendment Agreement.

1.2.2	This Fifth Amendment Agreement is a Finance Document.

2.	EFFECTIVE DATE

Clause 3 (Amendment and Restatement of the Original Facilities Agreement) of this Fifth Amendment Agreement shall come into full force and effect on the date (the “Effective Date”) on which the Agent has confirmed to the Borrower and the Lenders that it has received, or has waived receipt of, all of the documents and other evidence listed in Part I (Conditions Precedent to the Effective Date) of Schedule 2 (Conditions Precedent) of this Fifth Amendment Agreement in form and substance satisfactory to it. All other provisions of this Fifth Amendment Agreement shall come into full force and effect on the date of this Fifth Amendment Agreement.

3.	AMENDMENT AND RESTATEMENT OF THE ORIGINAL FACILITIES AGREEMENT

3.1	With effect from the Effective Date, the Original Facilities Agreement shall be amended and restated, and shall read as the document set out in Schedule 1 (Amended and Restated Facilities Agreement) of this Fifth Amendment Agreement.

3.2	The Borrower shall (and shall procure that the other Obligors will) use all their reasonable endeavours to ensure that documents and evidence listed in Part I (Conditions Precedent to the Effective Date) of Schedule 2 (Conditions Precedent) to this Fifth Amendment Agreement are duly delivered to the Agent as soon as possible.

3.3	No novation of the Facilities, the Original Facilities Agreement or any sums owing thereunder shall take place on the date of this Fifth Amendment Agreement or on the Effective Date.

3.4	With effect from the Effective Date:

3.4.1	any reference in the Original Facilities Agreement or any other Finance Documents to "the Facilities Agreement" (however described) shall be construed as a reference to the Original Facilities Agreement as amended and supplemented by this Fifth Amendment Agreement; and

3.4.2	any reference in the Original Facilities Agreement to "the Transaction Security Documents" shall include a reference to each Additional Finance Document which constitutes an addendum, amendment and/or reaffirmation of a Transaction Security Document; and

3.4.3	any reference in the Original Facilities Agreement to "the Finance Documents" shall include a reference to the Additional Finance Documents.

4.	Conditions Subsequent

The Borrower shall provide each of the documents and ensure the fulfillment of each of the conditions listed in Schedule 3 (Conditions Subsequent) within the timeline set out therein, and the failure of the Borrower to provide such documents or fulfill any of the conditions within this timeframe shall constitute an Event of Default.

5.	REAFFIRMATIONS

5.1	Notwithstanding the amendments to the Original Facilities Agreement implemented by this Fifth Amendment Agreement, each Obligor hereby agrees and acknowledges to the Finance Parties as at the Effective Date that:

5.1.1	the rights and obligations created by the Finance Documents; and

5.1.2	the Transaction Security created by the Transaction Security Documents,

shall remain in full force and effect and shall continue to apply to the relevant Finance Documents (except as modified by the Additional Finance Documents).

5.2	Reaffirmations of Guarantees

5.2.1	The Guarantor hereby confirms to the Finance Parties that, subject to the Legal Reservations:

(a)	the guarantees, undertakings and indemnities set out in Clause 17 (Guarantee and Indemnity) of the Original Facilities Agreement extend to the obligations of the Borrower as set out in the Original Facilities Agreement as amended by this Fifth Amendment Agreement; and

(b)	the terms and provisions of Clause 17 (Guarantee and Indemnity) of the Original Facilities Agreement as reaffirmed and supplemented by this Fifth Amendment Agreement remain in full force and effect.

5.2.2	If any Guaranteed Obligation set out in Clause 17 (Guarantee and Indemnity) of the Original Facilities Agreement, as amended pursuant to this Fifth Amendment Agreement is or becomes unenforceable, invalid or illegal, the Guarantor will, as an independent and primary obligation, indemnify the Finance Parties immediately on demand against any cost, loss or liability it incurs as a result of the Borrower not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it in respect of that Guaranteed Obligation on the date when it would have been due. The amount payable by the Guarantor under this indemnity will not exceed the amount it would have had to pay under Clause 17 (Guarantee and indemnity) of the Original Facilities Agreement, as amended pursuant to this Fifth Amendment Agreement, if the amount claimed had been recoverable on the basis of a guarantee.

6.	REPRESENTATIONS AND WARRANTIES

6.1	Each of the Borrower, BEAH and Romextur makes the Repeating Representations (as defined in the Original Facilities Agreement) on the Effective Date, and the Guarantor, for itself only, makes the representations referred to in Clause 19 (Representations), save for those set out in Clause 19.13 (Transaction Documents), Clause 19.19 (Security and Financial Indebtedness) to Clause 19.24 (Title to Property), Clause 19.26 (Shares), Clause 19.27 (Intellectual Property), Clause 19.29 (No Adverse Consequences) and Clause 19.30 (No Other Business) and Clause 19.33 (Works Council) of the Original Facility Agreement on the Effective Date, in each case by reference to the facts and circumstances then existing.

6.2	Each Obligor represents and warrants to the Finance Parties on the date of this Fifth Amendment Agreement and on the Effective Date that:

6.2.1	it has the power to enter into and perform, and has taken all necessary action to authorise its entry into and performance of this Fifth Amendment Agreement and the other Additional Finance Documents;

6.2.2	subject to the Legal Reservations, the obligations expressed to be assumed by it in this Fifth Amendment Agreement and the other Additional Finance Documents are legal, valid, binding and enforceable obligations;

6.2.3	the entry into and performance by it of this Fifth Amendment Agreement do not and will not conflict with:

(a)	any law or regulation applicable to it;

(b)	its constitutional documents; or

(c)	any material agreement or instrument binding upon it or any of its assets or constitute a default or termination event (however described) under any such agreement or instrument which conflict, default or termination event, in respect of the Guarantor only, has or is reasonably likely to have a Material Adverse Effect; and

6.2.4	no Default is continuing or would reasonably be expected to result from the entry into or performance by it of this Fifth Amendment Agreement and the other Additional Finance Documents.

7.	NO WAIVER OF EXISTING DEFAULTS

This Fifth Amendment Agreement is entered into without prejudice to any and all of the rights and remedies of the Finance Parties under the Original Facilities Agreement and the other Finance Documents and accordingly nothing in this Fifth Amendment Agreement shall be deemed to have waived, prejudiced or otherwise adversely affected any of those rights and remedies.

8.	AMENDMENT Fee and COSTS

8.1	Amendment fee

8.1.1	The Borrower shall pay to the Agent (for the account of the Lenders) an upfront fee of EUR [****], to be divided between the Lenders pro rata with their Commitments (defined in Schedule 1 (Amended and Restated Facility Agreement).

8.1.2	Such upfront fee shall be payable on the earlier to occur of:

(a)	the first Utilisation Date following the Effective Date; and

(b)	31 March 2016.

8.2	Amendment Costs

The Borrower shall pay to the Agent within three Business Days of demand, (i) all legal fees reasonably incurred by the Agent in assessing, evaluating, negotiating or complying with this Fifth Amendment Agreement, any other Additional Finance Document and any legal opinion issued in connection with any Additional Finance Document, subject to prior agreement by the Borrower (acting reasonably) of fee estimates and limitations or caps (if any) and (ii) all notarial and registration costs and expenses incurred by the Agent in connection with this Fifth Amendment Agreement and any other Additional Finance Document.

9.	MISCELLANEOUS

9.1	The provisions of Clause 29 (Notices), Clause 31 (Partial Invalidity), Clause 32 (Remedies and Waivers), Clause 33 (Amendments and Waivers), Clause 35 (Counterparts), and Clause 37 (Enforcement) of the Original Facilities Agreement shall be repeated in this Fifth Amendment Agreement and apply to this Fifth Amendment Agreement as if set out in full herein, except that references therein to “this Agreement” shall be construed as references to this Fifth Amendment Agreement and references to “both the Obligors”, “each Obligor”, “the relevant Obligor” or “each of the Obligors” shall be construed as references to each Obligor.

9.2	Unless expressly provided to the contrary in a Finance Document, a person who is not a party to this Fifth Amendment Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce or to enjoy the benefit of any term of this Fifth Amendment Agreement.

9.3	Any Delegate and any Receiver may enforce any provision of this Fifth Amendment Agreement which is expressed to be for its benefit, subject to Clause 9.4 below and the provisions of the Third Parties Act.

9.4	Notwithstanding any term of any Finance Document the Parties may rescind, vary, waive, release, assign, novate or otherwise dispose of all or any of their respective rights or obligations under this Fifth Amendment Agreement at any time without the consent of any person who is not a Party.

10.	GOVERNING LAW

This Fifth Amendment Agreement and any non-contractual obligations arising out of, or in connection with this Fifth Amendment Agreement are governed by English law.

11.	CONFIRMATIONS

11.1	Each of the Borrower and Romextur confirms to the Finance Parties that:

11.1.1	it has entered into this Fifth Amendment Agreement in its own name and not as an agent, representative or trustee of another person;

11.1.2	it has made its own independent investigation and assessment of this Fifth Amendment Agreement, the other Additional Finance Documents and the transactions contemplated by such Additional Finance Documents (including, without limitation, by having recourse to independent, external legal, financial or technical advisers, selected at its own discretion);

11.1.3	its decision to enter into this Fifth Amendment Agreement, the other Additional Finance Documents and the transactions contemplated by such Additional Finance Documents, was not determined, or influenced by any communication, representation or statement (written or oral) made by the Finance Parties (or an Affiliate of the Finance Parties, or any of its representatives);

11.1.4	it is capable of understanding (either by itself or with the assistance of its advisers) and hereby acknowledges the terms and provisions (either internal or external) of this Fifth Amendment Agreement, the other Additional Finance Documents and the transactions contemplated by such Additional Finance Documents, together with its obligations, liabilities, rights and remedies, arising thereunder, to which it hereby agrees; and

11.1.5	it has negotiated with the Finance Parties each term and condition of this Fifth Amendment Agreement and the other Additional Finance Documents.

11.2	For purposes of this Clause 11 (Confirmations), negotiation of terms and conditions means both:

11.2.1	the exchange of proposals and suggestions between the Parties and reaching an agreed form of such terms and conditions; and

11.2.2	the unconditional acceptance by one Party of the terms proposed by the other Party.

11.3	This Fifth Amendment Agreement is entered into pursuant to the Parties’ negotiation, and represents the agreement of the Parties regarding all essential and ancillary terms and conditions of this Fifth Amendment Agreement.

IN WITNESS of which this Fifth Amendment Agreement has been signed and entered into as a deed and is intended to be and is delivered on the date stated at the beginning of this Fifth Amendment Agreement.

Schedule 1

Amended and Restated Facilities Agreement

THE SYMBOL "[****]" DENOTES PLACES WHERE PORTIONS OF THIS DOCUMENT HAVE BEEN OMIITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. SUCH MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

DATE:                    2016

EUR 97,000,000

TERM FACILITY AGREEMENT

between

RAIFFEISEN BANK international ag

(as Agent, Security Agent, Original Lender and Account Bank)

RAIFFEISEN BANK s.a.

(as Original Lender, Hedge Counterparty and Account Bank)

and

Bucuresti Turism S.A.

(as Borrower)

ELBIT IMAGING LTD

(as Guarantor)

CMS Cameron McKenna SCA

4th Floor

S-PARK

11-15 Tipografilor Str.

013714 Bucharest

T +40 21 407 3800

F +40 21 407 3900

Table of contents

1.	Definitions and Interpretation	10
2.	The Facilities	34
3.	Purpose	36
4.	Conditions of Utilisation	37
5.	Utilisation	37
6.	Repayment	38
7.	Prepayment and Cancellation	39
8.	Interest	42
9.	Interest Periods	43
10.	Changes to the Calculation of Interest	43
11.	Fees	44
12.	Payment Increases and Indemnities	45
13.	Increased Costs	48
14.	Other Indemnities	50
15.	Mitigation by the Lenders	52
16.	Costs and Expenses	53
17.	Guarantee and Indemnity	54
18.	Bank Accounts	57
19.	Representations	62
20.	Information Undertakings	70
21.	Financial Covenants	75
22.	General Undertakings	77
23.	Events of Default	88
24.	Changes to the Lenders and Hedge Counterparties	94
25.	Restriction on Debt Purchase Transactions	98
26.	Changes to the Obligors	99
27.	Role of the Agent, the Security Agent, the Account Banks and the Hedge Counterparties	99
28.	Conduct of Business by the Finance Parties	114
29.	Application of Proceeds	114
30.	Sharing among the Finance Parties	116
31.	Payment Mechanics	117
32.	Set-off	120
33.	Notices	120
34.	Calculations and Certificates	124
35.	Partial Invalidity	124
36.	Remedies and Waivers	124
37.	Amendments and Waivers	125
38.	Confidential Information	126
39.	Confidentiality of Reference Bank Rates	129
40.	Confirmations	130
41.	Counterparts	131
42.	Governing law	131
43.	Enforcement	131
Schedule 1 The Original Parties		132
Part I The Original Obligors		132
Part II The Original Lenders		132
Schedule 2 Material Authorisations		133
Schedule 3 Utilisation Request		134
Schedule 4 Form of Transfer Certificate		135
THE SCHEDULE Commitment/Rights and Obligations to be Transferred		135
Schedule 5 Form of Assignment Agreement		136
THE SCHEDULE Rights to be Assigned and Obligations to be Released and Undertaken		137
Schedule 6 Form of Compliance Certificate		138
Schedule 7 Repayment Schedule		140
Schedule 8 Insurance		141
Schedule 9 Timetables		145
Schedule 10 Form of Forecast		146

THIS AMENDED AND RESTATED FACILITY AGREEMENT (hereinafter referred to as the “Agreement”) is dated 10 March 2016 and made between:

(1)	BUCURESTI TURISM S.A., a joint stock company incorporated in Romania, whose address is at 63-81 Calea Victoriei Street, Sector 1, Bucharest, Romania and registered in the company register under registration number J/40/167/1991, sole registration code 1567802 (the “Borrower”);

(2)	ELBIT IMAGING LTD, a limited liability company incorporated in Israel, whose address is at 7 Mota Gur, Petah Tikva, Israel, registered with the Registrar of Companies of Israel under registration number 550241996 (the “Guarantor”);

(3)	THE COMPANIES listed in Part I of Schedule 1 (The Parties) as obligors (together the “Obligors”);

(4)	THE FINANCIAL INSTITUTIONS listed in Part II of Schedule 1 (The Parties) as original lenders (the “Original Lenders”);

(5)	RAIFFEISEN BANK S.A. as hedge provider (the “Hedge Counterparty”);

(6)	RAIFFEISEN BANK INTERNATIONAL AG as agent of the Finance Parties (the “Agent”);

(7)	RAIFFEISEN BANK INTERNATIONAL AG as security agent for the Secured Parties (the “Security Agent”); and

(8)	RAIFFEISEN BANK INTERNATIONAL AG and RAIFFEISEN BANK SA as account banks (the “Account Banks”).

together referred to in this Agreement as the “Parties” and each individually as a “Party”.

REcitals – whereas:

(A)	The Parties have agreed to amend and restate the Original Facilities Agreement (as defined below) on the terms set out in this Agreement with effect from the Effective Date.

(B)	The Original Lenders have agreed to:

(i)	extend the Final Maturity Date for the repayment of Loans; and

(ii)	increase the amounts of the existing facilities and make available to the Borrower a new term loan facility, up to maximum principal amounts equal to the Total Commitments,

subject to the terms and conditions set out in this Agreement.

IT IS AGREED as follows:

1.	Definitions and Interpretation

1.1	Definitions

In this Agreement:

“Accounts” means the Amex Accounts, the Collection Accounts, the Construction Accounts, the Current Account, the Debt Service Reserve Account, the FF&E Reserve Accounts, the Treasury Account, (in each case, to the extent applicable under the terms of this Agreement) and the UniCredit Accounts, and any other account of the Borrower or Romextur held with an Account Bank or, in the case of the Amex Accounts, the applicable account bank.

“Actual Debt Service Cover Ratio” means the ratio of EBITDA to Debt Service.

“Actual Yield on Debt” means the ratio of EBITDA to Debt.

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

“Amex Accounts” means the account numbers 6104386-01 and 6104386-02 denominated in Romanian Lei and held with Bancpost SA in the name of the Borrower.

“Amex Accounts Proceeds” means any payments or receipts into the Amex Accounts received by the Borrower in connection with the operation of the Project Facilities.

“Applicable Accounting Principles” means:

(a)	in respect of Romextur, GAAP; and

(b)	in respect of any other Obligor, IFRS.

“Assignment Agreement” means an agreement substantially in the form set out in Schedule 5 (Form of Assignment Agreement) or any other form agreed between the relevant assignor and assignee.

“Auditors” means Deloitte or any other firm approved in advance by the Agent (such approval not to be unreasonably withheld or delayed).

“Austrian Account Pledge Agreement” means the security agreement governed by Austrian law and dated on or about the date of this Agreement, pursuant to which the Borrower grants (or is to grant) in favour of the Security Agent and the Finance Parties a first ranking pledge over the Debt Service Reserve Account.

“Authorisation” means an authorisation, permission, consent, approval, resolution, licence, exemption, filing, notarisation or registration required by any person in connection with the Transaction Documents and the Project.

“Availability Period” means:

(a)	in relation to Facility A, the period from and including the date of the Fifth Amendment Agreement up to and including the earlier to occur of:

(i)	31 March 2016; and

(ii)	the date on which the Available Facility A is reduced to zero; and

(b)	in relation to Facility C, the period from and including 30 September 2016 up to and including the earlier to occur of:

(i)	30 June 2017; and

(ii)	the date on which the Available Facility C is reduced to zero.

“Available Facility” means, in relation to a Facility, a Lender’s Commitment under that Facility minus:

(a)	the amount of its participation in any outstanding Loans under that Facility; and

(b)	in relation to any proposed Utilisation, the amount of its participation in any Loans that are due to be made under that Facility on or before the proposed Utilisation Date.

“BEAH” means BEA Hotels Eastern Europe B.V., a private company with limited liability incorporated in the Netherlands, whose address is at Rietlandpark 125, 1019 DT Amsterdam, Netherlands and registered in the Dutch Trade register under registration number 34149675.

“BEAHF” means BEA Hotels Finance B.V., a private company with limited liability incorporated in the Netherlands, whose address is at Rietlandpark 125, 1019 DT Amsterdam, the Netherlands and registered in the Dutch Trade register under registration number 34357583.

“BEAHF Loan Agreement” means the loan agreement dated 20 May 2015 between BEAHF and the Borrower, whereby BEAHF made available to the Borrower amounts not exceeding €14,969,709 for the purpose of the Borrower buying back shares in its share capital, during the delisting of the Borrower.

“Break Costs” means the amount (if any) by which:

(a)	the interest which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)	the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

“Budget” means the one-year budget for the Project prepared by the Manager and delivered to the Agent, as amended from time to time in accordance with Clause 20.9 (Budget updates and Forecast).

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in Vienna and Bucharest and which is a TARGET Day.

“BUTU Framework Loan Agreement” means the framework loan agreement to be entered into between the Borrower (as lender) and BEAHF (as borrower), pursuant to which the Borrower shall make available to BEAHF loans in aggregate principal amount not exceeding EUR 35,000,000, for corporate purposes.

“Calculation Date” means:

(a)	in respect of the Loan to Value Ratio:

(i)	no later than 5 Business Days prior to the Utilisation Date of the Facility C Loan; and

(ii)	31 March in each Financial Year;

(b)	in respect of the Actual Yield on Debt and the Projected Yield on Debt, 31 December in each Financial Year;

(c)	in respect of the Actual Debt Service Cover Ratio and the Projected Debt Service Cover Ratio, each of 31 March, 30 June, 30 September and 31 December in each Financial Year; and

(d)	at any other date specified by the Agent:

(i)	at any time when a Default is continuing; and

(ii)	at any other time when a Lender notifies the Agent (and the Agent notifies the Borrower) that such calculation is required by applicable law in the jurisdiction of the Facility Office of that Lender.

“Calculation Period” means, in respect of any Calculation Date, the 12 Month period ending on that Calculation Date.

“Capital Expenditure” means expenditure or commitment for expenditure for the improvement of the Project Facilities and which is not included in the FF&E.

“Certified Copy” means a copy of an original document which is certified by a director or an authorised signatory of the relevant Obligor as being a copy of that document.

“Code” means the US Internal Revenue Code of 1986.

“Collection Accounts” means the accounts held and maintained by the Borrower and Romextur pursuant to Clause 18.1.1 and any other account opened by the Borrower or Romextur with an Account Bank and which is designated by the Agent and the Borrower (acting together) as a Collection Account.

“Commitment” means a Facility A Commitment, a Facility B Commitment or a Facility C Commitment.

“Compensation” means any compensation (other than Insurance Proceeds) payable to and received by an Obligor in respect of:

(a)	any seizure, compulsory acquisition, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any governmental, regulatory or other person in relation to it or any of its assets, save for the Guarantor only, to the extent of the Project Facilities and the assets subject to the Transaction Security;

(b)	any sum paid to or for the account of the Borrower in respect of the release, inhibition, modification, suspension or extinguishment of any rights benefiting the Project Facilities, or the imposition of any restrictions affecting the Project Facilities, or the grant of any easement or rights over or affecting the Project Facilities or any part of them; and

(c)	any sum paid to or for the account of the Borrower in respect of the refusal, revocation, suspension, modification or imposition of conditions in respect of any Authorisation, or any other official order or notice restricting the construction or operation of the Project Facilities.

“Compliance Certificate” means a certificate substantially in the form set out in Schedule 6 (Compliance Certificate).

“Confidential Information” means all information relating to the Obligors, the Project, the Project Facilities, the Transaction Documents or a Facility in respect of which a Lender becomes aware in its capacity as Lender or which is received by a Lender in relation to the Finance Documents or a Facility from any Obligor, any Affiliate of an Obligor or any of their advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:

(a)	is or becomes public information other than as a direct or indirect result of any breach by a Lender of Clause 38 (Confidentiality); or

(b)	is identified in writing at the time of delivery as non-confidential by any Obligor, any Affiliate of an Obligor or any of their advisers; or

(c)	is known by a Lender before the date the information is disclosed to it in accordance with this definition above or is lawfully obtained by that Lender after that date, from a source which is, as far as it is aware, unconnected with the Obligors or any of their Affiliates and which, in either case, as far as it is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality.

“Confidentiality Undertaking” means a confidentiality undertaking substantially in a form recommended by the LMA or in any other form agreed between the Borrower and the Agent.

“Construction Account” means each account opened and maintained by the Borrower pursuant to Clause 18.1.1(c).

“Consultancy Agreement” means the agreement entered into prior to the Effective Date, between the Borrower (as beneficiary) and the Guarantor (as consultant) pursuant to which the Guarantor agrees to provide to the Borrower consultancy services for the management and operation of the Borrower and the Project Facilities, subject to the terms and conditions set out therein.

“Control over Bank Accounts Agreement (Bancpost)” means the agreement regarding control over bank accounts dated 27 April 2012 entered into between the Borrower, Raiffeisen Bank International AG and Bancpost.

“Control over Bank Accounts Agreement (UniCredit)” means the agreement regarding control over bank accounts dated 27 April 2012 entered into between the Borrower, Raiffeisen Bank International AG and UniCredit.

“Current Account” means the account held and maintained by the Borrower pursuant to Clause 18.1.1(b).

“Dangerous Materials” means any element or substance (in any form) which is subject to regulatory control as being hazardous or dangerous or which is capable of causing harm or damage to the Environment.

“Debt” means, as at any date, the aggregate principal amount of all Loans outstanding on that date.

“Debt Purchase Transaction” means, in relation to a person, a transaction where such person:

(a)	purchases by way of assignment or transfer;

(b)	enters into any sub-participation in respect of; or

(c)	enters into any other agreement or arrangement having an economic effect substantially similar to a sub-participation in respect of,

any Commitment or amount outstanding under this Agreement

“Debt Service” means, in respect of any period:

(a)	the aggregate of:

(i)	the amount of Financing Costs payable (whether or not paid) during that period; and

(ii)	the Financing Principal payable (whether or not paid) during that period;

minus,

(b)	net payments (other than any termination amounts) payable (whether or not paid) to the Borrower under any Hedging Agreement during that period.

“Debt Service Reserve Account” means the account opened and maintained by the Borrower pursuant to Clause 18.4.

“Default” means an Event of Default or any event or circumstance specified as such in Clause 22.27 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination or the satisfaction of (or failure to satisfy) any condition under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

“Delegate” has the meaning given in the Subordination Agreement.

“Disposal Proceeds” means the consideration receivable by the Borrower or any Affiliate of the Borrower (including any amount receivable in repayment of intercompany debt) for any disposal permitted to be made by the Borrower or BEAH under Clause 22.10 (Disposals) after deducting any reasonable expenses incurred by the Borrower with respect to that disposal to persons who are not Affiliates and any Taxes payable directly upon that disposal (and including VAT, property tax required to be paid in accordance with the applicable law in advance for the purpose of the disposal and civil transaction tax but, for the avoidance of doubt, excluding any profit, gains or other annual or periodic tax).

“Disruption Event” means either or both of:

(a)	a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with a Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

“Distribution” means any payment by the Borrower to any other Obligor or any Affiliate of an Obligor.

“EBITDA” means, in respect of any period, the operating profit of the Borrower for that period calculated in accordance with IFRS by reference on the most recent audited financial statements of the Borrower delivered in accordance with Clause 20.1:

(a)	calculated before:

(i)	Tax;

(ii)	any finance payments, including without limitation, interest, commission, discounts, prepayment fees, premiums or charges and any fees (including fees payable to the Guarantor under the Guarantor Fee Agreement, but not exceeding an amount equal 1.5% per annum of the aggregate amount of the obligations guaranteed by the Guarantor under Clause 17 (Guarantee and indemnity) and fees payable to the Guarantor under the Consultancy Agreement not exceeding an annual aggregate amount as set out in the PricewaterhouseCoopers analysis referred to in Clause 1 of Schedule 3 (Conditions Subsequent) of the Fifth Amendment Agreement); and

(iii)	any financial income,

in each case whether paid, payable or capitalised; and

(b)	adding back amounts attributable to depreciation or amortisation of tangible and intangible fixed assets.

“Effective Date” means the date determined in accordance with Clause 2 (Effective Date) of the Fifth Amendment Agreement.

“Electronic Archive for Real Movable Security” means the Electronic Archive for Real Movable Security (Arhiva Electronica de Garantii Reale Mobiliare), as such is reflected/provided under Art. 2413 of the Romanian Civil Code.

“Elscint Guarantee Fee Agreement” means the agreement dated 13 June 2012 and entered into between the Borrower and the Guarantor, pursuant to which the Borrower has agreed to pay the Guarantor a fee of EUR 1,344,457.89.

“Environment” means humans, animals, plants and all other living organisms including the ecological systems of which they form part and the following media:

(a)	air (including, without limitation, air within natural or man-made structures, whether above or below ground);

(b)	water (including, without limitation, territorial, coastal and inland waters, water under or within land and water in drains and sewers); and

(c)	land (including, without limitation, land under water).

“Environmental Authorisation” means all consents, licences and authorisations necessary or, as determined by the Agent (acting reasonably) in accordance with prudent commercial practice, advisable under Environmental Law for the operation of the Project.

“Environmental Claim” means any claim, proceeding, formal notice or investigation by any person in respect of any Environmental Law.

“Environmental Law” means any applicable law or regulation which relates to:

(a)	the pollution or protection of the Environment;

(b)	the conditions of the workplace; or

(c)	the generation, handling, storage, use, release or spillage of any substance which, alone or in combination with any other, is capable of causing harm to the Environment, including, without limitation, any waste.

“EURIBOR” means, in relation to any Loan or Unpaid Sum, the applicable Screen Rate;

(a)	as of the Specified Time for euro and for a period equal in length to the Interest Period of that Loan; or

(b)	as otherwise determined pursuant to Clause 10.1 (Unavailability of Screen Rate)

and if, in either case, that rate is less than zero, EURIBOR shall be deemed to be zero

“Euros” or € means the lawful currency of the time being of the European Community.

“Event of Default” means any event or circumstance specified as such in Clause 23(Events of Default).

“Excess Cash” means for each Financial Year for which it is being calculated:

(a)	the aggregate of:

(i)	EBITDA of the Borrower for that Financial Year (determined by reference to most recent audited financial statements delivered pursuant to Clause 20.1.1(a) (Financial statements));

(ii)	subject to the prior consent to the Agent and to the extent not included in paragraph (a) above, the amount of any other income paid to the Borrower during that Financial Year; and

(iii)	the amount of any Disposal Proceeds paid to the Borrower during that Financial Year;

minus,

(b)	the aggregate of the following, as incurred and payable by the Borrower during that Financial Year (whether paid or not):

(i)	actual FF&E costs (in an amount not exceeding the FF&E Reserve and excluding any amounts standing to the credit of the FF&E Reserve Account);

(ii)	income Taxes;

(iii)	Debt Service;

(iv)	any actual Capital Expenditure;

(v)	the amount of any loan or credit made available to Romextur in accordance with Clause 22.14.2; and

(vi)	any amount prepaid in accordance with Clause 7 (Prepayment and Cancellation).

“Facility” means Facility A, Facility B or Facility C.

“Facility A” means the term loan facility made available under this Agreement as described in Clause 2.1.3.

“Facility A Commitment” means in relation to a Lender, the amount set opposite its name under the heading “Facility A Commitment” in Part II of Schedule 1 (Lenders) and the amount of any other Commitment transferred to it under this Agreement, to the extent not cancelled, increased, reduced or transferred by it as permitted under this Agreement.

“Facility A Loan” means a loan made or to be made under Facility A or the principal amount outstanding for the time being of that loan.

“Facility B” means the term loan facility made available under the Original Facilities Agreement as Facility B.

“Facility B Commitment” means in relation to a Lender, the amount set opposite its name under the heading “Facility B Commitment” in Part II of Schedule 1 (Lenders) and the amount of any other Commitment transferred to it under this Agreement, to the extent not cancelled, increased, reduced or transferred by it as permitted under this Agreement.

“Facility B Loan” means the loan made under Facility B or the principal amount outstanding for the time being of that loan.

“Facility C” means the term loan facility made available under this Agreement as described in Clause 2.1.3(c).

“Facility C Commitment” means in relation to a Lender, the amount set opposite its name under the heading “Facility C Commitment” in Part II of Schedule 1 (Original Lenders) and the amount of any other Commitment transferred to it under this Agreement, to the extent not cancelled, increased, reduced or transferred by it as permitted under this Agreement.

“Facility C Loan” means a loan made or to be made under Facility C or the principal amount outstanding for the time being of that loan.

“Facility Office” means the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement.

“FATCA” means:

(a)	sections 1471 to 1474 of the Code or any associated regulations;

(b)	any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)	any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

“FATCA Application Date” means:

(a)	in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014;

(b)	in relation to a “withholdable payment” described in section 1473(1)(A)(ii) of the Code (which relates to “gross proceeds” from the disposition of property of a type that can produce interest from sources within the US), 1 January 2019; or

(c)	in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraphs (a) or (b) above, 1 January 2019,

or, in each case, such other date from which such payment may become subject to a deduction or withholding required by FATCA as a result of any change in FATCA after the date of this Agreement.

“FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA.

“FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction.

“FATCA FFI” means a foreign financial institution as defined in section 1471(d)(4) of the Code which, if any Finance Party is not a FATCA Exempt Party, could be required to make a FATCA Deduction.

“FF&E” means all furniture, furnishings, wall coverings, fixtures, equipment, and systems located at, or used in connection with the Project Facilities and owned by the Borrower, together with all replacements and additions, including: all guestrooms and public area furniture and equipment; all equipment and systems required for the operation of kitchens, bars, laundry and dry cleaning facilities; office equipment, dining room wagons, material handling equipment, cleaning and engineering equipment, telephone systems, computer hardware and vehicles.

“FF&E Reserve” means five per cent. of the Total Revenues of the Hotel (each such term as defined in the Management Agreement) reserved towards FF&E costs pursuant to the Management Agreement.

“FF&E Reserve Accounts” means the account (and any renewal or redesignation thereof) of the Borrower, with account number RO28RZBR0000060013815405 denominated in Romanian Lei, RO25 RZBR0000060018235361 and any such other accounts, into which the FF&E Reserve shall be deposited, as required under the Management Agreement.

“Fifth Amendment Agreement” means the fifth amendment agreement to the Original Facilities Agreement entered into between the parties to the Original Facilities Agreement, on 9 March 2016, and pursuant to which the Parties agreed to amend, supplement and restate the Original Facilities Agreement on the terms and conditions set out in this Agreement.

“Final Maturity Date” means 31 December 2020.

“Finance Documents” means:

(a)	this Agreement;

(b)	the Subordination Agreement;

(c)	subject to Clause 31.11 (Application of certain provisions to Hedging Agreements), the Hedging Agreements;

(d)	the Transaction Security Documents;

(e)	each Utilisation Request; and

(f)	any other document designated as such by the Agent and the Borrower (acting together).

“Finance Party” means the Agent, the Security Agent, a Hedge Counterparty or a Lender.

“Financial Indebtedness” means any indebtedness for or in respect of:

(a)	moneys borrowed;

(b)	any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

(c)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)	the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with Applicable Accounting Principles, be treated as a finance or capital lease;

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)	any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

(g)	any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that derivative transaction, that amount) shall be taken into account);

(h)	any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

(i)	the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (h) above.

“Financial Year” means the annual accounting period for each Obligor ending on 31 December each year.

“Financing Costs” means, in respect of a period, the aggregate of:

(a)	amounts in the nature of interest paid or payable in that period under this Agreement in respect of the Loans (including default interest and any sums payable under Clauses 10.3 (Market disruption), 12.2 (Payment increases) and 13 (Increased costs));

(b)	all fees, commissions and charges paid or payable in that period by the Borrower under this Agreement in respect of the Loans; and

(c)	amounts paid or payable by the Borrower under any Hedging Agreement in that period other than any termination payments.

“Financing Principal” means, in respect of any period, scheduled payments of principal paid or payable under this Agreement in respect of the Loans, but excluding the balance of the principal amount due and payable on the Final Maturity Date and any amounts prepaid (or required to be prepaid) in accordance with Clause 7 (Prepayment and cancellation).

“Force Majeure Event” means an event of force majeure (however described) as defined in or contemplated by any Project Document.

“Forecast” means the five-year forecast prepared (and amended from time to time) by the Borrower and delivered to the Agent as required by Clause 20.9.2 and otherwise in from and substance as set out in Schedule 10 (Form of Forecast).

“GAAP” means generally accepted accounting principles in Romania.

“Good Industry Practice” means the exercise of that degree of skill, diligence, prudence, foresight and operating practice which would reasonably and ordinarily be expected from a skilled and experienced operator engaged in the same type of undertaking as the relevant Obligor under the same or similar circumstances.

“Gross Revenues” means, in relation to a period, without double counting, all moneys received (or, as applicable, projected to be received) by or on behalf of the Borrower or Romextur in that period including of a revenue or income nature:

(a)	under a Project Document;

(b)	under the Insurances, in respect of delay in start-up or loss of revenue;

(c)	as a refund of Tax (including VAT receipts); and

(d)	as interest and income earned on the Accounts.

which shall include the Total Revenue of the Hotel (as defined in the Management Agreement), but excluding Compensation and amounts received or receivable (as applicable) under any Hedging Agreement.

“Guarantee Fee Agreement” means the agreement entered into prior to the Effective Date, between the Borrower (as payor) and the Guarantor (as payee) pursuant to which the Borrower agrees to pay to the Guarantor a fee for the guarantee provided by the Guarantor in favour of the Finance Parties under, and in connection with, this Agreement.

“Guaranteed Obligations” has the meaning given to it in Clause 17 (Guarantee and indemnity).

“Hedging Agreement” means each interest rate hedging agreement between the Borrower and the Hedge Counterparty constituted by a framework agreement, the schedule thereto (or any similar agreement), any transaction entered into and the related confirmation thereunder, each entered into in accordance with Clause 22.25 (Hedging).

“Hedging Real Estate Mortgage” means each of:

(a)	the agreement creating a real estate mortgage relating to the Project Facilities and future property to be made between the Borrower and the Hedge Counterparties for the purpose of securing the liabilities of the Obligors arising under the Hedging Agreements, ranking behind the real estate mortgage created pursuant to the Borrower Mortgage Agreement; and

(b)	the agreement creating a real estate mortgage relating to the Project Facilities and future property to be made between Romextur and the Hedge Counterparties for the purpose of securing the liabilities of the Obligors arising under the Hedging Agreements, ranking behind the real estate mortgage created pursuant to the Romextur Mortgage Agreement.

“Hedging Shares Mortgage” means each of:

(a)	the agreement creating a movable mortgage over the shares held by BEAH in the Borrower, to be made between BEAH, the Borrower and the Hedge Counterparties for the purpose of securing the liabilities of the Borrower arising under the Hedging Agreements, ranking behind the moveable mortgage created pursuant to the Shares Security Agreement (Borrower); and

(b)	the agreement creating a movable mortgage over the shares held by the Borrower in Romextur, to be made between the Borrower, Romextur and the Hedge Counterparties for the purpose of securing the liabilities of the Borrower arising under the Hedging Agreements, ranking behind the moveable mortgage created pursuant to the Shares Security Agreement (Borrower).

“Holding Company” means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

“IFRS” means international accounting standards within the meaning of the IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.

“Initial Valuation” means the Valuation prepared as at a date no earlier than 31 October 2015 and provided to the Agent pursuant to Part I (Conditions Precedent to Effective Date) of Schedule 2 (Conditions Precedent) to Fifth Amendment Agreement.

“Insurance” means the contracts and policies of insurance taken out on behalf of the Borrower and/or Romextur in accordance with Clause 22.19 (Insurance) and Schedule 8 (Insurance) and or (to the extent of its interest) in which the Borrower or Romextur has an interest.

“Insurance Proceeds” means all proceeds of Insurance payable to and received by the Borrower or Romextur.

“Intellectual Property” means:

(a)	any patents, trade marks, service marks, designs, business names, copyrights, database rights, design rights, domain names, moral rights, inventions, confidential information, knowhow and other intellectual property rights and interests (which may now or in the future subsist), whether registered or unregistered; and

(b)	the benefit of all applications and rights to use such assets of each Obligor (which may now or in the future subsist).

“Interest Payment Date” means:

(c)	31 March, 30 June, 30 September and 31 December in each year; and

(d)	the Final Maturity Date

provided that if any Interest Payment Date is not a Business Day, the Interest Payment Date will be the next Business Day in that month (if there is one), or if there is no such Business Day in that month, the immediately preceding Business Day.

“Interest Period” means, in relation to a Loan, each three-Month period as specified in Clause 9.1 (Length of Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 8.3 (Default interest).

“Interpolated Screen Rate” means, in relation to any Loan or Unpaid Sum, the rate (rounded to the same number of decimal places as the two relevant Screen Rates) which results from interpolating on a linear basis between:

(a)	the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of that Loan or Unpaid Sum; and

(b)	the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of that Loan or Unpaid Sum,

each as of the Specified Time for the currency of that Loan or Unpaid Sum.

“Land Book” means the real estate registry and immovable property publicity office organised and operating in accordance with Law No. 7/1996 of Romania on the real estate registry and the immovable property publicity, as further amended and supplemented.

“Lease Agreements” means each lease agreement entered into between the Borrower or Romextur and a tenant of the prime commercial area in the Hospitality Complex.

“Legal Opinion” means any legal opinion delivered to the Agent under Clause 4.1 (Initial conditions precedent).

“Legal Reservations” means:

(a)	the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors (or as the case may be) secured creditors;

(b)	the time barring of claims under the Limitation Acts and any other analogous legislation in a Relevant Jurisdiction, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of stamp duty under applicable law may be void and defences of set-off or counterclaim;

(c)	similar principles, rights and defences under the laws of any Relevant Jurisdiction; and

(d)	any other matters which are set out as qualifications or reservations as to matters of law of general application in the Legal Opinions.

Lender” means:

(a)	any Original Lender; and

(b)	any other person which has become a Lender in accordance with Clause 24 (Changes to the Lenders and Hedge Counterparties),

which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

“Limitation Acts” means the Limitation Act 1980 and the Foreign Limitation Periods Act 1984.

“Loan” means the Facility A Loan, the Facility B Loan or the Facility C Loan, together, the Loans.

“Loan to Value Ratio” means, on any relevant date, the Loans outstanding on that date as a percentage of the aggregate market value of the Project Facilities on that date (determined in accordance with the most recent Valuation of the Project Facilities at that time).

“LMA” means the Loan Market Association.

“Major Project Parties” means:

(a)	each Obligor;

(b)	the Manager; and

(c)	each tenant under a Material Lease Agreement.

“Majority Lenders” means a Lender or Lenders whose Commitments aggregate more than 66 2/3 per cent. of the Total Commitments or, if the Total Commitments have been reduced to zero, aggregated more than 66 2/3 per cent. of the Total Commitments immediately prior to the reduction.

“Management Agreement” means each of:

(a)	the agreement dated 26 November 2010, as amended on 1 January 2011, and further amended on 22 December 2014, between the Manager and the Borrower; and

(b)	the New Park Inn Management Agreement.

“Manager” means Rezidor Hotels ApS Danmark, a company incorporated in Denmark whose registered office is located at Rezidor Corporate Accounting, Amager Strandvej 60-64, 3rd Floor, DK-2300, Copenhagen 5, Denmark and which is registered under registration number CVR 73337712.

“Manager’s Side Letter” means the letter dated 22 December 2014 from the Manager to the Borrower relating to, inter alia, the Manager’s implementation of operational synergies.

“Margin” means 3.75 per cent per annum.

“Material Adverse Effect” means a material adverse effect on:

(a)	the Project, the business, operations, assets or condition (financial or otherwise) of any of the Obligors (other than the Guarantor);

(b)	the ability of any Obligor (other than the Guarantor) to perform its obligations under any Finance Document;

(c)	the ability of the Guarantor to perform its obligations under Clause 17 (Guarantee and indemnity);

(d)	the ability of the Manager to perform its obligations under the Management Agreement where the consequence of that effect is material to the interests of the Finance Parties; or

(e)	the validity or enforceability of any Finance Document or the Management Agreement.

“Material Authorisation” means the Authorisations set out in Schedule 2 (Material Authorisations) and any other Authorisations required by the Agent (acting reasonably) in accordance with prudent commercial practice at the time as notified to the Borrower from time to time.

“Material Lease Agreement” means:

(a)	each of the following (as amended from time to time):

(i)	the Lease Agreement dated 2 April 2004 entered into between the Borrower and World Class Romania S.A.;

(ii)	the Lease Agreement dated 19 October 2006 entered into between the Borrower and General Real Estate S.R.L. with respect to the Platinum Casino facility;

(iii)	the Lease Agreement dated 5 July 2011 entered into between the Borrower and The Luxury Division S.R.L. (previously Dream Homes Residence S.R.L.), as further amended in December 2011 and on 1 March 2012;; and

(iv)	the Lease Agreement dated 14 June 2011 and entered into between the Borrower and Romextur, pursuant to which the Borrower leases from Romextur, the Romextur Building; and

(b)	any other Lease Agreement entered into following the Effective Date, with an annual aggregate rental income of EUR 150,000 (or its equivalent in any other currency) or more.

“Member State” means a member state of the European Community.

“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)	(subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c)	if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

The above rules (a) to (c) will only apply to the last Month of any period.

“Mortgage Agreements” means:

(a)	the mortgage relating to the Project Facilities and future property dated 21 September 2011 between the Borrower and Raiffeisen Bank International AG; and

(b)	the mortgage relating to the Project Facilities and future property dated 21 September 2011 between Romextur and Raiffeisen Bank International AG.

“Mortgage over Bank Accounts” means the mortgage over bank accounts agreement dated 27 April 2012 between the Borrower and Raiffeisen Bank International AG.

“Net Operational Profit” means, for any period for which it is being calculated, the net operating profit of the Borrower for that period calculated in accordance with the Uniform System of Accounts for the Lodging Industry.

“New Park Inn Management Agreement” means the international management agreement dated 22 December 2014 between the Manager and the Borrower.

“Obligor” means the Borrower, the Guarantor, BEAH and Romextur.

“Obligors’ Agent” means the Borrower, appointed to act on behalf of each Obligor in relation to the Finance Documents pursuant to Clause 2.2 (Obligors’ Agent).

“Original Facilities Agreement” means the EUR 71,500,000 facilities agreement entered between the Obligors and Raiffeisen Bank International AG dated 16 September 2011, amended on 27 September 2011, on 26 March 2012, on 18 September 2014 and on 5 May 2015.

“Original Financial Statements” means:

(a)	in relation to the Borrower:

(i)	its audited financial statements (including all additional information and notes to the accounts) together with the relevant directors’ report and auditors’ report for the Financial Year ended 2015;

(ii)	its financial statements for the six Month period ending 30 June 2015;

(b)	in relation to the Guarantor, its audited financial statements (including all additional information and notes to the accounts) together with the relevant directors’ report and auditors’ report for its Financial Year ended 2015;

(c)	in relation to BEAH, its financial statements (including all additional information and notes to the accounts) for its Financial Year ended 2015; and

(d)	in relation to Romextur, its audited financial statements (including all additional information and notes to the accounts) together with the relevant documents prepared in accordance with applicable legislation for its Financial Year ended 2015.

“Overseas Obligor” means any Obligor to the extent that it is an overseas company within the meaning of section 1044 of the Companies Act 2006.

“Participating Member State” means any Member State that adopts or has adopted the Euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union.

“Perfection Requirements” means:

(a)	authentication by a public notary (autentificarea de catre notarul public) of a Mortgage Agreement;

(b)	registration of the particulars of:

(i)	each Romanian Security Document in the Electronic Archive for Real Movable Security;

(ii)	the Mortgage Agreement provided by the Borrower in the Land Book;

(iii)	the Mortgage Agreement provided by Romextur in the Land Book;

(iv)	the Shares Security Agreement (Borrower) in the Borrower’s shareholders’ register; and

(v)	the Shares Security Agreement (Romextur) in the shareholders’ register of Romextur; and

(c)	the creation of control over bank accounts as contemplated under the Mortgage over Bank Accounts.

“Permitted Security” means:

(a)	the Transaction Security;

(b)	any netting agreement or arrangement arising under any Hedging Agreement;

(c)	any lien arising by operation of law and in the ordinary course of day-to-day trading and not arising as a result of a default or omission on the part of the Borrower or Romextur;

(d)	any Security arising of title retention provisions in a supplier’s standard conditions for supply of goods acquired by the Borrower or Romextur in ordinary course of day-to-day trading, where the aggregate value of good subject to such Security does not exceed EUR 200,000 at any time; and

(e)	any other Security to which the Agent (acting on the instructions of the Lenders) has given its prior written consent.

“Project” means the operation, maintenance, repair and refurbishment of the Project Facilities.

“Project Documents” means:

(a)	each Management Agreement;

(b)	the BEAHF Loan Agreement;

(c)	the Manager’s Side Letter;

(d)	the Material Lease Agreements;

(e)	the BUTU Framework Loan Agreement;

(f)	the Consultancy Agreement;

(g)	the Guarantee Fee Agreement;

(h)	the services agreement dated 15 October 2007 (as amended on 1 May 2008) between B.E.A. Hotels Eastern Europe (Romania) S.R.L. and the Borrower; and

(i)	any other document designated as such by the Agent and the Borrower.

“Project Facilities” means all the land, property, fixtures and assets owned by the Borrower and Romextur, as applicable comprising:

(a)	the Radisson Blu Hotel, Bucharest with 424 rooms and approximately 48,000 square metres total floor area (with a five-star accreditation as at the date of this Agreement), together with the Elite Apartments with 62 rooms;;

(b)	the Apart Hotel (formerly known as the Centreville Apart Hotel), with 68 rooms:

(c)	the Park Inn Hotel & Residence with 210 rooms; and

(d)	prime commercial areas within the “Hospitality Complex” of approximately 7,256 square metres total floor area including the Romextur Building,

with a total floor area of approximately 84,500 square metres and located on a land plot comprising 15,778.02 square metres, and in each case, as more particularly described in schedule 2 to each Mortgage Agreement, the entire project facilities being known as the “Hospitality Complex” in District 1, Bucharest, Romania, currently managed by the Manager under the Management Agreements.

“Projected Calculation Period” means in respect of any Calculation Date, the period of 12 Months starting on that Calculation Date.

“Projected Debt Service” means, in respect of any Projected Calculation Period, the amount of Debt Service scheduled to be paid during that period, and where EURIBOR is to be determined for these purposes:

(a)	in relation to any hedged amount, the hedged rate applicable to such amount shall be taken into account; and

(b)	in relation to any unhedged amount, three month EURIBOR shall be taken into account.

“Projected Debt Service Cover Ratio” means, as at any date, the ratio of Projected EBITDA to Projected Debt Service at that date.

“Projected EBITDA” means, in respect of any Projected Calculation Period, the expected EBITDA of the Borrower during that period, calculated using the then most recently approved Forecast.

“Projected Yield on Debt” means, at as at any date, the ratio of Projected EBITDA to Debt at that date.

“Qualifying Lender” means a Lender which is treated as a resident of a jurisdiction having a double taxation agreement with Romania which makes provision for full exemption from tax imposed by Romania on interest.

“Quarter Period” means each three-Month period ending on 31 March, 30 June, 30 September and 31 December in each year.

“Quotation Day” means, in relation to any period for which an interest rate is to be determined, two TARGET Days before the first day of that period unless market practice differs in the Relevant Interbank Market in which case the Quotation Day will be determined by the Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).

“Receiver” means a receiver or receiver and manager or administrative receiver (or equivalent officer in the Relevant Jurisdiction) of the whole or any part of the Secured Property.

“Reference Bank Rate” means the arithmetic mean of the rates (rounded up to the next 1/16) as supplied to the Agent at its request by three leading banks in the European interbank market as the rate at which the relevant leading bank could borrow euro in the European interbank market for the relevant period, were it to do so by asking for and then accepting interbank offers for deposits in reasonable market size in euro and for that period.

“Related Fund” in relation to a fund (the “first fund”), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or adviser is an Affiliate of the investment manager or investment adviser of the first fund.

“Relevant Interbank Market” means the European interbank market.

“Relevant Jurisdiction” means, in relation to an Obligor:

(a)	its jurisdiction of incorporation;

(b)	any jurisdiction where any asset subject to or intended to be subject to the Transaction Security to be created by it is situated;

(c)	any jurisdiction where it conducts its business; and

(d)	the jurisdiction whose laws govern the perfection of any Security created under or pursuant to any of the Transaction Security Documents entered into by it.

“Repeating Representations” means, save as provided in Clause 19.35 (Repetition), each of the representations set out in Clause 19.1 (Status) to Clause 19.33 (Registration of UK establishment by Overseas Obligor).

“Replaceable Document” means any agreement to which a Replaceable Party is a party, as approved by the Agent (provided that each Replaceable Document as at the date of this Agreement shall be deemed as approved by the Agent).

“Replaceable Party” means any Major Project Party which is not an Obligor.

“Report on Title” means the due diligence report on property rights referred to in the Original Facilities Agreement.

“Representative” means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

“Romanian Civil Code” means the Civil Code of Romania, being Law no. 287/2009 regarding the Civil Code, republished, together with Law no. 71/2011.

“Romanian Lei” means the lawful currency for the time being of Romania.

“Romanian Security Documents” means each Mortgage Agreement, each Security Agreement over Receivables and Insurance Policies, the Shares Security Agreement (Borrower), the Shares Security Agreement (Romextur), each Security Agreement over Accounts, the Mortgage over Bank Accounts, together with the Control over Bank Accounts Agreement (UniCredit), the Control over Bank Accounts Agreement (BancPost) and each Security Agreement over Movables.

“Romextur Building” means the building located in Bucharest, 4 Luterana str., 1st District, having a total surface of 679.93 square metres, registered with land book no. 49670 kept by the Bucharest Cadastre and Real Estate Publicity Office (Oficiul de Cadastru si Publicitate Imobiliara Bucuresti) and consisting of mezzanine of 311.73 square metres (cadastral number 9291 M;1), ground-floor of 329.10 square metres (cadastral no. 9291/0;1) and basement of 39.10 square metres (cadastral no. 9291/-1;1).

“Romextur UniCredit Accounts” means the following accounts in the name of Romextur held with UniCredit and numbered: RO 82 BACX 0000000 48091 0000 denominated in Romanian Lei; and RO 55 BACX 0000000 48091 0001 denominated in Euros.

“Screen Rate” means the percentage rate (rounded up to the next 1/16) per annum for euro administered by the Banking Federation of the European Union (or another person which takes over the administration of that rate for the relevant period, displayed on the appropriate page of the Reuters screen. If the agreed page is replaced or service ceases to be available, the Agent may specify another page or service displaying the appropriate rate after consultation with the Borrower and the Lenders.

“Secured Liabilities” means all present and future obligations and liabilities (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) of each Obligor to any Secured Party under any Finance Document.

“Secured Party” means a Finance Party, a Receiver or a Delegate.

“Secured Property” means all assets of the Obligors which from time to time are, or are expressed to be, the subject of the Transaction Security.

“Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Security Agreements over Accounts” means:

(a)	the security agreement over each Account (excluding the Current Account, Amex Accounts, the Treasury Account and the UniCredit Accounts) opened in the name of Borrower, dated 16 September 2011 and made between the Borrower and Raiffeisen Bank International AG; and

(b)	the security agreement over each Account opened in the name of Romextur, dated 16 September 2011 and made between Romextur and Raiffeisen Bank International AG.

“Security Agreements over Movables” means:

(a)	the security agreement over certain movable assets of the Borrower, dated 16 September 2011 and made between the Borrower and Raiffeisen Bank International AG; and

(b)	the security agreement over certain movable assets of Romextur, dated 16 September 2011 and made between Romextur and Raiffeisen Bank International AG.

“Security Agreements over Receivables and Insurance Policies” means:

(a)	the security agreement over the Borrower’s receivables (rent, payments under the Management Agreement and other contracts, among others) and Insurance policies, dated 16 September 2011 and made between the Borrower and Raiffeisen Bank International AG; and

(b)	the security agreement over Romextur’s receivables (rent and other contracts, among others) and Insurance policies, dated 16 September 2011 and made between Romextur and Raiffeisen Bank International AG.

“Security Period” means the period starting on the date of this Agreement and ending on the date on which the Agent (acting reasonably) is satisfied that all of the liabilities of the Obligors under each Finance Document are irrevocably discharged in full (provided that the Agent shall in making such determination take into account: (i) whether insolvency proceedings have been commenced and are continuing, or are threatened; and (ii) the applicable periods during which any payments made by the Obligors in respect of such liabilities can be clawed back under applicable insolvency law) and the Lenders have no commitment or liability, whether present or future, actual or contingent, in relation to the Facilities.

“Shares Security Agreement (Borrower) means the security agreement over the shares in the Borrower owned by BEAH, dated 16 September 2011 and made between BEAH and Raiffeisen Bank International AG.

“Shares Security Agreement (Romextur)” means the security agreement over the shares in Romextur owned by the Borrower, dated 16 September 2011 and made between the Borrower and Raiffeisen Bank International AG.

“Specified Time” means a time determined in accordance with Schedule 9 (Timetables).

“Sponsor Affiliate” means each of the Guarantor’s Affiliates, any trust of which it or any of its Affiliates is a trustee, any partnership of which it or any of its Affiliates is a partner and any trust, fund or other entity which it (or any Affiliate) manages, or is under its (or any of its Affiliate’s) control.

“Subordination Agreement” means the subordination agreement entered or to be entered into between, among others, the Agent, the Security Agent, the Obligors and BEAHF.

“Subsidiary” means, in relation to a person, any other person:

(a)	which is controlled, directly or indirectly, by the first named person;

(b)	more than half the issued share capital of which is beneficially owned, directly or indirectly, by the first named person; or

(c)	which is a Subsidiary of another Subsidiary of the first named person.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilises a single shared platform and which was launched on 19 November 2007.

“TARGET Day” means any day on which TARGET2 is open for the settlement of payments in Euro.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Title Insurance Policy” means the single risk indemnity policy number RLIP/7200/117961 issued on 21 September 2011 by Stewart Title Ltd.

“Total Commitments” means the aggregate of the Commitments being €97,000,000 at the date of this Agreement.

“Total Facility A Commitments” means the aggregate of the Facility A Commitments being €76,000,000.

“Total Facility B Commitments” means the aggregate of the Facility B Commitments being €9,000,000.

“Total Facility C Commitments” means the aggregate of the Facility C Commitments being €12,000,000.

“Transaction Documents” means the Finance Documents and the Project Documents.

“Transaction Security” means the Security created or expressed to be created in favour of the Finance Parties pursuant to the Transaction Security Documents.

“Transaction Security Documents” means:

(a)	the Austrian Account Pledge Agreement;

(b)	each Mortgage Agreement;

(c)	the Mortgage over Bank Accounts;

(d)	each Security Agreement over Accounts;

(e)	each Security Agreement over Receivables and Insurance Policies;

(f)	each Security Agreement over Movables;

(g)	the Shares Security Agreement (Borrower);

(h)	the Shares Security Agreement (Romextur);

(i)	each Hedging Real Estate Mortgage;

(j)	each Hedging Share Mortgage;

(k)	any other document creating, evidencing or granting Security in favour of the Finance Parties in respect of the liabilities of the Obligors to the Finance Parties under or pursuant to the Finance Documents, each in form and substance satisfactory to the Agent (acting reasonably);

(l)	all documents executed pursuant to any of the foregoing including notices and acknowledgements in respect of the Security created by each Mortgage Agreement, each Security Agreement over Receivables and Insurance Policies, the Shares Security Agreement (Borrower), each Security Agreement over Accounts, the Shares Security Agreement (Romextur) or each Security Agreement over Movables; and

(m)	any other document designated as such by the Agent and the Borrower (acting together).

“Transfer Certificate” means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Agent and the Borrower.

“Transfer Date” means, in relation to an assignment or a transfer, the later of:

(a)	the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and

(b)	the date on which the Agent executes the relevant Assignment Agreement or Transfer Certificate.

“Treasury Account” means the account in the name of the Borrower referred to at Clause 18.1.2(c) held with the Treasury of the Government of Romania with account number 5069XXX000470 and denominated in Romanian Lei.

“Treasury Account Proceeds” means any payments or receipts into the Treasury Account received by the Borrower in connection with the Project Facilities.

“Treasury Transaction” means any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price.

“UniCredit Accounts” means the following accounts in the name of the Borrower held with UniCredit Bank SA and numbered: 3001545000, 0030 0154 5010 and RO55 BACX 0000 0030 0154 5017 denominated in US Dollars; 3001545001, 0030 0154 5005 and RO12 BACX 0000 0030 0154 5015 denominated in Romanian Lei; and 3001545002, 0030 0154 5009 and RO82 BACX 0000 0030 0154 5016 denominated in Euros.

“Uniform System” has the meaning given in Clause 20.8.1.

“Unpaid Sum” means any sum due and payable but unpaid by an Obligor under the Finance Documents (other than any Hedging Agreement).

“US” means the United States of America.

“US Dollars” means the lawful currency of the time being of the US.

“US Tax Obligor” means any Obligor:

(a)	which is or becomes resident for tax purposes in the US; or

(b)	some or all of whose payments under the Finance Documents are from sources within the US for US federal income tax purposes.

“Utilisation” means a utilisation of a Loan.

“Utilisation Date” means the date of a Utilisation, being the date on which the relevant Loan is to be made.

“Utilisation Request” means a notice substantially in the form set out in Schedule 3 (Utilisation Requests).

“Valuation” means a valuation of the Project Facilities performed by the Valuer, addressed to the Agent (on behalf of the Lenders) for purposes of this Agreement, confirming the market value of the Project Facilities on a market value basis using the DCF method as defined in the Royal Institute of Chartered Surveyors Appraisal and the Valuation Standards, or any other valuation method proposed by the Borrower and acceptable to the Lenders.

“Valuer” means Colliers International or any other internationally recognised valuer appointed by the Agent from time to time.

“VAT” means value added tax as provided for by applicable law and any other tax of a similar nature.

1.2	Construction

1.2.1	Unless a contrary indication appears, any reference in this Agreement to:

(a)	the Agent, any Finance Party, any Lender, an Account Bank, a Hedge Counterparty any Secured Party, any Obligor or any Party or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Finance Documents and, in the case of the Security Agent, any person for the time being appointed as Security Agent or Security Agents in accordance with the Finance Documents;

(b)	assets includes present and future properties, revenues and rights of every description;

(c)	disposal includes a sale, transfer, assignment, grant, lease, licence, declaration of trust or other disposal, whether voluntary or involuntary, and dispose will be construed accordingly;

(d)	a Finance Document or a Transaction Document or any other agreement or instrument is a reference to that Finance Document or Transaction Document or other agreement or instrument as amended, novated, supplemented, extended or restated or replaced from time to time;

(e)	the European interbank market is to the interbank market for the Euro operating in Participating Member States;

(f)	guarantee means (other than in Clause 17 (Guarantee and indemnity)) any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness;

(g)	indebtedness includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(h)	liabilities includes any obligation whether incurred as principal or as surety, whether or not in respect of indebtedness, whether present or future, actual or contingent and whether owed jointly or severally or in any other capacity;

(i)	a person includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership (whether or not having separate legal personality);

(j)	a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;

(k)	a time of day is a reference to Vienna time; and

(l)	a Clause or Schedule is to be construed as a reference to the relevant clause of, or schedule to, this Agreement;

1.2.2	Clause and Schedule headings are for ease of reference only.

1.2.3	Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

1.2.4	A Default (other than an Event of Default) is continuing if it has not been remedied or waived and an Event of Default is continuing if it has not been waived.

1.3	Third party rights

1.3.1	Unless expressly provided to the contrary in this Agreement a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the Third Parties Act) to enforce or to enjoy the benefit of any term of this Agreement.

1.3.2	Notwithstanding any term of any Finance Document the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

1.3.3	Any Receiver, Delegate or any person described in paragraph 27.10.2 of Clause 27.10 (Exclusion of liability) may, subject to this clause 1.3.3 and the Third Parties Act, rely on any clause of this Agreement which expressly confers rights on it.

1.4	Dutch terms

In this Agreement, where relevant to BEAH or BEAHF, a reference to:

1.4.1	conclusive evidence includes dwingend bewijs;

1.4.2	a necessary action to authorise where applicable, includes without limitation:

(a)	any action required to comply with the Works Councils Act of The Netherlands (Wet op de ondernemingsraden); and

(b)	obtaining an unconditional positive advice (advies) from the competent works council(s) if a positive advice is required pursuant to the Works Councils Act of The Netherlands (Wet op de ondernemingsraden);

1.4.3	private and commercial acts means private rechtshandelingen;

1.4.4	Dutch Civil Code means the Burgerlijk Wetboek;

1.4.5	surrender includes afstand;

1.4.6	a winding-up, administration” or dissolution includes a Dutch entity being declared bankrupt (failliet verklaard) or dissolved (ontbonden);

1.4.7	a moratorium includes surseance van betaling and a moratorium is declared or occurs includes surseance verleend;

1.4.8	any step or procedure taken in connection with insolvency proceedings includes a Dutch entity having filed a notice under article 36(2) of the Tax Collection Act of The Netherlands (Invorderingswet 1990) or article 60 of the Social Insurance Financing Act of The Netherlands (Wet Financiering Sociale Verzekeringen) in conjunction with article 36 of the Tax Collection Act of The Netherlands;

1.4.9	a trustee in bankruptcy includes a curator;

1.4.10	an administrator includes a bewindvoerder;

1.4.11	an attachment includes a beslag; and

1.4.12	a merger includes a juridische fusie.

1.5	Romanian terms

In this Agreement where it relates to a Romanian entity, a reference to:

1.5.1	a Security and a security interest, includes ipoteca, gaj, alta garantie reala, garantie reala mobiliara, garantie personala (inclusiv in forma de cautiune reala), cesiune in scop de garantie, servitute, sarcina, uz, uzufruct, privilegiu, drept de preferinta, drept de retentie, drept de prim refuz, pact de optiune, clauza de inalienabilitate;

1.5.2	a winding up, dissolution, administration, reorganisation, insolvency includes insolventa, reorganizare judiciara, faliment (as regulated by, inter alia, the Romanian Law 85/2014 regarding procedures to prevent insolvency and insolvency procedures), lichidare and dizolvare and a moratorium includes a concordat preventiv;

1.5.3	unable or admits inability to pay its debts includes being in a state of insolventa within the meaning of the Romanian Law 85/2014 regarding procedures to prevent insolvency and insolvency procedures;

1.5.4	a receiver, administrator or similar officer includes judecator sindic, administrator, administrator judiciar, administrator special or lichidator;

1.5.5	constitutional documents includes contract de societate, statut, and act constitutiv;

1.5.1	financial assistance includes any act contemplated by, or falling under, article 106 of the Romanian Company Law No. 31/1990, as republished and further amended; and

1.5.2	compulsory acquisition includes expropiere, naţionalizare, confiscare, rechiziţie or any similar proceeding.

1.6	Israeli terms

In this Agreement where it relates to an Israeli entity, a reference to:

1.6.1	a winding up, dissolution, administration, reorganisation, insolvency includes the seeking of liquidation, winding-up, reorganisation, dissolution, administration, arrangement, freeze order (hakpa’at halichim), as such term is understood under the Israeli Companies Law, 1999, rehabilitation proceedings (halichei havra'ah), as such term is understood under the Israeli Companies Law, 1999, debt arrangement (hesder hov), as such term is understood under the Israeli Companies Law, 1999 and the appointment of on an authorized functionary (baal tafkid), as such term is understood under the Israeli Companies Law, 1999;

1.6.2	insolvency includes being insolvent for the purposes of either Section 257(4) or Section 258 of the Israeli Companies Ordinance (New Version) 1983;

1.6.3	a receiver, liquidator, administrator or similar officer includes kornes nechasim, mefarek, ne'eman, ba'al tafkid, moumhe and menehel meyuhad; and

1.6.4	constitutional documents includes memorandum of association and articles of association.

1.7	Any obligation by an Obligor to do any act or thing includes an obligation to ensure or procure that the act or thing is done. Any obligation by an Obligor not to do any act or thing includes an obligation not to allow the act or thing to be done.

1.8	Currency Symbols and Definitions

“EUR” and “Euro” means the single currency unit of the Participating Member States. “RON” means Romanian New Leu, the lawful currency of Romania.

2.	The Facilities

2.1	The Facilities

2.1.1	Subject to the terms of the Original Facilities Agreement, Raiffeisen Bank International AG (in its capacity as Lender) has made available to the Borrower:

(a)	a Euro non-revolving amortising loan facility, in a maximum principal amount of EUR 62,500,000, referred to in the Original Facilities Agreement as Facility A; and

(b)	a Euro non-revolving amortising loan facility, in a maximum principal amount of EUR 9,000,000, referred to in the Original Facilities Agreement as Facility B.

2.1.2	As at the Effective Date:

(a)	the aggregate amounts outstanding under the Facility A made available under the Original Facilities Agreement is equal to EUR 50,812,500 (the “Facility A Outstanding Amount”); and

(b)	the aggregate amounts outstanding under the Facility B made available under the Original Facilities Agreement is equal to EUR 9,000,000 (the “Facility B Outstanding Amount”).

2.1.3	Subject to the terms of this Agreement:

(a)	the Facility A Outstanding Amount continues to be outstanding under the terms of this Agreement, and, for the avoidance of doubt, cannot be re-borrowed;

(b)	the Facility B Outstanding Amount continues to be outstanding under the terms of this Agreement, and, for the avoidance of doubt, cannot be re-borrowed;

(c)	the Lenders agree to increase the amounts made available under Facility A by an amount not exceeding EUR 25,187,500, being the balance between (i) the Total Facility A Commitments and (ii) the aggregate of the Facility A Outstanding Amount and the Facility B Outstanding Amount; and

(d)	the Lenders make available to the Borrower a Euro non-revolving amortising loan facility in an aggregate amount equal to the Total Facility C Commitments.

2.1.4	The Total Commitments shall not exceed at any time an amount equal to the lower of:

(a)	€97,000,000; and

(b)	60 per cent of the market value of the Project Facilities, as set out in the most recent Valuation.

2.2	Finance Parties’ rights and obligations

2.2.1	The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

2.2.2	The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor is a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with paragraph 2.2.3 below. The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of a Loan or any other amount owed by an Obligor which relates to a Finance Party’s participation in a Facility or its role under a Finance Document (including any such amount payable to the Agent on its behalf) is a debt owing to that Finance Party by that Obligor.

2.2.3	A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents but none of the Finance Parties shall have any independent right:

(a)	to enforce its rights under Clause 17 (Guarantee and Indemnity) of this Agreement and the Subordination Agreement, and shall only enforce its rights thereunder through the Agent;

(b)	to enforce any of the Security Documents, to grant any consent or release pursuant to any Security Document, or otherwise to have direct recourse to any Security created by the Security Documents, and shall only grant such consent, release or otherwise have direct recourse to such Security through the Security Agent.

2.2.4	Each Finance Party shall enforce the Transaction Security to which it is a party in such manner as the Security Agent (acting on the instructions of the Majority Lenders) shall instruct.

2.3	Obligors’ Agent

2.3.1	Without prejudice to Clause 43.2 (Service of process), each Obligor (other than the Borrower) by its execution of this Agreement appoints the Borrower to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:

(a)	the Borrower on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance Parties and to give and receive all notices, instructions and other communications (including, in the case of the Borrower, Utilisation Requests), to sign all certificates, to make such agreements and to effect the relevant amendments, supplements, variations and waivers capable of being given, made or effected by any Obligor notwithstanding that they may affect the Obligor, without further reference to or the consent of that Obligor; and

(b)	the Finance Parties to give any notice, demand or other communication to that Obligor pursuant to the Finance Documents to the Borrower,

and in each case the Obligor shall be bound as though the Obligor itself had given the notices and instructions (including any Utilisation Requests) or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication.

2.3.2	Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice, instruction (including any Utilisation Request) or other communication given or made by the Obligors’ Agent or given to the Obligors’ Agent under any Finance Document on behalf of another Obligor or in connection with any Finance Document (whether or not known to any other Obligor and whether occurring before or after such other Obligor became an Obligor under any Finance Document) shall be binding for all purposes on that Obligor as if that Obligor had expressly agreed, executed, made, given or concurred with it or received the relevant notice, demand or other communication. In the event of any conflict between any notices or other communications of the Obligors’ Agent and any other Obligor, those of the Obligors’ Agent shall prevail.

2.3.3	The respective liabilities of each of the Obligors under the Finance Documents shall not in any way be affected by:

(a)	any irregularity in any act done by the Borrower as agent for any Obligor, or by any failure of the Borrower to act;

(b)	the Borrower acting or purporting to act in any respect outside any authority conferred upon it by any Obligor; or

the failure by or inability of the Borrower to inform any Obligor of receipt by it of any notification under the Finance Documents.

3.	Purpose

3.1	Purpose

The Borrower shall apply all amounts available to be borrowed by it under Facility A and all amounts made available to it under Facility C, in the following order in or towards:

3.1.1	first, unless paid from proceeds standing to the credit of the Collection Account , in payment of costs incurred in connection with the negotiation, preparation, execution and perfection of the Finance Documents (including, without limitation, fees to the Finance Parties and fees to the legal, financial and technical advisers of the Agent and of the Borrower;

3.1.2	second, in an amount not exceeding EUR 8,000,000 in full repayment of all amounts outstanding under the BEAHF Loan Agreement, and the Borrower may procure or direct that such amounts are paid directly to the Guarantor (as lender under the BEAHF Loan Agreement);

3.1.3	third, in an amount not exceeding EUR 1,344,457 in full repayment of amounts owing by the Borrower to the Guarantor under, or pursuant to the Elscint Guarantee Fee Agreement; and

3.1.4	the balance, in making loans to BEAHF pursuant to the terms of the BUTU Framework Loan Agreement.

3.2	Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.	Conditions of Utilisation

4.1	Initial conditions precedent

The Borrower may not deliver:

4.1.1	any Utilisation Request unless the Effective Date has occurred in accordance with the Fifth Amendment Agreement; and

4.1.2	a Utilisation Request for a Facility C Loan, unless the Agent has received all of the documents and other evidence listed Part II of Schedule 2 (Conditions precedent) to the Fifth Amendment Agreement, in form and substance reasonably satisfactory to it (acting on the instructions of the Lenders). The Agent shall notify the Borrower and the Lenders promptly upon being so satisfied.

4.2	Further conditions precedent

The Lenders will only be obliged to comply with Clause 5.4 (Availability of Loans) if on the date of the Utilisation Request and on the proposed Utilisation Date:

4.2.1	no Default is continuing or would result from the proposed Loan; and

4.2.2	the Repeating Representations to be made by each Obligor are true in all material respects.

4.3	Maximum number of Loans

A Borrower may not deliver a Utilisation Request if as a result of the proposed Utilisation more than one Loan would be outstanding under Facility A and more than one Loan would be outstanding under Facility C.

5.	Utilisation

5.1	Delivery of a Utilisation Request

5.1.1	The Borrower may utilise a Facility by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time.

5.1.2	The Borrower may not deliver more than one Utilisation Request in respect of each Facility.

5.2	Completion of a Utilisation Request

5.2.1	Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(a)	it specifies the purpose of the Loan;

(b)	the proposed Utilisation Date is a Business Day within the Availability Period for the relevant Facility; and

(c)	the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount).

5.2.2	Only one Loan may be requested in each Utilisation Request.

5.3	Currency and amount

5.3.1	The currency specified in a Utilisation Request must be Euros.

5.3.2	The amount of the proposed Loan must be an amount equal to the relevant Available Facility on that Utilisation Date. For the avoidance of doubt, on the Effective Date the Available Facility in respect of Facility A is EUR 25,187,500.

5.4	Availability of Loans

5.4.1	If the conditions set out in this Agreement have been met, each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office.

5.4.2	The amount of each Lender’s participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan.

5.4.3	The Agent shall notify each Lender of the amount of each Loan and the amount of its participation in that Loan by the Specified Time.

5.5	Cancellation of Commitment

5.5.1	The Facility A Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period for Facility A.

5.5.2	The Facility C Commitments which, at that time, are unutilised shall be immediately cancelled at the end of Availability Period for Facility C, and Schedule 7 (Repayment Schedule) shall be revised accordingly, so that the amount of each repayment instalment falling due after the last day of the Availability Period for Facility C shall be reduced pro rata with the amount cancelled.

6.	Repayment

6.1	Repayment of Loans

The Borrower shall repay the Loans:

6.1.1	on each Interest Payment Date beginning on 30 June 2016 in quarterly instalments, by paying on each date set out in Schedule 7 (Repayment Schedule) the amount which is set out opposite that date; and

6.1.2	the balance of the principal amount outstanding in full, on the Final Maturity Date.

6.2	Reborrowing

The Borrower may not reborrow any part of a Facility which is repaid.

6.3	Final Maturity Date

On the Final Maturity Date the Borrower shall also pay:

6.3.1	all interest, fees, commissions, costs and expenses and any other amounts outstanding under the Finance Documents;

6.3.2	any amounts due and incurred by the Borrower to the Hedge Counterparty under or in connection with any Hedging Agreement.

7.	Prepayment and cancellation

7.1	Illegality

If, in any applicable jurisdiction, it becomes unlawful for any Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan:

7.1.1	that Lender shall promptly notify the Agent upon becoming aware of that event;

7.1.2	upon the Agent notifying the Borrower, the Available Commitment of that Lender will be immediately cancelled; and

the Borrower shall repay that Lender’s participation in the Loans made to it on the last day of the Interest Period for each Loan occurring after the Agent has notified the Borrower or, if earlier, the last day of any applicable grace period permitted by law and that Lender’s corresponding Commitment shall be cancelled in the amount of the participation repaid. No prepayment fee shall be paid in respect of a prepayment under this Clause 7.1.

7.2	Voluntary cancellation

Subject to Clause 7.9 (Restrictions), the Borrower may, if it gives the Agent not less than 30 Business Days’ prior notice, cancel the whole or any part (being a minimum amount of €500,000) of the Available Facility. Any cancellation under this Clause 7.2 shall reduce the Commitments rateably. No prepayment fee shall be paid in respect of a voluntary cancellation pursuant to this Clause 7.2.

7.3	Voluntary prepayment of Loans

7.3.1	Subject to Clause 7.9 (Restrictions), the Borrower may, if it gives the Agent not less than 10 Business Days prior notice, prepay the whole or any part (being a minimum of €500,000) of the Loans on the last day of an Interest Period.

7.3.2	A Loan may only be prepaid after the last day of its Availability Period.

7.3.3	Any prepayment under this Clause 7.3 shall satisfy the obligations under Clause 6.1 (Repayment of Loans) in inverse order of maturity, starting with the last instalment referred to in Clause 6.1.2.

7.4	Change of control

7.4.1	If a Change of Control occurs, then:

(a)	the Borrower shall promptly notify the Agent upon becoming aware of that event;

(b)	no Lender shall be obliged to fund a Utilisation; and

(c)	if a Lender so requires and notifies the Agent, the Agent shall cancel the Commitment of that Lender and declare the participation of that Lender in all outstanding Loans, together with accrued interest, and all other amounts accrued under the Finance Documents immediately due and payable, whereupon the Commitment of that Lender will be cancelled and all such outstanding amounts will become immediately due and payable.

7.4.2	For the purpose of paragraph 7.4.1 above:

“Change of Control” means:

(a)	the Guarantor ceases to control the Borrower or Romextur (directly or indirectly through wholly-owned Subsidiaries);

(b)	the Guarantor ceases to own (indirectly, through wholly owned subsidiaries):

(i)	100% of the issued, voting shares of BEAH, unless:

(aa)	the Guarantor continues to own (indirectly, through wholly owned subsidiaries) 76% or more of the issued, voting shares of BEAH; and

(bb)	each Lender has carried out, and is satisfied that each new shareholder of the BEAH complies with, that Lender’s “know your customer” or similar identification procedures or checks; or

(ii)	76% of the issued, voting shares of BEAH;

(c)	BEAH ceases to own 97.85% of the shares in the Borrower; or

(d)	the Borrower ceases to own 95.30% of the shares in Romextur.

“control” of a person by another person means:

(e)	the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

(i)	cast, or control the casting of, more than one-half of the maximum number of votes that might be cast at a general meeting of that person;

(ii)	appoint or remove all, or the majority, of the directors or other equivalent officers of that person; or

(iii)	give directions with respect to the operating and financial policies of that person with which the directors or other equivalent officers of that person are obliged to comply; or

(f)	the holding of the majority economic interest in that person.

7.5	Mandatory prepayment – disposals

Each of the Borrower and BEAH shall apply all Disposal Proceeds of any disposal (other than a disposal permitted under paragraphs (a), (b), (c) or (d) of Clause 22.10 (Disposals) of:

7.5.1	all or part of the Project Facilities or, any other assets of the Borrower;

7.5.2	all or part of the shares in the Borrower; and

7.5.3	all or part of the assets of, or all or part of the shares in, Romextur,

received by it or payable to its order, in prepayment of the Loans, as contemplated by Clause 7.9 (Restrictions).

7.6	Mandatory Prepayment – breach of financial covenants

On each Interest Payment Date falling immediately after the Calculation Date on which a breach is determined to have occurred under Clauses 21.1 (Yield on Debt), 21.2 (Debt Service Cover Ratio) or 21.3 (Loan to Value), the Borrower shall prepay the Loans in such amounts as required under Clause 21.5 (Cure Rights).

7.7	Other mandatory prepayment

7.7.1	Insurance Proceeds

The Borrower shall prepay the Loans in the amount of all Insurance Proceeds promptly following a determination under to Clause 22.20.3 (Insurance Proceeds).

7.7.2	Excess Cash

Beginning on 30 June 2016 and thereafter on 30 June of each year, the Borrower shall prepay the Loans in an amount equal to 25% of the Excess Cash attributable to the previous Financial Year.

7.8	Right of repayment and cancellation in relation to a single Lender

7.8.1	If:

(a)	any sum payable to any Lender by an Obligor is required to be increased under Clause 12.2.3 (Payment Increases and Indemnities);

(b)	any Lender claims indemnification from the Borrower under Clause 12.3 (Tax indemnity) or Clause 13.1 (Increased costs); or

(c)	interest on any Loan is payable in accordance with Clause 10.3 (Market disruption),

the Borrower may, whilst the circumstance giving rise to the requirement for that increase indemnification, or interest payment continues, give the Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender’s participation in the Loans.

7.8.2	On receipt of a notice referred to in Clause 7.8.1 above, the Commitment of that Lender shall immediately be reduced to zero.

7.8.3	On the last day of each Interest Period which ends after the Borrower has given notice under Clause 7.8.1 above (or, if earlier, the date specified by the Borrower in that notice), it shall repay that Lender’s participation in that Loan.

7.9	Restrictions

7.9.1	Any notice of cancellation or prepayment given by any Party under this Clause 7 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

7.9.2	Any prepayment under this Agreement shall be made together with:

(a)	accrued interest on the amount prepaid;

(b)	any Break Costs;

(c)	amounts (if any) payable under the Hedging Agreements in connection with that prepayment; and

(d)	any prepayment fee specified in Clause 11.2 (Prepayment fee).

7.9.3	Any prepayment under this Clause 7 (other than a prepayment to a single Lender made under Clause 7.1 (Illegality), Clause 7.4 (Change of control) or Clause 7.8 (Right of repayment and cancellation in relation to a single Lender)) shall be applied in or towards prepayment of the Loans in inverse order of maturity, starting with the last instalment referred to in Clause 6.1.2.

7.9.4	The Borrower may not reborrow any part of a Facility which is prepaid.

7.9.5	The Borrower shall not repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

7.9.6	No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

7.9.7	If the Agent receives a notice under this Clause 7 it shall promptly forward a copy of that notice to any affected Lender.

7.9.8	If all or part of any Lender’s participation in a Loan is repaid or prepaid, an amount of that Lender’s Commitment (equal to the amount of the participation which is repaid or prepaid) will be deemed to be cancelled on the date of repayment or prepayment.

7.9.9	Any prepayment of a Loan (other than a prepayment to a single Lender pursuant to Clause 7.1 (Illegality), Clause 7.2 (Change of control or clause 7.8 (Right of repayment and cancellation in relation to a single Lender)) shall be applied pro rata to each Lender’s participation in that Loan.

8.	Interest

8.1	Calculation of interest

The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

8.1.1	Margin; and

8.1.2	EURIBOR.

8.2	Payment of interest

The Borrower shall pay accrued interest on each Loan on each Interest Payment Date.

8.3	Default interest

8.3.1	If an Obligor fails to pay any amount payable by it under a Finance Document (other than any Hedging Agreement) on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to Clause 8.3.2 below, is three per cent higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent(acting reasonably). Any interest accruing under this Clause 8.3 shall be immediately payable by the Obligor on demand by the Agent.

8.3.2	If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

(a)	the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(b)	the rate of interest applying to the overdue amount during that first Interest Period shall be three per cent higher than the rate which would have applied if the overdue amount had not become due.

8.3.3	Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

8.4	Notification of rates of interest

The Agent shall promptly notify each relevant Lender and each relevant Obligor of the determination of a rate of interest under this Agreement.

9.	Interest Periods

9.1	Length of Interest Periods

9.1.1	Each Loan shall have successive Interest Periods and no Interest Period shall extend beyond the Final Maturity Date.

9.1.2	Each Interest Period for a Loan shall start on its Utilisation Date (or if already made) on the last day of its preceding Interest Period and end on the next Interest Payment Date.

9.2	Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

9.3	Consolidation of Loans

If two or more Interest Periods end on the same date, those Loans will be consolidated into and treated as a single Loan on the last day of the Interest Period.

10.	Changes to the calculation of interest

10.1	Unavailability of Screen Rate

10.1.1	Interpolated Screen Rate: If no Screen Rate is available for EURIBOR for the Interest Period of a Loan or Unpaid Sum, the applicable EURIBOR shall be the Interpolated Screen Rate for a period equal in length to the Interest Period of that Loan or Unpaid Sum.

10.1.2	Reference Bank Rate: If no Screen Rate is available for EURIBOR for the Interest Period of a Loan or Unpaid Sum and it is not possible to calculate the Interpolated Screen Rate, the applicable EURIBOR shall (subject to Clause 10.2 below) be the Reference Bank Rate as of the Specified Time for a period equal in length to the Interest Period of that Loan or Unpaid Sum.

10.1.3	Cost of funds: If no Reference Bank Rate is available for the relevant Interest Period there shall be no EURIBOR for that Loan or Unpaid Sum and Clause 10.3 (Market Disruption) shall apply to that Loan or Unpaid Sum for that Interest Period.

10.2	Reference Bank Rate

10.2.1	Subject to Clause 10.2.2, if EURIBOR is to be determined on the basis of a Reference Bank Rate but a reference bank does not supply a quotation by the Specified Time, the Reference Bank Rate shall be calculated on the basis of the quotations of the remaining reference banks.

10.2.2	If at or about noon on the Quotation Day none or only one of the reference banks supplies a quotation, there shall be no Reference Bank Rate for the relevant Interest Period and Clause 10.3 (Market Disruption) shall apply.

10.3	Market disruption

10.3.1	If a Market Disruption Event occurs in relation to a Loan for any Interest Period, then the rate of interest on each Lender’s share of that Loan for the Interest Period shall be the percentage rate per annum which is the sum of:

(a)	the Margin; and

(b)	the rate notified to the Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Loan from whatever source it may reasonably select.

10.3.2	In this Agreement Market Disruption Event means:

(a)	at or about noon on the Quotation Day for the relevant Interest Period the Screen Rate is not available, it is not possible to calculate the Interpolated Screen Rate and there is no Reference Bank Rate; or

(b)	before close of business in Vienna on the Quotation Day for the relevant Interest Period, the Agent receives notifications from one or more Lenders that the cost to it or them of funding that Loan from whatever source it or they may reasonably select would be in excess of EURIBOR.

10.4	Break Costs

10.4.1	The Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by that Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum

10.4.2	Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

11.	Fees

11.1	Commitment fee

11.1.1	The Borrower shall pay to the Agent (for the account of each Lender) a fee computed at the rate of 1.50 per cent per annum on that Lender’s Available Facility for Facility A for the Availability Period applicable to Facility A. The accrued commitment fee is payable quarterly in arrear on:

(a)	the Utilisation Date of the Facility A Loan;

(b)	thereafter on each Interest Payment Date during the Facility A Availability Period; and

(c)	on the last day of the Facility A Availability Period,

and, if cancelled in full, on the cancelled amount of the Facility A Commitments at the time the cancellation is effective.

11.1.2	The Borrower shall pay to the Agent (for the account of each Lender) a fee computed at the rate of 1.50 per cent per annum on that Lender’s Available Facility for Facility C for the Availability Period applicable to Facility C. The accrued commitment fee is payable quarterly in arrear on:

(a)	the Utilisation Date of the Facility C Loan;

(b)	thereafter on each Interest Payment Date during the Facility C Availability Period; and

(c)	on the last day of the Facility C Availability Period,

and, if cancelled in full, on the cancelled amount of the Facility C Commitments at the time the cancellation is effective.

11.2	Prepayment fee

11.2.1	The Borrower shall pay to the Agent for each Lender a prepayment fee on the date of prepayment of all or any part of a Loan.

11.2.2	The amount of the prepayment fee is:

(a)	if the prepayment on or before 30 September 2017, [****] per cent. of the amount prepaid;

(b)	if the prepayment on or after 1 October 2017, but on or before 31 December 2018, [****] per cent. of the amount prepaid;

(c)	if the prepayment on or after 1 January 2019, but on or before 30 June 2020, [****] per cent. of the amount prepaid; and

(d)	thereafter, [****].

11.2.3	No prepayment fee shall be payable under this Clause 11.2 if the prepayment is made:

(a)	under Clause 7.6 (Mandatory Prepayment – breach of financial covenants);

(b)	under Clause 7.7.2 (Excess Cash);

(c)	under Clause 7.5 (Mandatory prepayment - disposals) if, and only if, the Lenders (in their discretion), elect to finance the buyer under, and in connection with the relevant Disposal; and

(d)	under Clause 7.1 (Illegality), or Clause 7.8 (Right of repayment and cancellation in relation to a single Lender).

11.3	Amendment and waiver fee

The Borrower shall pay to the Agent for the account of the Lenders an aggregate fee of EUR 5,000 for any amendment (other than a minor or technical amendment) to, or written waiver of provisions of, a Finance Document requested by it and, to the extent required by the Agent, for any consent requested by it from the Agent under or otherwise in connection with a Finance Document. Such fee shall be payable within ten Business Days as of issuance of any waiver or consent. The imposition of such a fee shall not preclude any of the Finance Parties from conditioning any amendment, waiver or consent on the payment of any additional fees.

12.	Payment Increases and Indemnities

12.1	Tax Definitions

12.1.1	In this Agreement:

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.

“Tax Payment” means either the increase in a payment made by an Obligor to a Finance Party under Clause 12.2 (Payment Increases) or a payment under Clause 12.3 (Tax indemnity).

12.1.2	Unless a contrary indication appears, in this clause 12 (Tax Gross-up and Indemnities) a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

12.1.3	This Clause 12 shall not apply to any Hedging Agreement.

12.2	Payment Increases

12.2.1	Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

12.2.2	Each Obligor shall promptly upon becoming aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender it shall notify the Borrower and that Obligor.

12.2.3	If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

12.2.4	If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction, following any increase required under Clause 12.2.3 within the time allowed and in the minimum amount required by law.

12.2.5	As soon as reasonably practicable, but no later than sixty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor, to the extent required to make any payments under the Finance Documents, who made that Tax Deduction or payment shall deliver to the Agent, with the support of the relevant Lender if required by applicable law, a valid original certificate of deduction of tax or other evidence reasonably satisfactory to the Lender that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

12.2.6	If required for an Obligor to validly claim the benefits of the applicable tax legislation and double taxation treaties (including, without limitation, the Austria-Romania double taxation treaty), upon request by the Borrower, on no more than one occasion each Financial Year and before the first date in the relevant Financial Year that a payment is to be made under the Finance Documents (or on any other occasion, if required under applicable law which may be on the first Interest Payment Date or before the first date in each year that a payment is to be made), each Lender shall provide the Borrower with a certificate of fiscal residency for the purpose of the Austria-Romania double taxation treaty then in force. Notwithstanding the failure by a Lender to deliver such a certificate, each Obligor shall remain obliged to comply with its obligations relating to payment increases under Clauses 12.2.1 to Clause 12.2.5.

12.3	Tax indemnity

12.3.1	Each Obligor shall (within three Business Days of demand by the Agent) pay to a Finance Party an amount equal to the loss, liability or cost which that Finance Party (in its absolute discretion) determines shall be or has been (directly or indirectly) suffered for or on account of Tax by that Finance Party in respect of a Finance Document.

12.3.2	Clause 12.3.1 shall not apply:

(a)	with respect to any Tax assessed on a Finance Party:

(i)	under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(ii)	under the law of the jurisdiction in which that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

(b)	to the extent a loss, liability or cost:

(i)	is compensated for by an increased payment under Clause 12.2 (Payment Increases);

(ii)	would have been compensated for an increased payment under Clause 12.2 (Payment Increases) but was not so compensated solely because it was not a Qualifying Lender; or

(iii)	relates to a FATCA Deduction required to be made by a Party.

12.3.3	A Finance Party making, or intending to make a claim under Clause 12.3.1 shall promptly notify the Agent of the event which shall give, or has given, rise to the claim, following which the Agent shall notify the Obligors.

12.3.4	A Finance Party shall, on receiving a payment from an Obligor under this Clause 12.3 (Tax indemnity), notify the Agent.

12.4	Stamp taxes

The Borrower shall pay and, within five Business Days of demand, indemnify each Secured Party and their respective officers and employees incur in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

12.5	VAT

12.5.1	All amounts which are or expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for VAT purposes for any supply of goods or services shall be deemed to be exclusive of any VAT which is chargeable on that supply. Subject to Clause 12.5.2, if VAT is chargeable on any supply made by a Finance Party to any Party under any of the Finance Documents, that Party shall pay (in addition to and at the same time as paying the consideration for the supply) an amount equal to the amount of the VAT (and the Finance Party shall promptly provide an appropriate VAT invoice to that Party).

12.5.2	Where a Finance Document requires any Party to reimburse a Finance Party for any costs or expenses, that Party shall also at the same time pay and indemnify that Finance Party against all VAT incurred by it in respect of the costs or expenses to the extent that the Finance Party reasonably determines that neither it nor any other member of the group of which it is a member for VAT purposes is entitled to credit or repayment from the relevant tax authority in respect of the VAT.

12.6	FATCA Information

12.6.1	Subject to paragraph 12.6.3 below, each Party shall, within 10 Business Days of a reasonable request by another Party:

(a)	confirm to that other Party whether it is:

(i)	a FATCA Exempt Party; or

(ii)	not a FATCA Exempt Party;

(b)	supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA; and

(c)	supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party’s compliance with any other law, regulation, or exchange of information regime.

12.6.2	If a Party confirms to another Party pursuant to paragraph 12.6.1(a) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

12.6.3	Paragraph 12.6.1 above shall not oblige any Finance Party to do anything, and paragraph 12.6.1(c) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:

(a)	any law or regulation;

(b)	any fiduciary duty; or

(c)	any duty of confidentiality.

12.6.4	If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph 12.6.1(a) or (b) above (including, for the avoidance of doubt, where paragraph 12.6.3 above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

12.7	FATCA Deduction

12.7.1	Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

12.7.2	Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify the Company and the Agent and the Agent shall notify the other Finance Parties.

13.	Increased costs

13.1	Increased costs

13.1.1	Subject to Clause 13.3 (Exceptions) the Borrower shall, within five Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of:

(a)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation (including, without limitation, the implementation or application of, or compliance with, Basel III or any law or regulation that implements or applies Basel III (including, without limitation, CRD IV), and Basel IV (whether or not having the force of law));

(b)	compliance with any law or regulation made after the date of this Agreement; or

(c)	compliance with any law or regulation relating to capital adequacy, made after the date of this Agreement.

13.1.2	In this Agreement:

“Basel III” means:

(a)	agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision on 16 December 2010, each as amended, supplemented or restated; and

(b)	the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(c)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”.

“Basel IV” means any guidelines and standards published by the Basel Committee on Banking Supervision regarding capital requirements, leverage ratio and liquidity standards applicable to banks, following Basel III.

“Increased Costs” means:

(d)	a reduction in the rate of return from a Facility or on a Finance Party (or its Affiliate’s) overall capital;

(e)	an additional or increased cost; or

(f)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

13.2	Increased cost claims

13.2.1	A Finance Party intending to make a claim pursuant to Clause 13.1 (Increased costs) shall promptly notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Borrower.

13.2.2	Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs.

13.3	Exceptions

13.3.1	Clause 13.1 (Increased costs) does not apply to the extent any Increased Cost is:

(a)	attributable to a Tax Deduction required by law to be made by an Obligor;

(b)	attributable to a FATCA Deduction required to be made by a Party;

(c)	compensated for by Clause 12.3 (Tax indemnity) (or would have been compensated for under Clause 12.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in Clause 12.3.2 (Tax indemnity) applied); or

(d)	attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation.

13.3.2	Clause 13.1 (Increased costs) does not apply to the extent the Increased Cost is incurred by a Hedge Counterparty in its capacity as such.

13.3.3	In this Clause 13.3, a reference to a “Tax Deduction” has the same meaning given to the term in Clause 12.1 (Tax Definitions).

14.	Other indemnities

14.1	Currency indemnity

14.1.1	If any sum due from an Obligor under the Finance Documents (a Sum), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the First Currency) in which that Sum is payable into another currency (the Second Currency) for the purpose of:

(a)	making or filing a claim or proof against that Obligor;

(b)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall as an independent obligation, within three Business Days of demand, indemnify each Secured Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

14.1.2	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

14.1.3	This Clause 14.1 does not apply to any sum due under a Hedging Agreement.

14.2	Project indemnities

Each of the Borrower, BEAH or Romextur shall indemnify each Secured Party on demand against any loss or expense sustained or incurred by it as a result of:

14.2.1	it incurring any liability under or pursuant to any Environmental Law or Environmental Authorisation which would not have been incurred by it if it was not party to the arrangements established under or pursuant to the Transaction Documents; or

14.2.2	any failure on the part of the Borrower, BEAH or Romextur to comply with any Environmental Authorisation or Environmental Law; or

14.2.3	any acts or omissions of any Obligor or the Manager arising out of or in connection with the obligations to be performed by or on behalf of that Obligor or the Manager pursuant to the Project Documents.

14.3	Other indemnities

14.3.1	Each Obligor shall, within five Business Days of demand, indemnify each Secured Party against any cost, loss or liability incurred by that Secured Party as a result of:

(a)	the occurrence of any Event of Default;

(b)	a failure by an Obligor to pay any amount due under a Finance Document on its due date (without double-counting);

(c)	funding, or making arrangements to fund, its participation in a Loan requested by the Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Secured Party alone);

(d)	a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by the Borrower;

(e)	the taking, holding, protection or enforcement of the Transaction Security, the exercise of any of the rights, powers, discretions and remedies vested in the Secured Parties by the Finance Documents or by law;

(f)	the exercise of any of the rights, powers, discretions and remedies vested in any Secured Party by the Finance Documents or by law; and

(g)	any default by any Obligor in the performance of any of the obligations expressed to be assumed by it in the Finance Documents,

and in respect to the Guarantor only, is a cost, loss or liability which relates to or arises in respect of the guarantee and indemnity under Clause 17 (Guarantee and indemnity) or has or would be reasonably likely to have a Material Adverse Effect.

14.4	Indemnity to the Agent

The Borrower shall promptly indemnify the Agent against:

any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:

investigating any event which it reasonably believes is a Default; or

entering into or performing any foreign exchange contract for the purposes of Clause 31.9 (Change of currency); or

acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.; or

instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted, and subject to any caps on fees required to be obtained, under this Agreement; and

any reasonable cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Agent (otherwise than by reason of the Agent’s gross negligence or wilful misconduct) in acting as Agent under the Finance Documents.

14.5	Indemnity to the Security Agent

14.5.1	The Borrower shall promptly indemnify the Security Agent and every Receiver and Delegate against:

(a)	any cost, loss or liability incurred by any of them as a result of:

(i)	any failure by the Borrower to comply with its obligations under Clause 16 (Costs and expenses);

(ii)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised;

(iii)	the taking, holding, protection or enforcement of the Transaction Security;

(iv)	the exercise of any of the rights, powers, discretions, authorities and remedies vested in the Security Agent and each Receiver and Delegate by the Finance Documents or by law;

(v)	any default by any Obligor in the performance of any of the obligations expressed to be assumed by it in the Finance Documents;

(vi)	acting as Security Agent, Receiver or Delegate under the Finance Documents or which otherwise relates to any of the Project Facilities (otherwise, in each case, than by reason of the relevant Security Agent’s, Receiver’s or Delegate’s gross negligence or wilful misconduct); and

(b)	any reasonable cost, loss or liability incurred by any of them as a result of instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted, and subject to any caps on fees required to be obtained, under this Agreement.

14.5.2	The Security Agent and every Receiver and Delegate may, in priority to any payment to the Secured Parties, indemnify itself out of the Secured Property in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this clause 14.5 and shall have a lien on the Transaction Security and the proceeds of the enforcement of the Transaction Security for all moneys payable to it.

15.	MITIGATION BY THE LENDERS

15.1	Mitigation

15.1.1	Each Finance Party shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 7.1 (Illegality), Clause 12 (Payment Increases and Indemnities) and Clause 13 (Increased costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

15.1.2	Clause 15.1.1 does not in any way limit the obligations of any Obligor under the Finance Documents.

15.2	Limitation of liability

15.2.1	The Borrower shall promptly indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 15.1 (Mitigation).

15.2.2	A Finance Party is not obliged to take any steps under Clause 15.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

16.	Costs and expenses

16.1	Transaction expenses

16.1.1	The Borrower shall, within five days of demand, pay each of the Agent and the Security Agent the amount of all costs and expenses (including legal fees) reasonably incurred by any of them (and, in the case of the Security Agent, by any Receiver or Delegate) in connection with the negotiation, preparation, printing, execution, and perfection of:

(a)	this Agreement and any other documents referred to in this Agreement and the Transaction Security; and

(b)	any other Finance Documents executed after the date of this Agreement,

provided however, that where no Default has occurred the Agent and the Security Agent shall obtain the approval of the Borrower in respect of any proposed material costs and expenses payable under this Clause 16.1 in excess of €5,000, such approval not to be unreasonably withheld or delayed.

16.1.2	The Borrower shall, within five days of demand, pay to each Finance Party the amount of costs and expenses reasonably incurred and agreed in advance with the Borrower (such agreement not to be unreasonably withheld) by that Finance Party in connection with one visit to the Project Facilities prior to the Effective Date, and thereafter, one visit per year during the Security Period.

16.2	Amendment costs

If:

16.2.1	an Obligor requests an amendment, waiver or consent in relation to any Transaction Documents; or

16.2.2	an amendment is required pursuant to Clause 31.9 (Change of currency),

the Borrower shall, within three Business Days of demand, reimburse each of the Agent and the Security Agent for the amount of all costs and expenses (including legal fees) reasonably and agreed in advance with the Borrower (such agreement not to be unreasonably withheld) incurred by any of them (and, in the case of the Security Agent, by any Receiver or Delegate) in responding to, evaluating, negotiating or complying with that request or requirement. For the avoidance of doubt, this is in addition to the fee payable under Clause 11.3 (Amendment and waiver fee).

16.3	Enforcement and preservation costs

The Borrower shall, within three Business Days of demand, pay to each Secured Party the amount of all costs and expenses (including legal fees) incurred by it in connection with the enforcement of, or the preservation of any rights under, any Finance Document or the Transaction Security and any proceedings instituted by or against that Secured Party as a consequence of it, taking or holding the Transaction Security or preserving or enforcing its rights under the Finance Documents or the Transaction Security.

16.4	Valuations

16.4.1	The Agent may (acting reasonably) request a Valuation at any time.

16.4.2	The Borrower shall procure the delivery to the Agent of a Valuation:

(a)	on an annual basis, not later than 15 Business Days prior to each Calculation Date of the Loan to Value Ratio;

(b)	prior to Utilisation of Facility C;

(c)	at any time when the Agent reasonably believes that the market value of the Project Facilities has materially decreased;

(d)	at any time when the Agent (acting reasonably) believes that a Default is continuing or is likely to occur; and

(e)	at the request of any Lender, when such Lender notifies the Agent that a Valuation is required under applicable law.

16.4.3	The Borrower shall on demand pay to the Agent the costs of any Valuation provided pursuant to Clause 16.4.2.

16.4.4	The costs of any Valuation not referred to in Clause 16.4.2 shall be agreed in good faith by the Agent and the Borrower.

16.4.5	The Borrower shall promptly supply to the Agent a copy of any valuation of the Project Facilities which it obtains.

17.	Guarantee and indemnity

17.1	Guarantee and indemnity

The Guarantor irrevocably and unconditionally:

17.1.1	guarantees to each Finance Party punctual performance by the Borrower of all the Borrower’s payment obligations under the Finance Documents, other than its obligation to pay the amount of the final instalment of principal due and payable on the Final Maturity Date in accordance with Clause 6.1.2, whether such amount becomes due and payable pursuant to Clause 6.1.2, Clause 7 (Prepayment and Cancellation), Clause 23.19 (Acceleration) or otherwise) (the “Guaranteed Obligations”);

17.1.2	undertakes with each Finance Party that whenever the Borrower does not pay any amount when expressed to be due under or in connection with the Guaranteed Obligations, the Guarantor shall immediately on demand pay that amount as if it were the principal obligor; and

17.1.3	agrees with each Finance Party that if any Guaranteed Obligation is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of the Borrower not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it in respect of the Guaranteed Obligations on the date when it would have been due. The amount payable by the Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 17 if the amount claimed had been recoverable on the basis of a guarantee.

17.2	Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by the Borrower in respect of or in connection with the Guaranteed Obligations, regardless of any intermediate payment or discharge in whole or in part.

17.3	Reinstatement

If any discharge, release, accounting or arrangement (whether in respect of the obligations of the Borrower or any Security for those obligations or otherwise) is made by a Finance Party in whole or in part on the basis of any payment, security, recovery or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of the Guarantor under this Clause 17 will continue or be reinstated as if the discharge, release, accounting or arrangement had not occurred.

17.4	Waiver of defences

17.4.1	The obligations of the Guarantor under this Clause 17 will not be affected by an act, omission, matter or thing which, but for this Clause 17, would reduce, release or prejudice any of its obligations under this Clause 17 (whether or not known to it or the Lender) including:

(a)	any time, waiver or consent granted to, or composition with, the Borrower or other person;

(b)	the release of the Borrower or any other person under the terms of any composition or arrangement with any creditor of any person;

(c)	the taking, variation, compromise, exchange, renewal, enforcement or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or Security over assets of, the Borrower or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any Security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of the Borrower or any other person;

(e)	any amendment, novation, supplement, extension (however fundamental and whether or not more onerous), or replacement, assignment, avoidance or termination of any Finance Document or any other document or Security including any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or Security;

(f)	any unenforceability, illegality or invalidity of any obligation of, or any Security created by, any person under any Finance Document or any other document; or

(g)	any insolvency, liquidation, administration or similar procedure.

17.4.2	Without derogating from the provisions of this Clause 17 or from Clause 42 (Governing law) below, the Guarantor hereby agrees and confirms, for the avoidance of doubt, that the Israeli Guarantees Law, 1967 (Guarantee Law) shall not apply to this Agreement and that should the Guarantee Law for any reason be deemed to be applicable to this Agreement, the Guarantor hereby waives all rights and defences that may have been available to the Guarantor under the Guarantee Law.

17.5	Guarantor intent

Without prejudice to the generality of Clause 17.4 (Waiver of defences), the Guarantor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents for the purposes of or in connection with any of the following:

17.5.1	business acquisitions of any nature;

17.5.2	increasing working capital;

17.5.3	enabling investor distributions to be made;

17.5.4	carrying out restructurings;

17.5.5	refinancing existing facilities;

17.5.6	refinancing any other indebtedness;

17.5.7	making facilities available to new borrowers;

17.5.8	any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and

17.5.9	any fees, costs and/or expenses associated with any of the foregoing.

17.6	Immediate recourse

The Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or Security or claim payment from any person before claiming from that Guarantor under this Clause 17. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

17.7	Appropriations

During the Security Period, any Finance Party may:

17.7.1	refrain from applying or enforcing any other moneys, Security or rights held or received by it (or any trustee or agent on its behalf) in respect of amounts which may be or become payable by the Borrower under or in connection with the Guaranteed Obligations, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Guarantor shall not be entitled to the benefit of the same; and

17.7.2	hold in an interest-bearing suspense account any moneys received from the Guarantor or on account of the Guarantor’s liability under this Clause 17.

17.8	Deferral of Guarantor’s rights

17.8.1	During the Security Period, and unless the Agent otherwise directs, the Guarantor will not exercise or benefit from any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or its liability, under this Clause 17:

(a)	to receive or claim payment from or be indemnified by the Borrower;

(b)	to claim any contribution from any other provider of Security in respect of, the Guaranteed Obligations;

(c)	to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties in respect of the Guaranteed Obligations or of any guarantee or Security taken pursuant to, or in connection with, the Guaranteed Obligations by any Finance Party;

(d)	to take, or retain, any Security from the Borrower or, in respect of the Guaranteed Obligations, any other person;

(e)	to bring legal or other proceedings for an order requiring the Borrower to make any payment, or perform any obligation, in respect of which the Guarantor has given a guarantee, undertaking or indemnity under Clause 17.1 (Guarantee and indemnity) of this Agreement;

(f)	to exercise any right of set-off against the Borrower or to invoke or benefit from the rule in Cherry v Boultbee (as developed from time to time) or any similar or analogous rule or principle; and/or

(g)	to claim or prove as a creditor of the Borrower in competition with any Finance Party.

17.8.2	If the Guarantor receives any benefit, payment or distribution in relation to any rights referred to in Clause 17.8.1 it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to any Finance Party by the Obligors in respect of or in connection with the Guaranteed Obligations to be repaid in full on trust for the Finance Parties and shall promptly pay or transfer the same to the Agent or as the Agent may direct for application in accordance with Clause 29 (Payment mechanics) of this Agreement.

17.9	Additional Security

This guarantee is in addition to, is not in any way prejudiced by, and shall not merge with, any other guarantee or Security now or in the future held by any Finance Party.

18.	Bank accounts

18.1	Designation of Accounts

18.1.1	Each of the Borrower and Romextur shall maintain the following bank accounts in its own name:

(a)	current accounts with the Account Bank, with the following account numbers designated the Collection Accounts and held in Bucharest at its branch at Victoria;

(i)	in the name of the Borrower:

(aa)	RO27RZBR0000060013814841 denominated in Romanian Lei;

(bb)	RO24RZBR0000060013814895 denominated in Euros;

(cc)	RO07RZBR0000060013814910 denominated in US Dollars;

(dd)	RO26RZBR0000060014157560 denominated in GBP.

(ii)	in the name of the Borrower and the Manager:

(aa)	RO82RZBR0000060013814198 denominated in Romanian Lei;

(bb)	RO27RZBR0000060013814938 denominated in Euros;

(cc)	RO52RZBR0000060013814973 denominated in US Dollars;

(dd)	RO54RZBR0000060017579701 denominated in Romanian Lei;

(ee)	RO59RZBR0000060017579708 denominated in Euros; and

(ff)	RO91RZBR0000060017579714 denominated in US Dollars;

(gg)	RO03RZBR0000060014038955 denominated in GBP; and

(iii)	in the name of Romextur:

(aa)	RO39RZBR0000060013892322 denominated in Romanian Lei;

(bb)	RO98RZBR0000060013892327 denominated in Euros.

(b)	in respect of the Borrower only, a current account with account number 1-54.051.172 (IBAN AT703100000154051172) denominated in Euros, designated the Current Account and held in Vienna;

(c)	in respect of the Borrower only, current accounts with the following account numbers designated the Construction Accounts:

(i)	RO67 RZBR 0000 0600 1759 3532 denominated in Romanian Lei;

(ii)	RO48 RZBR 0000 0600 1381 5336 denominated in Euros.

(d)	in respect of the Borrower only, a deposit account with the following account numbers designated the Debt Service Reserve Account:

2-54.051.172 (IBAN AT173100000254051172) denominated in Euros.

18.1.2	The Borrower shall procure that:

(a)	neither it, Romextur nor the Manager shall open, hold, or maintain any bank account other than any relevant Collection Accounts, the Construction Accounts, the Debt Service Reserve Account, the Amex Accounts, the Treasury Account, the FF&E Reserve Accounts and, subject to the terms of this Agreement, the UniCredit Accounts and the Romextur UniCredit Accounts;

(b)	save as otherwise specified in this Clause 18, all Gross Revenues and any other receivables received by the Borrower and Romextur shall be paid into the applicable Collection Accounts;

(c)	no payments to, or withdrawals from, the Amex Accounts shall be made (save for any lawfully made refund(s) to the customers, applicable occupants or recipients of hotel services of the Radisson Blu Hotel or the Park Inn Hotel & Residence who made such payments using the American Express payment cards) and that all Amex Accounts Proceeds are transferred by the Borrower into the applicable Collection Accounts on the last Business Day of each week in Bucharest;

(d)	no payments to, or withdrawals from, the Treasury Account shall be made (save for payments made into such account in respect of the relevant occupants of the Project Facilities whose payments to the Borrower are to be made by the Treasury of the Government of Romania) and that all Treasury Account Proceeds are transferred by the Borrower into the applicable Collection Accounts, on the earlier of:

(i)	any time the amount standing to the credit of the Treasury Account exceeds €50,000; and

(ii)	the last Business Day of each Month in Bucharest;

(e)	no payments to, or withdrawals from, any FF&E Reserve Account shall be made save towards payment of amounts required for the maintenance of the FF&E Reserve, provided that any such payments are made in accordance with the Forecast which is prepared annually in accordance with Clause 20.9.2; and

(f)	all payments or receipts into:

(i)	the UniCredit Accounts; and

(ii)	the Romextur UniCredit Accounts,

are transferred by the Borrower into the applicable Collection Account on the last Business Day of each week.

18.2	Collection Accounts

18.2.1	The Borrower shall not and shall procure that neither it, Romextur nor the Manager, shall make any payments to, or withdrawals from, any Collection Account except at the following times and for the following purposes:

(a)	payment of amounts incurred in the ordinary course of trading in connection with the Project Facilities, provided that any such payments are made in accordance with the Budget (as amended from time to time);

(b)	at any time, in or towards payment of any fees, costs and expenses of the Agent due and unpaid under the Finance Documents;

(c)	at any time, in or towards payment of Financing Costs, Financing Principal, due and payable;

(d)	at any time, in or towards payment of any other sum due and payable but unpaid under the Finance Documents (including, without limitation the balance of the principal amount due and payable on the Final Maturity Date and any amounts required to be prepaid in accordance with Clause 7 (Prepayment and cancellation));

(e)	in respect of the Borrower only, towards any payments (other than operating expenses) where the amount of such payments does not in aggregate exceed €175,000 (or its equivalent in other currencies) in any Financial Year, provided that:

(i)	the prior written consent of the Agent is required for any payments in excess of €175,000 (or its equivalent in other currencies); and

(ii)	no Default has occurred and is continuing or would result from such a withdrawal; and

(f)	in respect of the Borrower and Romextur towards administrative fees and costs which are necessary to maintain their corporate existence;

(g)	as expressly permitted by the Finance Documents; and

(h)	at any time, to the extent that the Agent agrees, any payment into any Collection Account.

18.2.2	If any amount referred to in Clause 18.2.1 is paid into an account other than the Collection Accounts, the Borrower and Romextur shall ensure that it is paid immediately into the Collection Accounts.

18.2.3	If any payment is paid into the Collection Accounts which should have been paid into another account, the Borrower or Romextur, as applicable, shall pay that amount to that other account if:

(a)	the Agent requests it to do so;

(b)	the Agent notifies the Borrower that it is satisfied with the evidence that the payment should have been made to that other account; and

(c)	no Default is continuing.

18.2.4	The Collection Accounts shall be subject to and operated with regard to the provisions of each Security Agreement over Accounts and other applicable Transaction Security Documents.

18.3	Current Account

18.3.1	The Agent shall have sole signing rights to the Current Account.

18.3.2	The Current Account shall be used for payment of Financing Costs, Financing Principal and other amounts due to the Finance Parties under the Finance Documents (including, without limitation the balance of the principal amount due and payable on the Final Maturity Date and any amounts required to be prepaid in accordance with Clause 7 (Prepayment and cancellation)).

18.3.3	The Current Account shall not be subject to the Security constituted under the Transaction Security Documents.

18.4	Debt Service Reserve Account

18.4.1	The Debt Service Reserve Account shall be blocked to the order of the Agent and the Borrower may not make any withdrawals from the Debt Service Account otherwise than with the prior written consent of the Agent.

18.4.2	The Borrower shall:

(a)	deposit in the Debt Service Reserve Account, from its own sources an amount equal to EUR 2,250,000, prior to the first Utilisation Date; and

(b)	procure that:

(i)	the balance standing to the credit of the Debt Service Reserve Account at any time, is not less than EUR 2,250,000; and

(ii)	whenever the balance of the Debt Service Reserve Account drops below the threshold referred to in paragraph (i) above, it shall top-up such amount from Excess Cash available to it for Distributions or otherwise from equity or intra-group loans (subordinated to repayment of full of amounts owing to the Finance Parties under the Finance Documents), promptly and in any case no later than 10 Business Days following receipt of a request from the Agent.

18.4.3	The Agent shall be entitled, without further notice or consent, to appropriate and apply amounts standing to the credit of the Debt Service Reserve Account, in or towards payment of amounts due and payable under the Finance Documents, but unpaid.

18.5	Agent’s Rights on Default

18.5.1	Following the occurrence of a Default which is continuing and which has been notified in writing to the Borrower and to the relevant Account Bank and/or any other applicable account bank:

(a)	the Borrower may no withdraw any money from any of its Accounts without the prior written consent of the Agent; and

(b)	the Agent shall be entitled, without any prior notice or consent, to suspend the authority of the Borrower to give instructions in connection with any Account.

18.5.2	If the Agent exercises its rights under Clause 18.5.1 above, the Agent shall be entitled without any further direction, authority or consent from the Borrower to make any payment (or to instruct the Account Bank to make any payment) from any Account which the Borrower is entitled to make pursuant to this Agreement, when such payment becomes due.

18.5.3	On or at any time after all or any part of the Loans are or become immediately due and payable (whether pursuant to Clause 7 (Prepayment and Cancellation) and Clause 23.19 (Acceleration) or otherwise in accordance with this Agreement), the Agent shall be entitled to appropriate:

(a)	all balances then standing to the credit of the Accounts; and

(b)	any amounts thereafter standing to the credit of any or all of the Accounts,

for application in accordance with this Agreement.

18.5.4	On the Final Maturity Date, all money standing to the credit of the Accounts may be appropriated by the Agent for application in or towards discharge of amounts outstanding under the Finance Documents.

18.6	Miscellaneous Accounts provisions

18.6.1	The Borrower shall ensure that no Account becomes overdrawn.

18.6.2	No Finance Party shall be liable to the Borrower for:

(a)	any non-payment of any liability of the Borrower which could be paid out of moneys standing to the credit of an Account; or

(b)	any withdrawal wrongly made, if made in good faith.

18.6.3	The Borrower shall, within five Business Days of the Agent’s request (such requests not to be made more than once a Month, unless a Default has occurred and is continuing), supply the Agent with the following information regarding any payment received in an Account opened in its name:

(a)	the date of payment or receipt;

(b)	the payer; and

(c)	the purpose of the payment or receipt.

18.6.4	The Borrower shall, within two Business Days of the end of each Month during the Security Period, provide the Agent with a statement evidencing the transfer to the Collection Accounts of the applicable amounts from the Amex Accounts, the Treasury Account, the UniCredit Accounts and the Romextur UniCredit Accounts in accordance with Clauses 18.1.2(c), 18.1.2(d) and 18.1.2(f) respectively.

18.7	Transfer of Accounts

18.7.1	The Borrower shall transfer an Account to another bank if the Agent (acting reasonably) so requests, provided that such transfer of Account has no adverse effect on the commercial interests of the Borrower or the Project Facilities and the Borrower shall not incur substantial additional costs as a result of such transfer.

18.7.2	A transfer of an Account to another bank shall only become effective when the proposed new bank agrees with the Agent and the Borrower to fulfil the role of the bank holding that Account on terms satisfactory to the Agent (acting on the instruction of the Lenders).

19.	Representations

Each of the Borrower, BEAH and Romextur makes the representations and warranties set out in this Clause 19 to the Finance Parties on the date of this Agreement. The Guarantor, for itself only, makes the representations and warranties set out in this Clause 19, save for the representations and warranties set out in Clause 19.10 (VAT), Clause 19.14 (Transaction Documents), 19.20 (Security and Financial Indebtedness), 19.21 (Ranking), 19.22 (Assets) to 19.25 (Title to property), 19.27 (Shares), 19.28 (Intellectual Property), 19.30 (No adverse consequences), 19.31 (No other business) and 19.34 (Works council), to the Finance Parties on the date of this Agreement.

19.1	Status

19.1.1	It is a corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation.

19.1.2	It has the power to own its assets and to carry out the Project.

19.1.3	No Obligor (nor any Affiliate of an Obligor (other than the Guarantor)) is a FATCA FFI or a US Tax Obligor.

19.2	Binding obligations; Transaction Security

Subject to the Legal Reservations and, in the case of (b) below, subject to the Perfection Requirements and payment of associated fees:

19.2.1	the obligations expressed to be assumed by it in each Transaction Document to which it is a party are legal, valid, binding and enforceable obligations; and

19.2.2	(without limiting the generality of paragraph (a) above), each Security Document to which it is a party creates the Security which that Security Document purports to create over the assets in respect of which it is expressed to be created and those assets are not subject to any pari passu Security.

19.3	Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Transaction Documents to which it is a party and the granting of the Transaction Security do not and will not conflict with:

19.3.1	any law or regulation applicable to it;

19.3.2	its constitutional documents; or

19.3.3	any agreement or instrument binding upon it or any of its assets or constitute a default or termination event (however described) under any such agreement or instrument if such conflict, default or termination event:

(a)	in respect of the Guarantor only, has or is reasonably likely to have a Material Adverse Effect; and

(b)	in respect of the entry into and performance by any other Obligor of, and the transactions contemplated by, any Project Document only, has or is reasonably likely to have a Material Adverse Effect.

19.4	Power and authority

It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Transaction Documents to which it is a party and the transactions contemplated by those Transaction Documents.

19.5	Authorisations

19.5.1	All Authorisations required by law and all Material Authorisations:

(a)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party; and

(b)	to make the Finance Documents to which it is a party admissible in evidence in each Relevant Jurisdiction, save for translations of the Finance Documents into Romanian language,

have been obtained or effected and are in full force and effect.

19.5.2	All Authorisations required by law and all Material Authorisations:

(a)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Project Documents to which it is a party; and

(b)	to make the Project Documents to which it is a party admissible in evidence in each Relevant Jurisdiction, save for translations of the Project Documents into Romanian language,

have been obtained or effected and are in full force and effect, if failure to obtain such Authorisations has or would be reasonably likely to have a Material Adverse Effect.

19.6	Governing law and enforcement

19.6.1	Subject to the Legal Reservations, the choice of the governing law of the Transaction Documents, its submission to the jurisdiction of the Courts of England and Wales or Romania and its agreement not to claim any immunity to which it or its assets may be entitled will be recognised and enforced in each Relevant Jurisdiction.

19.6.2	Subject to the Legal Reservations, any judgment obtained in relation to a Transaction Document in the jurisdiction of the governing law of that Transaction Document will be recognised and enforced in each Relevant Jurisdiction.

19.7	Deduction of Tax

Save for the Guarantor, it is not required to make any deduction or withholding for or on account of Tax:

19.7.1	from any payment it may make under any Finance Document; or

19.7.2	which is attributable to a FATCA Deduction required to be made by a Party.

19.8	Insolvency

No:

19.8.1	corporate action, legal proceeding or other procedure or step described in paragraph (a) of Clause 23.7 (Insolvency proceedings); or

19.8.2	creditors’ process described in Clause 23.8 (Creditors’ process),

has been taken or (to the best of its knowledge and belief), threatened in relation to it or, as far as it is aware, any Major Project Party; and none of the circumstances described in Clause 23.6 (Insolvency) applies to it, or, as far as it is aware, any Major Project Party.

19.9	No filing or stamp taxes

19.9.1	Under the laws of each Relevant Jurisdiction, it is not necessary that the Finance Documents be registered, filed, recorded, notarised or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar Taxes or fees be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents, except for (i) compliance by the relevant Obligor with the Perfection Requirements and payment of associated fees, which notarisation, registrations, filings, taxes and fees will be made and paid promptly after the date of the relevant Finance Document; (ii) any filing, recording or enrolling or any tax or fee payable in relation to the Romanian Security Documents which is referred to in any Legal Opinion and which will be made or paid promptly after the date of the relevant Finance Document; and (iii) the notification of this Agreement to the National Bank of Romania for statistical purposes.

19.9.2	Under the laws of each Relevant Jurisdiction, any filing which affects the validity or enforceability of any Project Document has been filed, recorded or enrolled with any court or other authority in that Relevant Jurisdiction.

19.10	VAT

It is not a member of a value added tax group.

19.11	No default

19.11.1	No Default is continuing or would reasonably be expected to result from the making of any Utilisation or the entry into, the performance of, or any transaction contemplated by, any Transaction Document.

19.11.2	No other event or circumstance is outstanding which constitutes (or, with the expiry of a grace period, the giving of notice, the making of any determination or any combination of any of the foregoing, would constitute) a default or termination event (however described) under any other agreement or instrument which is binding on it or to which its assets are subject, where such event or circumstance which has or, save in respect of the Guarantor only, is reasonably likely to have a Material Adverse Effect.

19.12	No misleading information

19.12.1	To the best of its knowledge (having made due and careful enquiry), any factual information provided by or on behalf of any Obligor to any Finance Party in relation to the Project was true and accurate in all material respects as at the date it was given or as at the date (if any) at which it is stated.

19.12.2	To the best of its knowledge (having made due and careful enquiry), any financial or cashflow projection or forecast provided by or on behalf of any Obligor to any Finance Party in relation to the Project has been prepared on the basis of complete and accurate in all material respects historical information which was recent at the date the relevant forecast or projection was given or as at the date (if any) at which it is stated, was made on the basis of reasonable assumptions, and was arrived at after careful consideration and using an appropriate methodology.

19.12.3	Any other expression of opinion provided by or on behalf of any Obligor to any Finance Party in relation to the Project was made after careful consideration and (as at the date it was given or as at the date (if any) at which it is stated) and was based on reasonable grounds.

19.12.4	At the date on which the relevant information, forecast, projection or other expression of opinion is given or (as applicable) expressed to be stated, to the best of its knowledge and belief (having made due and careful enquiry), no event or circumstance has occurred or arisen, and no information has been given or withheld that results in any information, forecast, projection or other expression of opinion referred to in Clause 19.12.1, 19.12.2 or 19.12.3 above being untrue or misleading in any material respect.

19.13	Original Financial Statements

19.13.1	Its Original Financial Statements were prepared, as the case, in accordance with Applicable Accounting Principles or other applicable legislation and/or standards consistently applied.

19.13.2	Its Original Financial Statements fairly and in all material respects represent its financial condition and results of operations (and its consolidated financial condition and results of operations in the case of the Borrower) during the relevant Financial Year.

19.13.3	There has been no material adverse change in its assets, business or financial condition since the date of the Original Financial Statements which is reasonably likely to have a Material Adverse Effect.

19.14	Transaction Documents

19.14.1	The copies of the Project Documents it has supplied to any Finance Party are true and complete copies of those documents at the date of this Agreement.

19.14.2	No Obligor is a party to any material agreement with a material impact on the Project other than the Transaction Documents.

19.14.3	No Obligor has incurred any material liabilities under or in connection with the Project or any Project Facility other than pursuant to the Transaction Documents to which it is a party.

19.14.4	No Obligor is a party to, and is not aware of, any agreement between any of the parties to any Transaction Document which amends, supplements or affects any Transaction Document (other than the other Transaction Documents).

19.14.5	There is no material dispute in connection with any Project Document.

19.15	Pari passu ranking

Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

19.16	No proceedings pending or threatened

No litigation, arbitration or administrative proceedings or investigations of or before any court, arbitral body or agency have been started or, to the best of its knowledge and belief (having made due and careful enquiry) threatened against it, which are reasonably likely to be adversely determined and, if adversely determined, are reasonably likely to have a Material Adverse Effect.

19.17	No breach of laws

To the best of its knowledge and belief (having made due and careful enquiry), it has not committed any breach of any law or regulation, which, in respect of the Guarantor only, has or is reasonably likely to have a Material Adverse Effect.

19.18	Environmental laws

19.18.1	The Borrower is in compliance with Clause 22.2 (Environmental compliance) and to the best of its knowledge and belief (having made due and careful enquiry) no circumstances have occurred which would prevent such compliance in the future in any material respect.

19.18.2	No Environmental Claim has been commenced or, to the best of its knowledge and belief (having made due and careful enquiry) is threatened against the Borrower or Romextur, which has or is reasonably likely to have a Material Adverse Effect.

19.19	Taxation

19.19.1	It is not overdue in the filing of any Tax returns and it is not overdue in the payment of any amount in respect of Tax where, in respect of the Guarantor only, such event has or is reasonably likely to have a Material Adverse Effect, save where payment of such Tax is contested in good faith by the relevant Obligor.

19.19.2	It is resident for Tax purposes only in the jurisdiction of its incorporation.

19.20	Security and Financial Indebtedness

19.20.1	No Security exists over all or any of the present or future assets of the Borrower, BEAH or Romextur other than as permitted by this Agreement.

19.20.2	None of the Borrower, BEAH or Romextur has any Financial Indebtedness outstanding other than as permitted by this Agreement.

19.21	Ranking

19.21.1	The Transaction Security has or will have (subject to Perfection Requirements being satisfied) the ranking in priority which it is expressed to have in the Transaction Security Documents and it is not subject to any prior ranking or pari passu ranking Security.

19.21.2	Upon completion of the Perfection Requirements, the Transaction Security has or will have the ranking in priority which it is expressed to have in the Transaction Security Documents, subject to no prior ranking or pari passu ranking Security.

19.22	Assets

It has, subject to Permitted Security and any reservations or qualifications set out in the Report on Title, good, valid and marketable title to, or freedom to use (by way of it having valid leases or licences of, and all appropriate Authorisations to use, or otherwise) under all applicable laws, all the assets necessary to carry out the Project, free from Security, restrictions and onerous covenants.

19.23	Legal and beneficial ownership

19.23.1	Subject to Permitted Security, it is the sole legal owner of the assets over which it purports to grant Security.

19.23.2	All of the share capital in the Borrower is legally owned by the shareholders in the Borrower in the following proportions:

(a)	97.85 per cent of the shares in the Borrower are held by BEAH; and

(b)	2.15 per cent of the shares in the Borrower are held by other shareholders.

19.23.3	99 per cent of the share capital in BEAH is legally and beneficially owned by BEA Hotels N.V. The remaining 1 per cent of the share capital in BEAH is legally and beneficially owned by BEA Hotels Management B.V., a wholly owned Subsidiary of BEA Hotels N.V.

19.23.4	95.3 per cent of the shares in Romextur are held by the Borrower.

19.23.5	The Guarantor indirectly and beneficially (as applicable in the Relevant Jurisdiction) owns 97.85 per cent of the share capital in the Borrower and 93.25 per cent of the share capital in Romextur.

19.24	Valuation

19.24.1	All written information supplied by it or on its behalf to the Valuer for the purposes of each Valuation was, to the best of its knowledge and belief (having made due and careful enquiry), true and accurate in all material respects as at the date it was provided or (if appropriate) as at the date (if any) at which it is stated to be given.

19.24.2	Any financial projections contained in the information referred to in Clauses 20.9 (Budget updates and Forecasts) were prepared on the bases of recent historical information and reasonable assumptions.

19.24.3	To the best of its knowledge and belief (having made due and careful enquiry), nothing has occurred, nor has it omitted to supply any information which, if disclosed, would adversely affect any Valuation.

19.25	Title to property

19.25.1	The Borrower and Romextur are, as applicable, the legal owners of the Project Facilities and each have good and marketable title to their respective Project Facilities free from:

(a)	Security (other than any Permitted Security); and

(b)	restrictions and onerous covenants other than those set out in the Report on Title.

19.25.2	Except as disclosed for the purpose of the Report on Title, from the first Utilisation Date:

(a)	no breach of any law or regulation is continuing which might adversely affect the value of the Project Facilities;

(b)	there is no covenant, agreement, stipulation, reservation, condition, interest, right or other matter adversely affecting the Project Facilities;

(c)	nothing has arisen or been created and nothing is outstanding which would be an overriding interest under applicable law, or an unregistered interest which overrides first registration or registered dispositions, over the Project Facilities;

(d)	no facility necessary for the enjoyment and use of the Project Facilities is enjoyed by any person on terms entitling that person to terminate or curtail its use;

(e)	it has not received notice of any adverse claim regarding the ownership of the Project Facilities or any interest in it, nor has any acknowledgement been given to any person in respect of the Project Facilities; and

(f)	to the best of its knowledge and belief (having made due and careful enquiry), it holds the Project Facilities free from any lease or licence other than those entered into after the date of and in accordance, or without conflict, with this Agreement.

19.26	Information for Report on Title

To the best of its knowledge and belief (having made due and careful enquiry):

19.26.1	all information supplied by it or on its behalf to the lawyers who prepared the Report on Title for the purpose of the Report on Title was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated to be given.

19.26.2	nothing has occurred or been omitted or withheld from the information provided by it or on its behalf for the purpose of the Report on Title which results in such information being untrue or misleading in any material respect.

19.27	Shares

19.27.1	The shares which are subject to the Transaction Security are fully paid and, save as otherwise provided by law, not subject to any option to purchase or similar rights.

19.27.2	The constitutional documents of the Obligors do not restrict or inhibit any transfer of those shares on creation or enforcement of the Transaction Security.

19.27.3	In relation to the shares which are subject to the Transaction Security, there are no agreements in force which provide for the issue or allotment of, or grant any person the right to call for the issue or allotment of, any share or loan capital of any Obligor (including any option or right of pre-emption or conversion).

19.28	Intellectual Property

It:

19.28.1	is the sole legal and beneficial owner of or has licensed to it on normal commercial terms all the Intellectual Property which is material in the context of its business and which is required by it in order to carry on its business as it is being conducted to implement the Project.

19.28.2	does not in carrying on its business, and implementing the Project, infringe any Intellectual Property of any third party in any respect; and

19.28.3	has taken all formal or procedural actions (including payment of fees) required to maintain any material Intellectual Property owned by it.

19.29	Centre of main interests and establishments

For the purposes of The Council of the European Union Regulation No. 1346/2000 on Insolvency Proceedings (the Regulation), its centre of main interest (as that term is used in Article 3(1) of the Regulation) is situated in its jurisdiction of incorporation and it has no „establishment” (as that term is used in Article 2(h) of the Regulations) in any other jurisdiction.

19.30	No adverse consequences

19.30.1	It is not necessary under the laws of any Relevant Jurisdiction:

(a)	in order to enable a Finance Party to enforce its rights under any Finance Document; or

(b)	by reason of the execution of any Finance Document or the performance by it of its obligations under any Finance Document,

that a Finance Party should be licensed, qualified or otherwise entitled to carry on business in any of its Relevant Jurisdictions.

19.30.2	A Finance Party is not or will not be deemed to be resident, domiciled or carrying on business in any Relevant Jurisdiction by reason only of the execution, performance and/or enforcement of any Finance Document.

19.31	No other business

19.31.1	Except as set out in its constitutional documents and expressly contemplated by the Transaction Documents or otherwise relating to the Project, neither the Borrower, BEAH nor Romextur have traded, carried on business or incurred any liabilities or commitments (actual or contingent, present or future).

19.31.2	BEAH has no Subsidiaries, other than the Borrower, BEAHF and BEA Hotels Eastern Europe (Romania) S.R.L.

19.31.3	The Borrower has no Subsidiaries, other than Romextur.

19.32	No immunity

19.32.1	The execution by it of each Finance Document constitutes, and the exercise by it of its rights and performance of its obligations under each Finance Document will constitute, private and commercial acts performed for private and commercial purposes.

19.32.2	It will not be entitled to claim immunity for itself or any of its assets from suit, set-off, execution, attachment or other legal process in any proceedings taken in any Relevant Jurisdiction in relation to any Finance Document.

19.33	Registration of UK establishment by Overseas Obligor

Each Overseas Obligor (if any):

19.33.1	is not an „overseas company that is registered” within the meaning of Part 3 of The Overseas Companies (Execution of Documents and Registration of Charges) Regulations 2009; or

19.33.2	has provided to the Agent copies of all documents it has delivered to the Registrar of Companies under:

(a)	Part 2 (Initial registration of particulars) or Part 3 (Alteration in registered particulars) of the Overseas Companies Regulations 2009; or

(b)	section 1048 of the Companies Act 2006.

19.34	Works council

Neither BEAH nor BEAHF has a works council (ondernemingsraad).

19.35	Repetition

19.35.1	The representations set out in Clauses 19.1 (Status) to 19.33 (Registration of UK establishment by Overseas Obligor) shall be deemed to be repeated by the Obligors (save, subject to the relevant provisions in this Clause 19, for the Guarantor, as applicable) on each day until the Final Maturity Date, except for:

(a)	Clause 19.5 (Authorisations);

(b)	Clause 19.7 (Deduction of Tax);

(c)	Clause 19.8 (Insolvency);

(d)	Clause 19.9 (No filing or stamp taxes);

(e)	Clause 19.11 (No Default);

(f)	Clause 19.13 (Original Financial Statements);

(g)	Clause 19.14 (Transaction Documents);

(h)	Clause 19.16 (No proceedings pending or threatened);

(i)	Clause 19.17 (No breach of laws);

(j)	Clause 19.19.1 (Taxation);

(k)	Clause 19.20 (Security and Financial Indebtedness); and

(l)	Clause 19.31.1 (No other business).

19.35.2	The representations in the other Clauses listed in Clause 19.35.1 above are deemed to be repeated on the first Utilisation Date.

19.35.3	Each representation or warranty deemed to be made after the date of this Agreement shall, except where expressed to be made at a specific date, be deemed to be made by reference to the facts and circumstances existing at the date the representation or warranty is deemed to be made.

20.	Information undertakings

The undertakings in this Clause 20 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

20.1	Financial statements

The Borrower shall supply to the Agent in sufficient copies for all the Lenders, as soon as they are available, but in any event:

20.1.1	within 120 days after the end of each Financial Year:

(a)	its audited financial statements for that Financial Year;

(b)	the audited financial statements of Romextur for that Financial Year; and

(c)	the audited financial statements of the Guarantor for that Financial Year;

20.1.2	within 45 days after each Quarter Period, its quarterly unaudited management accounts including a profit and loss account and a balance sheet.

20.2	Compliance Certificate

20.2.1	The Borrower shall supply to the Agent:

(a)	on each Calculation Date specified in paragraph (a) of the definition of ‘Calculation Date’, its computations of, and compliance with the ratios referred to in Clause 21.3 (Loan to Value);

(b)	on or by 30 April 2016, and thereafter on each 30 April a Compliance Certificate setting out (in reasonable detail):

(i)	its computation of, and compliance with the ratios referred to in Clause 21.1 (Yield on Debt) for the previous Financial Year and the current Financial Year, calculated as at the Calculation Date specified in paragraph (b) of the definition of ‘Calculation Date’; and

(ii)	its computation of the Excess Cash for the previous Financial Year;

(c)	on or by 15 May 2016 and thereafter, no later than 45 days after each Calculation Date specified in paragraphs (c) of the definition of ‘Calculation Date’, a Compliance Certificate setting out (in reasonable detail) computations of, and compliance with Clause 21.2 (Debt Service Cover Ratio) calculated as at the relevant Calculation Date; and

(d)	within 45 days of each Calculation Date specified in paragraph (d) of the definition of ‘Calculation Date’ a Compliance Certificate setting out (in reasonable detail its computations of, and compliance with the ratios referred to in 21.1 (Yield on Debt), Clause 21.2 (Debt Service Cover Ratio) and Clause 21.3 (Loan to Value).

20.2.2	Each Compliance Certificate shall be signed by two directors of the Borrower.

20.3	Requirements as to financial statements

20.3.1	Each set of financial statements delivered by the Borrower pursuant to Clause 20.1 (Financial statements) shall be certified by a director of the relevant company as fairly representing its financial condition and operations as at the end of and for the period in relation to which those financial statements were drawn up and, in the case of audited financial statements, shall be accompanied by a letter addressed to the management of the relevant Obligor by its auditors and accompanying those financial statements;

20.3.2	The Borrower shall procure that each set of financial statements delivered pursuant to Clause 20.1 (Financial statements) shall be audited by the Auditors and is prepared using Applicable Accounting Principles or other standards and legislative provisions applicable thereto.

20.3.3	The Borrower shall procure that each set of financial statements of an Obligor delivered pursuant to Clause 20.1 (Financial statements) is prepared using accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements for that Obligor unless, in relation to any set of financial statements, it notifies the Agent that there has been a change in Applicable Accounting Principles, the accounting practices or reference periods and its auditors (or, if appropriate, the auditors of the Obligor) deliver to the Agent:

(a)	a description of any change necessary for those financial statements to reflect the Applicable Accounting Principles, accounting practices and reference periods upon which that Obligor’s Original Financial Statements were prepared; and

(b)	sufficient information, in form and substance as may be reasonably required by the Agent, to enable it to make an accurate comparison between the financial position indicated in those financial statements and that Obligor’s Original Financial Statements.

Any reference in this Agreement to any financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

20.4	Year-end

No Obligor may change its Financial Year end unless required by applicable law in the Relevant Jurisdiction or otherwise with the prior consent of the Agent (such consent not to be unreasonably withheld or delayed).

20.5	Information: miscellaneous

The Borrower shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):

20.5.1	at the same time as they are dispatched, copies of all documents dispatched by any of the Borrower, BEAH or Romextur to its shareholders generally (or any class of them) or its creditors generally (or any class of them);

20.5.2	promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against:

(a)	any Major Project Party (other than the Guarantor), and which might, if adversely determined, have a Material Adverse Effect or which would involve a liability, or a potential or alleged liability, exceeding €200,000 (or its equivalent in other currencies); and

(b)	the Guarantor, and which might, if adversely determined, have a Material Adverse Effect or which would involve a liability, or a potential or alleged liability, exceeding €500,000 (or its equivalent in other currencies);

20.5.3	promptly upon becoming aware of them, details of any Force Majeure Event;

20.5.4	promptly upon becoming aware of them, details of any interruption of the operation of the Project Facilities for a duration exceeding three days;

20.5.5	promptly upon becoming aware of them, details of any damage or destruction of any assets comprised in the Project Facilities where the cost of repair or reinstatement is likely to exceed €200,000 or could have a Material Adverse Effect;

20.5.6	promptly upon becoming aware of them, details of any Insurance Proceeds or Compensation received in excess of €200,000 or where the amount received when aggregated with all other Insurance Proceeds and Compensation received during the immediately preceding six month period exceeds €200,000;

20.5.7	promptly upon becoming aware of them, details of any defects in the Project Facilities which have a Material Adverse Effect or where the costs for rectifying such defect exceeds €200,000;

20.5.8	promptly upon becoming aware of them, details of any dispute under or in connection with any Project Document where, an adverse determination would be reasonably likely to have a Material Adverse Effect or where the subject matter of such dispute exceeds €200,000;

20.5.9	promptly upon becoming aware of them, details of any event or circumstance other than those referred to above which could reasonably be expected to materially affect the implementation of the Project in accordance with the Transaction Documents;

20.5.10	a copy of any notice of termination or default, demand or other material notice served under any Project Document;

20.5.11	a copy of any document relating to any material amendment or proposed material amendment to any Project Document;

20.5.12	on each anniversary of the date of this Agreement, original Land Book excerpts with respect to each Project Facility evidencing the Borrower and/or Romextur as the sole owners of the relevant Project Facility, free from all Security, other than Permitted Security; and

20.5.13	promptly on request, such further information regarding the financial condition, business, operations and assets of any Obligor as the Agent may reasonably request.

20.6	Notification of default

20.6.1	Each Obligor shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

20.6.2	Promptly upon a request by the Agent, the Borrower shall supply to the Agent a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

20.7	Environmental Claims

Each Obligor shall, promptly upon becoming aware of the same, inform the Agent in writing of:

20.7.1	any Environmental Claim against any Obligor which is current, pending or threatened; and

20.7.2	any facts or circumstances which are reasonably likely to result in any Environmental Claim being commenced or threatened against any Obligor,

where the claim, if determined against the Obligor, has or is reasonably likely to have a Material Adverse Effect.

20.8	Reports

20.8.1	The Borrower shall provide to the Agent in sufficient copies for all the Lenders, a report (the “Report”) in the form prescribed by the Uniform System of Accounts for the Lodging Industry, in the then latest edition (the Uniform System) (or in such other form as the Agent may reasonably request) with respect to each Quarter Period ending after the date of this Agreement within 20 Business Days of the end of the relevant Quarter Period, containing the information on hotel performance relating to total average room rate, occupancy, total operating revenues, Gross Revenues, Net Operational Profit and EBITDA (each term as defined by the Uniform System).

20.8.2	The Borrower shall provide the Agent with Valuations in accordance with Clause 16.4 (Valuations).

20.9	Budget updates and Forecast

20.9.1	Subject to the provisions of the Management Agreement, the Borrower shall provide to the Agent in sufficient copies for all the Lenders, on or before 31 January following the end of each Financial Year, with an updated Budget.

20.9.2	The Borrower shall:

(a)	provide to the Agent in sufficient copies for all the Lenders, on or before 31 January of each calendar year, a Forecast relating to the Project Facilities for the five year period starting on the 1 January of that calendar year; and

(b)	ensure that each such Forecast is in a form set out in Schedule 10 (Form of Forecast) or such other form reasonably acceptable to the Agent and in particular:

(i)	is itemised monthly for the ongoing Financial Year;

(ii)	contains forecasts of turnover, cost of sales, trading profit and loss, working capital requirements, repair and maintenance costs, anticipated Capital Expenditure and FF&E, for the operation of the Project Facilities;

(iii)	contains Projected Debt Service Cover Ratio and Projected Yield on Debt calculations for the Projected Calculation Period beginning on 31 December of the previous calendar year;

(iv)	is prepared substantially in accordance with the Applicable Accounting Principles; and

(v)	has been approved by the board of directors of the Guarantor or other senior officer of the Borrower or the Guarantor.

20.10	FF&E Investments and Capital Expenditure

20.10.1	The aggregate amount of the FF&E costs and expenses projected to be incurred or paid during any Financial Year, and included in the Budget delivered in accordance with Clause 20.9.1 above shall not at any time exceed 5% of the Total Revenues of the Hotel (as defined in the Management Agreement) forecasted for that Financial Year, unless otherwise approved by the Agent in writing.

20.10.2	The Borrower shall not at any time incur or pay:

(a)	any FF&E cost and expense; or

(b)	any Capital Expenditure,

unless:

(i)	such cost or expenditure is either:

(aa)	included in the most recent Budget delivered in accordance with Clause 20.9.1 above; or

(bb)	if not included in that most recent Budget, such cost or expenditure does not cause the aggregate amount of Capital Expenditure or, as the case may be, FF&E included in such Budget to be exceeded by more than 10%; or

(ii)	the Agent has given its prior written consent to such cost or expenditure.

20.10.3	Any amount of Capital Expenditure, or FF&E cost or expense which:

(a)	is included in a Budget delivered in accordance with Clause 20.9.1 above; and

(b)	has not been incurred and paid at the end of the Financial Year to which such Budget applies,

shall:

(i)	be deducted from the 75% of the Excess Cash (if any) attributable to that Financial Year, prior to any Distribution being made in accordance with Clause 22.17 (Distributions); and

(ii)	remain on reserve in the Borrower’s Accounts, unless and until the Agent confirms in writing that such amounts may be released to the Borrower.

20.10.4	If the balance standing to the credit of the FF&E Reserve Account on the last day of any Financial Year is less than the amount of FF&E costs and expense projected to be incurred during the next Financial Year, as set out in the Budget for that next Financial Year delivered in accordance with Clause 20.9.1 above, the positive difference between:

(a)	the amount of FF&E costs and expense included in that Budget; and

(b)	the balance standing to the credit of the FF& Reserve Account,

shall be:

(i)	deducted from the 75% of the Excess Cash (if any) attributable to that Financial year, prior to any Distribution being made in accordance with Clause 22.17 (Distributions); and

(ii)	shall remain on reserve in the Borrower’s Accounts, unless and until the Agent confirms in writing that such amounts may be released to the Borrower.

20.11	“Know your customer” checks

20.11.1	If:

(a)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(b)	any change in the status of an Obligor or the composition of the shareholders of a Obligor after the date of this Agreement; or

(c)	a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer,

obliges the Agent or any Lender (or, in the case of paragraph (c) above, any prospective new Lender) to comply with „know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (c) above, on behalf of any prospective new Lender) in order for the Agent, such Lender or, in the case of the event described in paragraph (c) above, any prospective new Lender to carry out and be satisfied with the results of all necessary “know your customer” or other checks in relation to any relevant person pursuant to the transactions contemplated in the Finance Documents.

20.11.2	Each Lender and each prospective New Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

21.	Financial covenants

The undertakings in this Clause 21 remain in force from the date of this Agreement until the expiry of the Security Period.

21.1	Yield on Debt

The Borrower shall ensure that the Actual Yield on Debt and the Projected Yield on Debt at any time, is no less than:

21.1.1	during the Financial Year ending on 31 December 2016, 10% per annum;

21.1.2	during the Financial Year ending on 31 December 2017, 11.5% per annum;

21.1.3	during the Financial Year ending 31 December 2018, 13% per annum;

21.1.4	during the Financial Year ending 31 December 2019, 14% per annum; and

21.1.5	thereafter, 15% per annum.

21.2	Debt Service Cover Ratio

The Borrower shall ensure that the Actual Debt Service Cover Ratio and the Projected Debt Service Coverage ratio at any time, is no less than:

21.2.1	during the Financial Year ending 31 December 2016, 120%; and

21.2.2	thereafter, 125%.

21.3	Loan to Value

The Borrower shall ensure that Loan to Value Ratio does not exceed, at any time, 65 per cent.

21.4	Testing the Ratios

21.4.1	The Actual Yield on Debt ratio shall be tested as at each relevant Calculation Date for the Calculation Period, by reference to the:

(a)	the Compliance Certificate delivered by the Borrower in accordance with paragraph (b) of Clause20.2.1;

(b)	the most recent Report delivered in accordance with Clause 20.8 (Reports); and

(c)	its most recent yearly audited financial statements delivered by the Borrower in accordance with Clause 20.1.1(a).

21.4.2	The Projected Yield on Debt ratio shall be tested as at each relevant Calculation Date for the Projected Calculation Period:

(a)	by reference to the Compliance Certificate delivered by the Borrower in accordance with paragraph (b) of Clause20.2.1;

(b)	on the basis of the most recent Forecast delivered under Clause 20.9.2; and

(c)	any other information reasonably required by the Agent for purposes of completing the calculation of the Projected Yield on Debt ratio.

21.4.3	The Actual Debt Service Cover Ratio shall be tested as at each relevant Calculation Date for the Calculation Period by reference to:

(a)	the Compliance Certificate delivered by the Borrower in accordance with paragraph (c) of Clause 20.2.1;

(b)	the most recent Report delivered in accordance with Clause 20.8 (Reports); and

(c)	its most recent financial information delivered by the Borrower in accordance with Clause 20.1 (Financial Statements).

21.4.4	The Projected Debt Service Cover Ratio shall be tested as at each relevant Calculation Date for the Projected Calculation Period:

(a)	by reference to the Compliance Certificate delivered by the Borrower in accordance with paragraph (c) of Clause 20.2.1;

(b)	on the basis of the most recent Forecast delivered under Clause 20.9.2; and

(c)	any other information reasonably required by the Agent for purposes of completing the calculation of the Projected Debt Service Cover Ratio.

21.4.5	The Loan to Value Ratio shall be tested as at each relevant Calculation Date for the Calculation Period by reference to the most recent Valuation obtained under Clause 16.4 (Valuations)

21.4.6	If:

(a)	the Borrower does not provide a Compliance Certificate; or

(b)	the Agent disagrees with the calculation provided,

then the Agent may calculate each of the referred to in this Clause 21 (Financial covenants) and (in the absence of manifest error, gross negligence or wilful misconduct of the Agent) that calculation shall prevail over any calculation by the Borrower.

21.5	Cure Rights

21.5.1	Subject to Clause 21.5.3below, if the Agent notifies the Borrower, or an Obligor becomes aware, that there is a breach of any of Clause 21.1 (Yield on Debt), Clause 21.2 (Debt Service Cover Ratio) or Clause 21.3 (Loan to Value), the Borrower shall, on the next Interest Payment Date immediately following the date on which it is notified or otherwise becomes aware of the breach, prepay the Loans in accordance with Clause 7.6 (Mandatory Prepayment – breach of financial covenants) in an amount calculated by the Agent to ensure compliance with Clause 21.1 (Yield on Debt), Clause 21.2 (Debt Service Cover Ratio) or Clause 21.3 (Loan to Value) (as applicable) as from the start of the relevant calculation period.

21.5.2	Each of the BEAH and the Guarantor undertakes with each Finance Party that whenever the Borrower is required to make a prepayment under Clause 21.5.1 above and Clause 7.6 (Mandatory Prepayment – breach of financial covenants) it will make available to the Borrower sufficient funds (by way of equity contribution or intra-group loans subordinated to the discharge of all amounts owing to the Finance Parties under the Finance Documents, on the terms of the Subordination Agreement) to ensure that the Borrower makes such prepayment.

21.5.3	If the Borrower is permitted to make and makes a prepayment in accordance with Clause 21.5.1 above, it will not be regarded as being in breach of Clause 21.1 (Yield on Debt), Clause 21.2 (Debt Service Cover Ratio) or Clause 21.3 (Loan to Value) (as applicable), without prejudice to any subsequent breach of any of those Clauses.

22.	General undertakings

The undertakings in this Clause 22 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

22.1	Compliance with laws

Each Obligor shall comply in all respects with all laws to which it is subject and regulations applicable to it, where, in respect of the Guarantor only, failure to comply with such laws or regulations has or is reasonably likely to have a Material Adverse Effect.

22.2	Environmental matters

Each Obligor shall:

22.2.1	only to the extent required by applicable law, implement procedures to monitor compliance with and to prevent liability under any Environmental Law;

22.2.2	if required by applicable law, ensure that all Dangerous Materials treated, kept and stored, produced, manufactured, generated, refined or used from, in, upon or under any of the property owned or occupied by it are held and kept in the manner and to the standards of a prudent company carrying on the same business as it, where, in respect of the Guarantor only, its failure to do so has or is reasonably likely to have a Material Adverse Effect.

22.3	Taxation

22.3.1	Each Obligor shall file its Tax returns within the period required by law and shall pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:

(a)	such payment is being contested in good faith;

(b)	adequate reserves are being maintained for those Taxes and the costs required to contest them which have been disclosed in its latest financial statements delivered to the Agent under Clause 20.1 (Financial statements); and

(c)	such payment can be lawfully withheld.

22.3.2	No Obligor may change its residence for Tax purposes without the prior written consent of Lender.

22.3.3	No Obligor (other than the Guarantor) shall, without the prior written consent of the Agent (acting reasonably), exercise any option, election or transfer the right to recover any VAT nor exercise any option or right to elect or discretion which may now or at any time be available to them to levy VAT on any supplies made by it.

22.4	Merger

No Obligor shall enter into any amalgamation, demerger, merger, consolidation or corporate reconstruction, save for the Guarantor which shall not do so if such amalgamation, demerger, merger, consolidation or corporate reconstruction has or would be reasonably likely to have a Material Adverse Effect.

22.5	No other business

22.5.1	Save for the Guarantor and BEAH, no Obligor shall carry on, or have any interest in, any business or activity other than the implementation of the Project.

22.5.2	BEAH shall not carry on, or have any interest in, any business or activity other than in connection with the holding of shares in the Borrower or the provision of services for the Project through BEA Hotels Eastern Europe (Romania) S.R.L.

22.6	Acquisitions

Except as expressly permitted by the Finance Documents, no Obligor shall acquire any shares or securities, save for:

22.6.1	the acquisition by BEAH of additional shares in the Borrower, provided that promptly upon such acquisition BEAH shall grant first ranking Security over such new shares in favour of the Security Agent and the other Finance Parties on the terms of the Shares Security Agreement (Borrower); and

22.6.2	the acquisition of shares and security by the Guarantor, unless such acquisition has or would be reasonably likely to have a Material Adverse Effect.

22.7	No Partnership

No Obligor shall enter into any joint venture, partnership or other business association (in Romanian „asociere in participatiune”), save for the Guarantor which may not do so if such action has or would be reasonably likely to have a Material Adverse Effect.

22.8	Negative pledge

Except as permitted below or as expressly approved by the Agent in writing:

22.8.1	neither the Borrower nor Romextur shall create or permit to subsist any Security over any of its assets other than Permitted Security; and

22.8.2	other than pursuant to or as contemplated by the Finance Documents, the Borrower may not:

(a)	sell, transfer or otherwise dispose of any of its assets on terms where it is or may be leased to or re-acquired or acquired by it or any of its Affiliates;

(b)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(c)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(d)	enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

22.9	Change of Control

22.9.1	Neither BEAH nor the Guarantor (as sponsor) shall transfer or dispose of any of the shares they directly or indirectly own in the Borrower other than as permitted under Clause 7.4 (Change of control).

22.9.2	Neither the Borrower, BEAH nor the Guarantor (as sponsor) shall transfer any of the shares they directly or indirectly own in Romextur other than as permitted under Clause 7.4 (Change of control).

22.10	Disposals

22.10.1	Neither the Borrower, BEAH nor Romextur shall enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset.

22.10.2	Clause 22.10.1 above does not apply to any sale, lease, transfer or other disposal:

(a)	under or pursuant to a Lease Agreement entered into in accordance with the terms of this Agreement;

(b)	of obsolete or surplus assets no longer required for the purpose of the Project;

(c)	on arm’s length terms of assets in exchange for replacement assets of similar or improved quality, suitable for the Project;

(d)	in the ordinary course of day-to-day trading, which does not exceed in the aggregate €250,000 in any Financial Year; or

(e)	made with the prior written consent of the Agent, not to be unreasonably withheld or delayed if the Disposal Proceeds are applied (or are to be applied) in prepayment of the Loans in accordance with Clause 7.5 (Mandatory prepayment – disposals).

22.11	Project Implementation

Each of the Borrower, BEAH and Romextur shall ensure that the Project is implemented in accordance with:

22.11.1	the Transaction Documents;

22.11.2	Good Industry Practice;

22.11.3	applicable laws; and

22.11.4	the specifications, warranty conditions, maintenance schedules and guidelines relating to any equipment forming part of the Project Facilities.

22.12	Project Documents

22.12.1	The Borrower shall:

(a)	take all appropriate action to protect and maintain its rights under the Project Documents;

(b)	exercise and enforce its rights against the other parties to the Project Documents so as to procure the due performance of their obligations under the Project Documents;

22.12.2	The Borrower shall not:

(a)	amend or waive all or any part of a Project Document except:

(i)	where the amendment is not in any respect material;

(ii)	for correction of manifest errors;

(iii)	to the extent necessary to comply with applicable law; or

(iv)	with the prior written consent of the Agent (not to be unreasonably withheld or delayed);

(b)	assign, transfer, novate, dispose of or sub-contract all or any part of a Project Document or Authorisation;

(c)	terminate or replace any Project Document (except as contemplated by Clause 23.18 (Cure Rights));

(d)	settle any claim with respect to any Project Document if the value of the claim exceeds in the aggregate €100,000.

22.12.3	If the Borrower’s consent is required to any transfer by any person of that person’s obligations under a Project Document, it shall promptly notify the Agent of any request for such consent and give or withhold such consent in accordance with the directions of the Agent.

22.13	Contracts

22.13.1	Neither the Borrower, BEAH nor Romextur shall enter into any transaction with any person except on arm’s length terms and for full market value.

22.13.2	The Borrower shall not enter into any transaction with any Affiliate of an Obligor except on arm’s length terms and for market value, and with the prior written consent of the Agent (such consent not to be unreasonably withheld so long as no Default has occurred and is continuing).

22.13.3	No Obligor shall enter into any transaction with another Obligor except on arm’s length terms and for market value, save for where the prior written consent of the Agent is obtained (such consent not to be unreasonably withheld or delayed).

22.14	Loans or credit

The Borrower shall not be a creditor in respect of any Financial Indebtedness, other than Financial Indebtedness arising under:

22.14.1	the BUTU Framework Loan Agreement; and

22.14.2	any loan or credit made to Romextur, which does not exceed an annual aggregate amount of EUR 50,000.

22.15	No Guarantees or indemnities

22.15.1	No Obligor (other than the Guarantor) shall incur or allow to remain outstanding any guarantee by it in respect of any obligation of any person, other than under the Transaction Documents.

22.15.2	The Guarantor shall not incur or allow to remain outstanding any guarantee by it in respect of the obligations of any other person, other than under the Transaction Documents, or otherwise only if incurring or allowing such guarantee to remain outstanding has no Material Adverse Effect.

22.16	Financial Indebtedness

22.16.1	Except as permitted under Clause 22.16.2 below or with the prior written consent of the Agent, neither the Borrower nor Romextur shall incur or allow to remain outstanding any Financial Indebtedness.

22.16.2	Clause 22.16.1 above does not apply to Financial Indebtedness which arises under:

(a)	the Finance Documents; or

(b)	the Management Agreement or the Manager’s Side Letter; or

(c)	any other Transaction Document (other than a Finance Document) and which:

(i)	does not exceed in the aggregate an amount of EUR 2,000,000 (or its equivalent in any other currencies); and

(ii)	is subordinated to amounts owing to the Finance Parties on the terms of the Subordination Agreement.

22.17	Distributions

22.17.1	Except as permitted under Clauses 22.17.2 below, or otherwise with the prior written consent of the Agent, the Borrower and Romextur shall make no Distribution.

22.17.2	Beginning on 30 June 2016, and thereafter during each Financial Year, the Borrower may employ 75% of the Excess Cash (if any) attributable to the preceding Financial Year (less any amount required to be kept on reserve in accordance with Clause 20.10.2 and Clause 20.10.3) to make a Distribution (including, for the avoidance of doubt a payment under the Guarantee Fee Agreement, the Consultancy Agreement or the BUTU Framework Loan Agreement), provided that it gives the Agent written notice, no less than 10 Business Days prior to such Distribution including the most recent relevant Compliance Certificate and evidence satisfactory to the Agent that each of the following conditions has been met:

(a)	such Distribution is made from 75% of the Excess Cash attributable to the Financial Year preceding the date of such Distribution;

(b)	the Borrower has already applied 25% of such Excess Cash in prepayment of the Loans in accordance with Clause 7.7.2 (Excess Cash);

(c)	the Loan to Value Ratio calculated by reference to the most recent Valuation is equal to, or lower than 60%;

(d)	the Actual Debt Service Cover Ratio and Projected Debt Service Cover Ratio (calculated as if such Distribution had been made) is equal to, or above 130%;

(e)	the Borrower is otherwise in compliance with the covenants set out in Clause 21 (Financial covenants) and is expected to comply at all times during the Projected Calculation Period following the date of the proposed Distribution;

(f)	making such payment does not, and is not reasonably likely to, adversely affect the ability of the Borrower to comply with its payment obligations under the Finance Documents during the 12 month period following the date of payment of such Distribution;

(g)	in the case of any payment under the Consultancy Agreement, the Agent has received the PricewaterhouseCoopers transfer pricing analysis (as required under Clause 1 of Schedule 3 (Conditions Subsequent) of the Fifth Amendment Agreement reflecting that the amount of the annual fee payable to the Guarantor under the Consultancy Agreement complies with the arms’ length principles; and

(h)	no other Default has occurred and is continuing.

22.17.3	Romextur may make Distributions to the Borrower if it gives the Agent prior written notice, no less than 10 Business Days prior to such Distribution.

22.18	Share capital

Save for the Guarantor, no Obligor shall issue any shares.

22.19	Insurance

22.19.1	The Borrower shall procure and maintain the Title Insurance Policy and all the other Insurances described in Schedule 8 (Insurance) subject to the provisions of this Clause 22.19.

22.19.2	The Borrower shall effect or procure to be effected at its own expense, and for amounts, in a form and with an insurance company or underwriters acceptable to the Agent at all times:

(a)	insurance of the Project Facilities and the plant and machinery on it (including fixtures and improvements) on a full reinstatement basis (subject to any usual excess for the Project Facilities), including cover for:

(i)	loss or damage by fire, storm, tempest, flood, earthquake, lightning, explosion, impact, aircraft and other aerial devices and articles dropped from them, riot, civil commotion and malicious damage, bursting or overflowing of water tanks, apparatus or pipes and all other normally insurable risks of loss or damage for a property of the type of the Project Facilities;

(ii)	subsidence;

(iii)	costs of demolition and site clearance;

(iv)	professional fees;

(v)	VAT, where applicable; and

(vi)	not less than three years’ loss of rent on all occupational tenancies of the Project Facilities;

(b)	third party and public liability insurances;

(c)	terrorism insurance; and

(d)	all insurances that a prudent company in the same business as the Borrower would effect in the form and to the extent specified in Schedule 8 (Insurance).

22.19.3	The Borrower shall ensure that the Security Agent is named as first loss payee on all Insurance policies (other than public liability and third party liability insurances) but that it is not liable to pay any premium.

22.19.4	The Borrower shall ensure that the Insurances comply with the following requirements:

(a)	each Insurance policy contains:

(i)	a standard mortgagee clause under which the insurance will not be vitiated or avoided as against the Secured Parties as a result of any misrepresentation, any insured party’s act, omission or failure to disclose or any circumstance beyond an insured party’s control; and

(ii)	a waiver of all rights of subrogation against the Borrower, the Secured Parties and the tenants of the Project Facilities.

(b)	the insurers must give at least 30 days’ notice to the Security Agent if any insurer proposes to repudiate, rescind or cancel any Insurance, to treat it as avoided in whole or in part, to treat it as expired due to non-payment of premium or otherwise decline any valid claim under it by or on behalf of any insured party and must give the opportunity to rectify any such non-payment of premium within the notice period; and

(c)	the Borrower is able to assign all amounts payable to it under each of its Insurances and all its rights in connection with those amounts in favour of the Security Agent.

22.19.5	The Borrower shall:

(a)	confirm to the Agent once in every period of one year on or by 30 April of each calendar year compliance with each of the requirements set out in this Clause 22.19 (Insurance); and

(b)	use its best endeavours to ensure that the Agent receives all copies of Insurance policies and information in connection with the insurances that it reasonably requires.

22.19.6	The Borrower shall promptly notify the Agent of any:

(a)	renewal, variation or cancellation of any Insurance policy made or, to the knowledge of the Borrower, threatened or pending; and

(b)	circumstance which would give rise to a claim under any Insurance policy.

22.19.7	The Borrower shall not do or permit anything to be done which may make any Insurance policy void or voidable.

22.19.8	The Borrower shall ensure that;

(a)	all premiums for all Insurance policies are paid promptly and in any event before the start of the respective insurance periods for which they are payable or, provided that the relevant Insurance policies remain in force at all times as confirmed in writing to the Agent by the Borrower’s insurance broker, such premiums may be paid in accordance with the terms of the relevant Insurance Policies; and

(b)	everything else necessary is done to keep all Insurance Policies in force.

22.19.9	If the Borrower fails to comply with any of its obligations under this Clause, the Agent may, at the Borrower’s expense, effect any insurance and do anything else which the Agent reasonably considers necessary or desirable to prevent or remedy any breach of this Clause.

22.20	Insurance Proceeds and Compensation

Each of the Borrower and Romextur shall ensure that:

22.20.1	the Insurance Proceeds of any third party liability insurance are paid to the relevant third party in relation to whom the relevant liability arose;

22.20.2	the Insurance Proceeds of any loss of rent insurance will be treated as Gross Revenues and applied in such manner as the Agent reasonably requires to have effect as if it were Gross Revenues received over the period of the loss of rent; and

22.20.3	the aggregate Insurance Proceeds or Compensation paid or payable to the Borrower for any damage or destruction of any Project Facility :

(a)	to the extent such Insurance Proceeds or Compensation do not exceed €500,000, the Borrower or Romextur shall use such Insurance Proceeds or Compensation for reinstatement of the Project Facilities, but if not so used, it shall apply all such Insurance Proceeds or Compensation in prepayment of the Loans; and

(b)	if such Insurance Proceeds or Compensation exceed €500,000 and unless otherwise agreed by Lenders (acting reasonably), the Borrower shall, and Romextur shall make all such amounts available, with a view for the Borrower to, apply all such Insurance Proceeds or Compensation in prepayment of the Loans, and until so used or applied, all Insurance Proceeds or Compensation shall be paid , and held into, the relevant Collection Account.

22.21	Access, inspection and co-operation

22.21.1	Each of the Borrower, Romextur and BEAH shall permit the Agent and its professional advisers and nominees access:

(a)	if a Default has occurred and is continuing, at all reasonable times during normal business hours; and

(b)	in all other instances, at least once in each Financial Year and each Party acting reasonably, at other pre-agreed times,

in each case, on reasonable notice, at the risk and cost of the Borrower, Romextur or BEAH, as applicable, to (i) the premises from which its business is conducted (including the Project Facilities), (ii) its other assets, books, accounts and records (iii) take copies of its books, accounts and records (at the cost of the Borrower, Romextur or BEAH, as applicable) and (iv) meet and discuss matters with senior management.

22.21.2	The Borrower shall allow the Agent and its professional advisers and nominees to attend, observe and participate in all material meetings concerning the Project Facilities. The Borrower shall ensure that the Agent is given:

(a)	reasonable prior notice of each meeting (and its agenda);

(b)	promptly, the minutes of each such meeting.

22.21.3	The Obligors shall ensure that all reasonable co-operation is given by it and the Manager to the Agent and its professional advisers and nominees in the performance of their duties in relation to the Project.

22.21.4	The rights granted by this Clause 22.21 shall be exercised so as to minimise, so far as is reasonably practicable, any disruption to the Project and in compliance with any applicable safety and security procedures.

22.22	Property rights

22.22.1	The Borrower shall ensure that it has available, at all times, all assets and rights necessary from time to time for the Project including:

(a)	access to the Project Facilities and all relevant rights of possession and occupation, wayleaves and other related rights;

(b)	all rights with respect to Intellectual Property necessary for the Project.

22.22.2	The Borrower shall ensure that the assets and rights referred to in Clause 22.22.1 above are not subject to any leases, restrictions, wayleaves or other rights which may prevent, hinder or delay the implementation of the Project in accordance with the Transaction Documents.

22.22.3	The Borrower shall do all that is required to safeguard and maintain the assets and rights referred to in Clause 22.22.1 above, including complying with all relevant contractual provisions and making all registrations which are necessary for that purpose.

22.22.4	The Borrower shall ensure that the implementation of the Project will not result in the infringement of the rights of any person with regard to the Project Facilities, Intellectual Property or any other asset being used for the Project.

22.23	Group bank accounts

22.23.1	Subject to Clause 18 (Bank accounts), the Borrower shall ensure all bank accounts of the Borrower and Romextur, other than the Accounts opened with third party banks as at the date of this Agreement, are at all times opened and maintained with an Account Bank and are subject to valid Security under the Transaction Security Documents.

22.23.2	The Borrower shall within 10 days of the date of this Agreement close all bank accounts not necessary for the purposes of the Project.

22.24	Transmission banking business

The Borrower shall ensure that all transmission banking business of the Borrower shall be transferred to an Account Bank within 10 days of the date of this Agreement and be maintained with an Account Bank throughout the duration of this Agreement.

22.25	Hedging

22.25.1	Neither the Borrower nor Romextur shall enter into any Treasury Transaction, other than a Hedging Agreement made pursuant to this Clause or pursuant to the Original Facilities Agreement.

22.25.2	Within two months of the signing date of the Fifth Amendment Agreement, and in any event not later than 30 June 2016, the Borrower shall enter into and shall thereafter maintain Hedging Agreements in accordance with this Clause 22.25.

22.25.3	The aggregate notional amount of the transactions in respect of the Hedging Agreements at any time shall be no less than 75 per cent. of the aggregate amount of the Loans outstanding at that time.

22.25.4	Each Hedging Agreement must:

(a)	be with the Hedge Counterparty;

(b)	be on terms and in a form and substance satisfactory to the Agent (acting reasonably);

(c)	be concluded within two months of the signing date of the Fifth Amendment Agreement, with a forward start of no later than 30 June 2017;

(d)	be in the form of an interest rate swap; and

(e)	have a term expiring on the Final Maturity Date and settlement dates that coincide with the Interest Payment Dates.

22.25.5	The rights of the Borrower under the Hedging Agreements shall be assigned to the Finance Parties or otherwise secured in favour of the Finance Parties, in a manner acceptable to the Finance Parties.

22.25.6	The parties to each Hedging Agreement must comply with the terms of the Hedging Agreements and, for so long as one or more of the Original Lenders (as at the date of this Agreement) constitute the Majority Lenders, the parties must not, without the consent of the Agent (other than as contemplated by this Clause 22.25) amend or waive the terms or agree to any assignment or transfer of all or any part of any Hedging Agreement.

22.25.7	Paragraph 22.25.6 above shall not apply to an amendment, supplement, extension or waiver that is administrative and mechanical in nature and does not give rise to a conflict with any provision of this Agreement.

22.25.8	If, at any time, the notional amount of a Hedging Agreement exceeds 75 per cent. of the aggregate amount outstanding of the Loans at the time, the Borrower may reduce the notional amount of that Hedging Agreement so that it no longer exceeds 75 per cent. of the aggregate amount of the Loans then outstanding.

22.25.9	Neither the Hedge Counterparty, nor the Borrower may terminate or close-out all or any transactions in respect of any Hedging Agreement except:

(a)	if all the Loans and other amounts outstanding under the Finance Documents (other than under the relevant Hedging Agreement) have been irrevocably discharged in full or any prepayment, termination or cancellation of the Facilities in full occurs;

(b)	to reduce the notional amount of that Hedging Agreement in accordance with Clause 22.25.8, but only to the extent of that reduction;

(c)	if an Illegality (as that term is defined in the applicable Hedging Agreement) has occurred; or

(d)	otherwise with the prior written consent of the Agent, but only for so long as one or more of the Original Lenders (as at the date of this Agreement) constitute the Majority Lenders, and if one or more of the Original Lenders no longer constitute the Majority Lender, then with prior written notice to the Agent, given no later than 5 Business Days prior to such termination.

22.25.10	If the Hedge Counterparty is entitled to terminate or close out any transaction in respect of any Hedging Agreement, the Hedge Counterparty shall terminate or close out such transaction following consultation with the Security Agent.

22.25.11	The Hedge Counterparty may suspend making payments under a transaction in respect of a Hedging Agreement if the Borrower is in breach of its payment obligations under any transaction in respect of that Hedging Agreement.

22.25.12	The Hedge Counterparty consents to, and acknowledges notices of, the charging or assigning by way of security by the Borrower pursuant to the relevant Security Documents of its rights under the Hedging Agreements to which it is party in favour of the Security Agent.

22.25.13	Any such charging or assigning by way of security is without prejudice to, and after giving effect to, the operation of any payment, netting or close-out netting in respect of any amounts owing under any Hedging Agreement.

22.25.14	No Finance Party shall be liable for the performance of any of the Borrower’s obligations under a Hedging Agreement.

22.25.15	The obligations owed by the Borrower to the Hedge Counterparty under any Hedge Document may only be secured pursuant to the Transaction Security set out in Schedule 3 (Conditions Subsequent) to the Fifth Amendment Agreement, in each case ranking behind any Transaction Security granted in favour of the Security Agent and the Lenders pursuant to the relevant Transaction Security Documents.

22.25.16	The Transaction Security granted by the Borrower in favour of the Hedge Counterparty may not at any time benefit from a higher registered rank than the registered rank of the Transaction Security granted by the Borrower in favour of the other Finance Parties to secure the obligations arising under the Finance Documents (other than the Hedge Documents).

22.25.17	The Hedge Counterparty hereby agrees with the other Finance Parties to comply with the terms of this Agreement.

22.26	Application of FATCA

No Obligor shall (and the Borrower shall procure that no Obligor shall) become a FATCA FFI or a US Tax Obligor.

22.27	Further assurance and Security interests

22.27.1	Subject to applicable law in the Relevant Jurisdiction, each Obligor shall promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Agent or Security Agent may reasonably specify (and in such form as the Agent or Security Agent may reasonably require) in favour of the Agent or Security Agent (or its nominees):

(a)	to register and/or perfect the Security created or intended to be created under or evidenced by the Transaction Security Documents;

(b)	for the exercise of any rights, powers and remedies of the Security Agent or the Finance Parties provided by or pursuant to the Finance Documents or by law; and/or

(c)	to facilitate following an enforcement the realisation of the assets which are, or are intended to be, the subject of the Transaction Security.

22.27.2	The Borrower shall (at its own cost, unless otherwise specifically provided in this Agreement) take all such action as is available to it (including making all filings, registrations, re-registrations and updates of registrations) as may be necessary or advisable in accordance with the then applicable market practice for the purpose of the creation, perfection, protection, maintenance or ranking of any Security conferred or intended to be conferred on the Security Agent or the Finance Parties by or pursuant to the Finance Documents.

22.27.3	The Borrower shall (at its own cost) update and reaffirm the Security granted pursuant to the Finance Documents (i) whenever necessary to maintain the Security in the Relevant Jurisdiction and (ii) within fifteen (15) Business Days of the Security Agent’s request.

22.28	Maintenance

The Borrower shall ensure that:

22.28.1	the Project Facilities, other than prime commercial areas, are, and continue to be managed by the Manager, in accordance with the Management Agreements, until no earlier than 31 December 2036;

22.28.2	the Project is all times carried out and maintained in accordance with the Project Documents, the Material Authorisations and Good Industry Practice; and

22.28.3	that each Project Facility and any and all buildings, plant, machinery, fixtures and fittings on the Project Facilities are in, and maintained in:

(a)	good and substantial repair and condition and, as appropriate, in good working order; and

(b)	such repair, condition and order as to enable them to be used or let in accordance with all applicable laws and regulations; for this purpose, a law or regulation will be regarded as applicable if it is either:

(i)	in force; or

(ii)	it is expected to come into force and a prudent property owner in the same business as the Borrower would ensure that its buildings, plant, machinery, fixtures and fittings were in such condition, repair and order in anticipation of that law or regulation coming into force.

23.	Events of Default

Subject to Clause 23.18 (Cure rights), each of the events or circumstances set out in this Clause 22.27 is an Event of Default (save for Clause 23.19 (Acceleration)).

23.1	Non-payment

23.1.1	Any Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place and in the currency in which it is expressed to be payable unless:

(a)	its failure to pay is caused solely by:

(i)	administrative or technical error which is not its fault; or

(ii)	a Disruption Event; and

(b)	payment is made within:

(i)	in respect of an obligation of BEAH or the Guarantor (as sponsor) under the Subordination Agreement or Clause 21.5.2, five Business Days of its due date; and

(ii)	in any other case, three Business Days of its due date.

23.2	Major covenants

23.2.1	Any requirement of Clause 21 (Financial covenants), Clause 22.8 (Negative pledge), Clause 4 (Conditions Subsequent) of the Fifth Amendment Agreement or Clause 22.10 (Disposals) is not satisfied.

23.2.2	No Event of Default under Clause 23.2.1 above in respect of a failure to comply with Clause 21 (Financial covenants), if the failure to comply is remedied in accordance with Clause 21.5 (Cure Rights).

23.3	Other obligations

23.3.1	An Obligor does not perform or breaches any obligation under the Finance Documents (other than those referred to in Clause 23.1 (Non-payment) and Clause 23.2 (Major covenants) above).

23.3.2	No Event of Default under Clause 23.3.1 will occur if the failure to perform or breach is, in the opinion of the Agent, capable of remedy and is remedied to the satisfaction of the Agent within 10 Business Days, of the earlier of (a) the Agent giving notice to the relevant Obligor and (b) the relevant Obligor becoming aware of the failure to comply.

23.3.3	Any Major Project Party fails to perform or breaches any obligation under the Transaction Documents (other than those referred to in Clause 23.1 (Non-payment), Clause 23.2 (Major covenants) or Clause 23.3.1 and, in the reasonable opinion of the Agent, such failure to comply or breach it has a Material Adverse Effect.

23.4	Misrepresentation

23.4.1	Any representation, warranty or statement made or given or deemed to be made or given by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made, unless the event or circumstances giving rise to such representation, warranty or statement being incorrect in any material respect when made or deemed to be made or repeated are:

(a)	in the opinion of the Agent (acting reasonably) capable of remedy so as to render such representation, warranty or statement correct in that respect; and

(b)	remedied to the satisfaction of the Agent (acting reasonably) within 10 Business Days of the Agent giving notice to the relevant Obligor or, if earlier, the Obligor becoming aware of the relevant representation, warranty or statement being incorrect.

23.4.2	Any representation, warranty or statement made or given or deemed to be made or given by a Major Project Party in the Transaction Documents (other than as referred to in Clause 23.4.1 above) and, in the opinion of the Agent, the facts giving rise to the misrepresentation have a Material Adverse Effect.

23.5	Cross default

23.5.1	Any Financial Indebtedness of any Obligor is not paid when due nor within any originally applicable grace period.

23.5.2	Any Financial Indebtedness of any Obligor is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

23.5.3	Any commitment for any Financial Indebtedness of any Obligor is cancelled or suspended as a result of an event of default (however described).

23.5.4	Any creditor of any Obligor becomes entitled to declare any Financial Indebtedness of any Obligor due and payable prior to its specified maturity as a result of an event of default (however described).

23.5.5	No Event of Default will occur under this Clause 23.5:

(a)	with respect to an Obligor other than the Guarantor, if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within Clause 23.5.1 to 23.5.4 above is less than €1,000,000 (or its equivalent in any other currency or currencies); and

(b)	with respect the Guarantor, if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within Clause 23.5.1 to 23.5.4 above is less than EUR 7,000,000 (or its equivalent in any other currency or currencies).

23.6	Insolvency

23.6.1	An Obligor or the Manager is unable or admits inability to pay its debts as they fall due, or is deemed to or declared to be unable to pay its debts under applicable law, suspends or threatens to suspend making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

23.6.2	The value of the assets of the Guarantor or BEAH is less than its liabilities (taking into account contingent and prospective liabilities) or the Guarantor is, for the purposes of either Section 257(4) or Section 258 of the Israeli Companies Ordinance (New Version) 1983, insolvent.

23.6.3	The value of the current assets of either the Borrower or Romextur is less than its liabilities that are due, certain and liquid (as determined under applicable law) and as a consequence of such shortfall in the value of its current assets, the Borrower or Romextur become obliged to make an application for insolvency proceedings under applicable law.

23.6.4	A moratorium or other protection from its creditors is declared or imposed in respect of any indebtedness of any Obligor. For the avoidance of doubt, the ending of a moratorium (or other protection from creditors) will not remedy any Event of Default caused by that moratorium (or other protection from creditors).

23.7	Insolvency proceedings

23.7.1	Any corporate action, legal proceedings or other procedure or step is taken or, with respect to paragraph (d), becomes capable of being taken, in relation to:

(a)	the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Obligor or the Manager, other than a solvent liquidation or reorganisation.

(b)	a composition, compromise, assignment or arrangement with any creditor of any Obligor;

(c)	the appointment of a liquidator (other than, except with respect to an Obligor, in respect of a solvent liquidation or reorganisation), supervisor, receiver, administrative receiver, administrator, compulsory manager, trustee or other similar officer in respect of any Obligor, the Manager or any of the assets; or

(d)	enforcement of any Security over any assets of any Obligor,

or any analogous procedure or step is taken in any jurisdiction.

23.7.2	No Event of Default will occur:

(a)	under Clause 23.7.1 above, if in the reasonable opinion of the Agent the action, legal step or proceeding, is frivolous or vexatious; or

(b)	under paragraph (b) above in respect of the Guarantor, if the aggregate amount subject to composition, compromise, assignment or arrangement is less than EUR 1,000,000 (or its equivalent in any other currency).

23.8	Creditors’ process

Any expropriation, attachment, sequestration, distress or execution (including by way of executory attachment or interlocutory attachment) or any analogous process in any jurisdiction affects any asset or assets of the Borrower or Romextur having an aggregate value of €200,000.

23.9	Unlawfulness, invalidity and termination

23.9.1	It is or becomes unlawful for any person to perform any of its obligations under the Finance Documents or any Transaction Security created or expressed to be created or evidenced by the Transaction Security Documents, or any subordination created under the Subordination Agreement is or becomes unlawful.

23.9.2	It is or becomes unlawful for any person to perform any of its material obligations under the Project Documents.

23.9.3	Any obligation or obligations of any party under any Transaction Document are not (subject to the Legal Reservations) or cease to be legal, valid, binding or enforceable.

23.9.4	Any Finance Document ceases to be in full force and effect or any Transaction Security or any subordination created under the Subordination Agreement ceases to be legal, valid, binding, enforceable or effective in accordance with its written terms or is alleged by a party to it (other than a Finance Party) not be effective in accordance with its written terms.

23.9.5	Any Project Document is terminated or becomes capable of being terminated (other than on a consensual basis) and a notice of termination is issued, where such termination has or would be reasonably expected to have a Material Adverse Effect.

23.10	Authorisations

Any Authorisation required under any law or regulation to:

23.10.1	enable it to perform its obligations under the Transaction Documents to which it is a party; and

23.10.2	ensure the legality, validity, enforceability or admissibility in evidence in each Relevant Jurisdiction of any Transaction Document to which it is a party:

(a)	is not obtained by the time it is required and a Certified Copy of it not supplied to the Agent; or

(b)	is not complied with, is revoked or otherwise ceases to be in full force and effect; or

(c)	is not renewed in terms that are at least as favourable as those applying prior to the renewal; or

(d)	is varied (other than on a consensual basis).

23.11	Suspension

The operation of the Project is suspended for a continuous period of 10 days except where the suspension does not have, and would not reasonably be expected to have, a Material Adverse Effect.

23.12	Expropriation

The authority or ability of any Obligor to conduct its business is substantially limited or wholly or substantially curtailed by any seizure, compulsory acquisition, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person in relation to it or any of its assets, which, in respect of the Guarantor only, would be expected to have a Material Adverse Effect.

23.13	Litigation

Any litigation, arbitration, administrative, governmental, regulatory or other investigations, proceedings or disputes are commenced or, (to the best of the knowledge and belief, having made due and careful enquiry, of the relevant Major Project Party) threatened, in relation to the Major Project Parties, the Transaction Documents or the Project which has or is reasonably likely to have a Material Adverse Effect.

23.14	Repudiation

23.14.1	An Obligor repudiates a Finance Document or evidences an intention to repudiate a Finance Document.

23.14.2	A Major Project Party repudiates a Project Document or evidences an intention to repudiate a Project Document, where such repudiation or intention to repudiate has or would be reasonably expected to have a Material Adverse Effect.

23.15	Material adverse change

Any event or circumstance occurs which the Majority Lenders reasonably believe has or is reasonably likely to have a Material Adverse Effect.

23.16	Change of Business

Either the Borrower or Romextur changes its existing business as at the date of this Agreement.

23.17	Dividends and share redemption

Other than as permitted under any Transaction Document, the Borrower:

23.17.1	declares, makes or pays any Distribution;

23.17.2	repays or distributes any dividend or share premium reserve;

23.17.3	redeems, repurchases, defeases, retires or repays any of its share capital or resolves to do so.

23.18	Cure rights

Any event in respect of a Replaceable Party or a Replaceable Document which would otherwise constitute an Event of Default will not constitute an Event of Default if the Majority Lenders are satisfied that:

23.18.1	the replacement of a Replaceable Party or a Replaceable Document in accordance with this Clause does not have, and is not reasonably likely to have, a Material Adverse Effect;

23.18.2	the Borrower is either:

(a)	using best endeavours to replace the relevant Replaceable Party or Replaceable Document; or

(b)	if the Replaceable Party is the Manager, and the Event of Default would occur under Clause 23.6 (Insolvency) or Clause 23.7 (Insolvency proceedings):

(i)	the Manager continues to meet its obligations under each Management Agreement; and

(ii)	replacement of the Manager is unlawful under insolvency laws applicable in the jurisdiction of incorporation of the Manager; and

23.18.3	in the case of:

(a)	a Replaceable Party other than the Manager, or a Replaceable Document other than a Management Agreement, the Borrower replaces the relevant Replaceable Party or Replaceable Document within 90 days of the occurrence of the relevant event and:

(i)	on substantially the same terms as the relevant Replaceable Document; and

(ii)	with a person having legal capacity and technical and financial resources satisfactory to the Majority Lenders (acting reasonably) who has either become a party to each relevant Project Document in place of the relevant Replaceable Party or has entered into a replacement Project Document on substantially the same terms; or

(b)	a Replaceable Party who is the Manager, either paragraph (b) of Clause 23.18.2 applies, or the Borrower demonstrates to the satisfaction of the Majority Lenders that:

(i)	within 90 days of the occurrence of the relevant event it has agreed material terms (either in the form of memorandum of understanding, head of terms, or other substantially similar agreement) with a manager of hotel facilities of the same type as the Project Facilities, of international recognition and repute and with legal, technical and financial resources satisfactory to the Majority Lenders; and

(ii)	within 180 days from the occurrence of the relevant event it has entered into a replacement management agreement on substantially the same terms or improved terms as the relevant Management Agreement.

23.19	Acceleration

On and at any time after the occurrence of an Event of Default which is continuing the Agent may, and shall if so directed by the Majority Lenders, by notice to the Borrower:

23.19.1	cancel the Total Commitments at which time they shall immediately be cancelled;

23.19.2	declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents (other than any Hedging Agreement) be immediately due and payable, at which time they shall become immediately due and payable;

23.19.3	declare that all or part of the Loans be payable on demand, at which time they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders; and/or

23.19.4	exercise any or all of its rights, remedies, powers or discretions under the Finance Documents.

24.	CHANGES TO THE LENDERS AND HEDGE COUNTERPARTIES

24.1	Assignments and transfers by the Lenders

24.1.1	Subject to this Clause 24, a Lender (the “Existing Lender”) may:

(a)	assign any of its rights; or

(b)	transfer by novation any of its rights and obligations,

to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the New Lender), provided that:

(i)	during the Availability Period for Facility C and so long as no Event of Default has occurred and is continuing, the consent of the Borrower (not to be unreasonably withheld) shall be needed for such an assignment or transfer, unless it is an assignment or transfer to an Affiliate of the Existing Lender, or to another bank or financial institution with the same or better credit rating than the credit rating of Raiffeisen Bank International AG as at the date of such transfer or assignment; and

(ii)	following the last of day of the Availability Period for Facility C or the occurrence of an Event of Default which is continuing, the consent of the Borrower shall not be needed for such an assignment or transfer.

24.1.2	Prior to the occurrence of an Event of Default which is continuing, if:

(a)	a Lender assigns or transfers any of its rights or obligations under the Finance Documents; and

(b)	as a result of circumstances existing at the date the assignment or the transfer occurs, an Obligor would be obliged to make a payment to the New Lender under Clause 12 (Payment Increases and indemnities), then the New Lender is only entitled to receive payment under Clause 12 (Payment Increases and indemnities) to the same extent as the Existing Lender would have been entitled to such payment if the assignment, transfer or change had not occurred.

24.2	Conditions of assignment or transfer

An assignment will only be effective on:

( ) receipt by the Agent (whether in the Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties and the other Secured Parties as it would have been under if it was an Original Lender; and

(a)	performance by the Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender.

A transfer will only be effective if the procedure set out in Clause 24.5 (Procedure for transfer) is complied with.

24.2.3	Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms, for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

24.3	Assignment or transfer fee

The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of EUR 5,000.

24.4	Limitation of responsibility of Existing Lenders

24.4.1	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(a)	the legality, validity, effectiveness, adequacy or enforceability of the Transaction Documents, the Transaction Security or any other documents;

(b)	the financial condition of any Obligor;

(c)	the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or

(d)	the accuracy of any statements (whether written or oral) made in or in connection with any Transaction Document or any other document,

and any representations or warranties implied by law are excluded.

24.4.2	Each New Lender confirms to the Existing Lender and the other Finance Parties and the Secured Parties that it:

(a)	has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Transaction Document or the Transaction Security; and

(b)	will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

24.4.3	Nothing in any Finance Document obliges an Existing Lender to:

(a)	accept a re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 24 or

(b)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Transaction Documents or otherwise.

24.5	Procedure for transfer

24.5.1	Subject to compliance with the provisions of Clause 24.1 (Assignments and transfers by the Lenders) and compliance with the conditions set out in Clause 24.2 (Conditions of assignment or transfer) a transfer is effected in accordance with Clause 24.5.3 when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

24.5.2	The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

24.5.3	On the Transfer Date:

(a)	to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents and in respect of the Transaction Security each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and in respect of the Transaction Security and their respective rights against one another shall be cancelled (being the “Discharged Rights and Obligations”);

(b)	each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

(c)	the Agent, the Security Agent, the New Lender and the other Lenders shall acquire the same rights and assume the same obligations between themselves and in respect of the Transaction Security as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

(d)	the New Lender shall become a Party as a Lender.

24.5.4	To the extent that in such Transfer Certificate the Existing Lender seeks to transfer by novation all or any its rights, benefits and obligations under the Finance Documents, the Parties hereby agree in relation to any Security Documents expressed to be governed by the Romanian law and any Security created under the Finance Documents and securing the rights assigned, transferred, assigned or novated, that the relevant Security under such Security Documents or Finance Document will be preserved and transferred accordingly, without any additional cost for the Obligors, to the New Lender by maintaining the same rights and priority ranking as originally created for the transferring Lender, in accordance with and as allowed by article 1611 of the Romanian Civil Code.

24.6	Procedure for assignment

24.6.1	Subject to compliance with the provisions of Clause 24.1 (Assignments and transfers by the Lenders) and compliance with the conditions set out in Clause 24.2 (Conditions of assignment or transfer), an assignment may be effected in accordance with clause 24.6.3 below when the Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to 24.6.2 below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

24.6.2	The Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assignment to such New Lender.

24.6.3	On the Transfer Date:

(a)	the Existing Lender will assign absolutely to the New Lender the rights under the Finance Documents and in respect of the Transaction Security expressed to be the subject of the assignment in the Assignment Agreement;

(b)	the Existing Lender will be released by each Obligor and the other Finance Parties from the obligations owed by it (the “Relevant Obligations”) and expressed to be the subject of the release in the Assignment Agreement (and any corresponding obligations by which it is bound in respect of the Transaction Security); and

(c)	the New Lender shall become a Party as a “Lender” and will be bound by obligations equivalent to the Relevant Obligations.

24.6.4	Lenders may utilise procedures other than those set out in this clause 24.6 to assign their rights under the Finance Documents, to obtain a release by that Obligor from the obligations owed to that Obligor by the Lenders, or the assumption of equivalent obligations by a New Lender provided that they comply with the conditions set out in Clause 24.2 (Conditions of assignment or transfer) and the provisions of Clause 24.1 (Assignments and transfers by the Lenders).

24.7	Establishing Security in favour of New Lender

Upon the assignment or transfer to a New Lender:

24.7.1	each Obligor shall (and each other Finance Party shall), on demand of the Agent and/or Security Agent:

(a)	execute such addenda or equivalent documents relating to the Security Documents as reasonably requested by the Agent and/or Security Agent and take all actions and effect such registrations as may be required in order to complete the valid transfer to the New Lender of any Transaction Security (or the relevant part of any Transaction Security) created by any of the Finance Documents;

(b)	perform all other actions as may be required to establish in favour of the New Lender Transaction Security substantially comparable, and of equal ranking, to that conferred by the Finance Documents; and

24.7.2	if that transfer or assignment is made reasonably following the occurrence of an Event of Default which is continuing, the Borrower shall, on demand of the Agent and/or Security Agent, pay all costs, charges and expenses (including, without limitation, notary, Land Registry fees, Electronic Archive fees and any other registration or filing fees) as may be required in order to give full effect to the transfer or assignment and the provisions of Clause 24.7.1.

24.8	Copy of Transfer Certificate or Assignment Agreement to Obligors

The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate or Assignment Agreement, send to each Obligor a copy of that Transfer Certificate.

24.9	Security over Lender’s rights

In addition to the other rights provided to the Lenders under this Clause 24, each Lender may without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure its obligations including, without limitation:

24.9.1	any charge, assignment or other Security to secure obligations to European Investment Bank, Oesterreichische Kontrollbank AG or a federal reserve, or central bank; and

24.9.2	if it is a fund, any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall:

(a)	release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or

(b)	require any payments to be made by an Obligor other than or in excess of, or grant to any person any more extensive rights than those required to be made or granted to the relevant Lender under the Finance Documents.

24.9.3	The Lenders may include claims arising under or in connection with this Agreement (and the other Finance Documents) as part of a cover pool (Deckungsstock) for covered bonds (fundierte Bankschuldverschreibungen).

(a)	Once the Lenders act upon this authorisation, the Lenders’ claims against the Borrower serve as collateral for the claims of the covered bond investors. In that case all set off rights against the Lenders’ claims (including any otherwise applicable set-off rights under section 60 of the general terms and conditions of Raiffeisen Bank International AG) are subject to statutory prohibition in accordance with Section 2 sub-section 2 Austrian Covered Bonds Act (Gesetz betreffend fundierte Bankschuldverschreibungen (RGBl Nr. 213/1905) as amended).

(b)	The Borrower and each Obligor hereby waive any right to receive further notification on this matter.

25.	restriction on debt purchase transactions

25.1	Prohibition on Debt Purchase Transactions by the Group

The Guarantor shall not, and shall procure that no Obligor or Affiliate of an Obligor shall, enter into any Debt Purchase Transaction or beneficially own all or any part of the share capital of a company that is a Lender or a party to a Debt Purchase Transaction of the type referred to in paragraphs (b) or (c) of the definition of Debt Purchase Transaction.

25.2	Disenfranchisement on Debt Purchase Transactions entered into by Relevant Affiliates

25.2.1	For so long as an Sponsor Affiliate (i) beneficially owns a Commitment or (ii) has entered into a sub participation agreement relating to a Commitment or other agreement or arrangement having a substantially similar economic effect and such agreement or arrangement has not been terminated:

(a)	in ascertaining the Majority Lenders or whether any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents, such Commitment shall be deemed to be zero; and

(b)	for the purposes of Clause (Exceptions), such Sponsor Affiliate or the person with whom it has entered into such sub participation, other agreement or arrangement shall be deemed not to be a Lender (unless in the case of a person not being a Sponsor Affiliate it is a Lender by virtue otherwise than by beneficially owning the relevant Commitment).

25.2.2	Each Lender shall, unless such Debt Purchase Transaction is an assignment or transfer, promptly notify the Agent in writing if:

(a)	it knowingly enters into a Debt Purchase Transaction with a Sponsor Affiliate (a “Notifiable Debt Purchase Transaction”), specifying the amount of its Commitment which is subject to that Debt Purchase Transaction; and

(b)	a Notifiable Debt Purchase Transaction to which it is a party is terminated.

25.2.3	Each Sponsor Affiliate that is a Lender agrees that:

(a)	in relation to any meeting or conference call to which all the Lenders are invited to attend or participate, it shall not attend or participate in the same if so requested by the Agent or, unless the Agent otherwise agrees, be entitled to receive the agenda or any minutes of the same; and

(b)	in its capacity as Lender, unless the Agent otherwise agrees, it shall not be entitled to receive any report or other document prepared at the behest of, or on the instructions of, the Agent or one or more of the other Lenders.

26.	Changes to the Obligors

No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

27.	ROLE OF THE AGENT, THE SECURITY AGENT, THE ACCOUNT BANKS AND THE HEDGE COUNTERPARTIES

27.1	The Agent and the Security Agent

27.1.1	Each Lender and Hedge Counterparty:

(a)	appoints the Agent to act as its agent under and in connection with the Finance Documents; and

(b)	authorises the Agent to perform the duties, obligations and responsibilities and exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

27.1.2	The Security Agent declares that it holds the Secured Property on trust for the Secured Parties on the terms contained in this Agreement.

27.1.3	Each of the Finance Parties authorises the Agent and the Security Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Agent and the Security Agent (as applicable) under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

27.2	Enforcement Through Security Agent Only

27.2.1	The Secured Parties shall not have any independent power to enforce, or have recourse to, any of the Transaction Security or to exercise any right, power, authority or discretion arising under the Security Documents except through the Security Agent.

27.2.2	For the purposes of taking, maintaining, protecting and/or enforcing the Transaction Security, the Security Agent shall be joint creditor (in Romanian: “creditor solidar”) in accordance with, inter alia, Article 1.434 (and the following articles) of the Romanian Civil Code, with each other Secured Party in relation to any and all liabilities of the Obligors towards such other Secured Party under the Finance Documents.

27.2.3	Without prejudice to the foregoing, no Finance Party shall be joint creditor with any other Finance Party (other than the Security Agent).

27.2.4	The Security Agent shall have the power to execute and enforce the Security Documents to which it is a party on behalf of each Finance Party and to execute any other agreement or instrument, give or receive any notice and take any other action in relation to the creation, perfection, maintenance, amendment, supplementation, enforcement and release of the Transaction Security in the name and on behalf of each Finance Party in accordance with Article 1.436 of the Romanian Civil Code.

27.2.5	The Security Agent may refrain from enforcing the Transaction Security unless instructed otherwise by the Majority Lenders.

27.3	Instructions

27.3.1	Each of the Agent and the Security Agent shall:

(a)	unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Agent or Security Agent (as applicable) in accordance with any instructions given to it by:

(i)	all Lenders if the relevant Finance Document stipulates the matter is an all Lender decision; and

(ii)	in all other cases, the Majority Lenders; and

(b)	not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with paragraph 27.3.1(a) above (or, if this Agreement stipulates the matter is a decision for any other Finance Party or group of Finance Parties, from that Finance Party or group of Finance Parties).

27.3.2	Each of the Agent and the Security Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Finance Party or group of Finance Parties, from that Finance Party or group of Finance Parties) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Agent or Security Agent (as applicable) may refrain from acting unless and until it receives any such instructions or clarification that it has requested.

27.3.3	Save in the case of decisions stipulated to be a matter for any other Finance Party or group of Finance Parties under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Agent or Security Agent (as applicable) by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties.

27.3.4	Paragraph 27.3.1 above shall not apply:

(a)	where a contrary indication appears in a Finance Document;

(b)	where a Finance Document requires the Agent or the Security Agent to act in a specified manner or to take a specified action;

(c)	in respect of any provision which protects the Agent’s or Security Agent’s own position in its personal capacity as opposed to its role of Agent or Security Agent for the relevant Finance Parties or Secured Parties (as applicable) including, without limitation, Clauses 27.5 (No fiduciary duties) to Clause 27.10 (Exclusion of liability), Clauses 27.13 (Confidentiality) to Clause 27.21 (Custodians and nominees) and Clause 27.24 (Acceptance of title) to Clause 27.27 (Disapplication of Trustee Acts);

(d)	in respect of the exercise of the Security Agent’s discretion to exercise a right, power or authority under any of:

(i)	Clause 29.1 (Order of application);

(ii)	Clause 29.2 (Prospective liabilities); and

(iii)	Clause 29.5 (Permitted Deductions).

27.3.5	If giving effect to instructions given by the Majority Lenders would (in the Agent’s or (as applicable) the Security Agent’s opinion) have an effect equivalent to an amendment or waiver referred to in Clause 37(Amendments and waivers), the Agent or (as applicable) Security Agent shall not act in accordance with those instructions unless consent to it so acting is obtained from each Party (other than the Agent or Security Agent) whose consent would have been required in respect of that amendment or waiver.

27.3.6	In exercising any discretion to exercise a right, power or authority under the Finance Documents where either:

(a)	it has not received any instructions as to the exercise of that discretion; or

(b)	the exercise of that discretion is subject to Clause 27.3.4(d) above,

the Agent or Security Agent shall do so having regard to the interests of (in the case of the Agent) all the Finance Parties and (in the case of the Security Agent) all the Secured Parties.

27.3.7	The Agent or the Security Agent (as applicable) may refrain from acting in accordance with any instructions of any Finance Party or group of Finance Parties until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability (together with any applicable VAT) which it may incur in complying with those instructions.

27.3.8	Without prejudice to Clause 27.3.9, in the absence of instructions, each of the Agent and the Security Agent may act (or refrain from acting) as it considers to be in the best interest of (in the case of the Agent) the Finance Parties and (in the case of the Security Agent) the Secured Parties.

27.3.9	Neither the Agent nor the Security Agent is authorised to act on behalf of a Finance Party (without first obtaining that Finance Party’s consent) in any legal or arbitration proceedings relating to any Finance Document. This paragraph 27.3.9 shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Transaction Security Documents or enforcement of the Transaction Security or Transaction Security Documents.

27.4	Duties of the Agent and Security Agent

27.4.1	The duties of the Agent and the Security Agent under the Finance Documents are solely mechanical and administrative in nature.

27.4.2	Subject to paragraph 27.4.3 below, each of the Agent and the Security Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent or Security Agent (as applicable) for that Party by any other Party.

27.4.3	Without prejudice to Clause 24.8 (Copy of Transfer Certificate or Assignment Agreement to Obligors), paragraph 27.4.2 above shall not apply to any Transfer Certificate or any Assignment Agreement.

27.4.4	Except where a Finance Document specifically provides otherwise, neither the Agent nor the Security Agent is obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

27.4.5	If the Agent or the Security Agent receives notice from a Party referring to any Finance Document, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

27.4.6	If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent or the Security Agent) under this Agreement, it shall promptly notify the other Finance Parties.

27.4.7	The Agent shall provide to the Borrower within ten Business Days of a request by the Borrower (but no more frequently than once during each quarter, a list (which may be in electronic form) setting out the names of the Lenders as at that Business Day, their respective Commitments, the address and fax number (and the department or officer, if any, for whose attention any communication is to be made) of each Lender for any communication to be made or document to be delivered under or in connection with the Finance Documents, the electronic mail address and/or any other information required to enable the sending and receipt of information by electronic mail or other electronic means to and by each Lender to whom any communication under or in connection with the Finance Documents may be made by that means and the account details of each Lender for any payment to be distributed by the Agent to that Lender under the Finance Documents.

27.4.8	Each of the Agent and the Security Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

27.5	No Fiduciary Duties

27.5.1	Nothing in any Finance Document constitutes:

(a)	the Agent or the Arranger as a trustee or fiduciary of any other person; or

(b)	the Security Agent as an agent, trustee or fiduciary of any Obligor.

27.5.2	None of the Agent, the Security Agent or the Arranger shall be bound to account to any other Finance Party or (in the case of the Security Agent) any Secured Party for any sum or the profit element of any sum received by it for its own account.

27.6	Business with the Group

The Agent, the Security Agent and the Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with any Obligor or Affiliate of an Obligor.

27.7	Rights and discretions

27.7.1	Each of the Agent and the Security Agent may:

(a)	rely on any representation, warranty, notice or document believed by it to be genuine, correct and appropriately authorised; and

(b)	assume that:

(i)	any instructions received by it from the Majority Lenders, any Finance Parties or any group of Finance Parties are duly given in accordance with the terms of the Finance Documents; and

(ii)	unless it has received notice of revocation, that those instructions have not been revoked; and

(c)	rely on a certificate from any person:

(i)	as to any matter of fact or circumstance which would reasonably be expected to be within the knowledge of that person; or

(ii)	to the effect that such person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of paragraph 27.7.1(c)(i) above, may assume the truth and accuracy of that certificate.

27.7.2	Each of the Agent and the Security Agent may assume (unless it has received notice to the contrary in its capacity as agent or security trustee for the Finance Parties or Secured Parties) that:

(a)	no Default has occurred (unless, in the case of the Agent, it has actual knowledge of a Default arising under Clause 23.1 (Non-payment));

(b)	no Finance Document has been changed or amended;

(c)	any right, power, authority or discretion vested in any Party or any group of Finance Parties has not been exercised; and

(d)	no Transaction Security has become enforceable; and

(e)	any notice or request made by the Borrower is made on behalf of and with the consent and knowledge of each other Obligor.

27.7.3	Each of the Agent and the Security Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

27.7.4	Without prejudice to the generality of paragraph 27.7.3 above or paragraph 27.7.5 below, each of the Agent and the Security Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Agent or Security Agent (as applicable), (and so separate from any lawyers instructed by the other Finance Parties) if the Agent or Security Agent (as applicable), in its reasonable opinion deems this to be desirable.

27.7.5	Each of the Agent and the Security Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Agent or by the Security Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

27.7.6	Each of the Agent and the Security Agent, any Receiver and any Delegate may act in relation to the Finance Documents through its through its officers, employees and agents and shall not:

(a)	be liable for any error of judgment made by any such person; or

(b)	be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part, of any such person,

unless such error or such loss was directly caused by the Agent’s or the Security Agent’s, Receiver’s or Delegate’s, as applicable gross negligence or wilful misconduct.

27.7.7	Unless a Finance Document expressly provides otherwise each of the Agent and the Security Agent may disclose to any other Party and to any person engaged by it or through whom it acts in accordance with this Clause 27 any information it reasonably believes it has received as agent or security trustee under this Agreement.

27.7.8	Notwithstanding any other provision of any Finance Document to the contrary, none of the Agent or the Security Agent is obliged to do or omit to do anything if it would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

27.7.9	Notwithstanding any provision of any Finance Document to the contrary, neither the Agent nor the Security Agent is obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

27.8	Responsibility for documentation

None of the Agent, the Security Agent, any Receiver nor any Delegate is responsible or liable for:

27.8.1	the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Agent, the Security Agent, an Obligor or any other person in or in connection with any Finance Document or Reports or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

27.8.2	the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security; or

27.8.3	any determination as to whether any information provided or to be provided to any Finance Party or Secured Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

27.9	No duty to monitor

Neither the Agent nor the Security Agent shall be bound to enquire:

27.9.1	whether or not any Default has occurred;

27.9.2	as to the performance, default or any breach by any Party of its obligations under any Finance Document; or

27.9.3	whether any other event specified in any Finance Document has occurred.

27.10	Exclusion of liability

27.10.1	Without limiting Clause 27.10.2 below and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Agent, the Security Agent or any Receiver or Delegate), none of the Agent, the Security Agent nor any Receiver or Delegate will be liable (including, without limitation, for negligence or any other category of liability whatsoever) for:

(a)	any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document or the Transaction Security, unless directly caused by its gross negligence, fraud or wilful misconduct;

(b)	exercising or not exercising any right, power, authority or discretion given to it by, or in connection with, any Finance Document, the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document or the Transaction Security;

(c)	any shortfall which arises on the enforcement or realisation of the Transaction Security; or

(d)	without prejudice to the generality of paragraphs (a)to (c) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of:

(i)	any act, event or circumstance not reasonably within its control; or

(ii)	the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

27.10.2	No Party (other than the Agent, the Security Agent, that Receiver or that Delegate (as applicable)) may take any proceedings against any officer, employee or agent of the Agent, the Security Agent, a Receiver or a Delegate, in respect of any claim it might have against the Agent, the Security Agent, a Receiver or a Delegate or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document or any Transaction Document and any officer, employee or agent of the Agent, the Security Agent, that Receiver or that Delegate may rely on this Clause subject to Clause 1.3 (Third party rights) and the provisions of the Third Parties Act.

27.10.3	Neither the Agent nor the Security Agent will be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent or the Security Agent (as applicable) if the Agent or Security Agent (as applicable) has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent or the Security Agent (as applicable) for that purpose.

27.10.4	Notwithstanding the provisions of Clause 29 (Payment Mechanics), the Agent shall not be liable to any Obligor for the failure, or the consequences of any failure, of any cross-border payment system to effect same-day settlement to an account of any Obligor.

27.10.5	Nothing in this Agreement shall oblige the Agent, the Security Agent to carry out:

(a)	any “know your customer” or other checks in relation to any person; or

(b)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Finance Party,

on behalf of any Finance Party and each Finance Party confirms to the Agent and the Security Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or the Security Agent.

27.10.6	Without prejudice to any provision of any Finance Document excluding or limiting the liability of the Agent, the Security Agent, any Receiver or Delegate, any liability of the Agent, the Security Agent, any Receiver or Delegate arising under or in connection with any Finance Document or the Transaction Security shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Agent, the Security Agent, any Receiver or Delegate or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Agent, the Security Agent, any Receiver or Delegate at any time which increase the amount of that loss. In no event shall the Agent, the Security Agent, any Receiver or Delegate be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Agent, the Security Agent, the Receiver or Delegate has been advised of the possibility of such loss or damages.

27.11	Lenders’ Indemnity to the Agent and Security Agent

27.11.1	Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, the Security Agent and every Receiver and every Delegate, within three Business Days of demand, against any cost, loss or liability incurred by any of them (otherwise than by reason of the Agent’s, Security Agent’s Receiver’s or Delegate’s gross negligence or wilful misconduct) in acting as Agent, Security Agent, Receiver or Delegate under the Finance Documents (unless the relevant Agent, Security Agent, Receiver or Delegate has been reimbursed by an Obligor pursuant to a Finance Document).

27.11.2	Subject to Clause 27.11.3 below, the Borrower shall immediately on demand reimburse any Lender for any payment that Lender makes to the Agent or the Security Agent pursuant to Clause 27.11.1 above.

27.11.3	Paragraph 27.11.2 above shall not apply to the extent that the indemnity payment in respect of which the Lender claims reimbursement relates to a liability of the Agent or the Security Agent to an Obligor.

27.12	Resignation of the Agent and the Security Agent

27.12.1	The Agent or the Security Agent may resign by giving 30 days’ notice to the other Finance Parties and the Borrower, in which case the Majority Lenders (after consultation with the other Finance Parties and the Borrower) may appoint a successor Agent or Security Agent (as applicable).

27.12.2	If the Majority Lenders have not appointed a successor Agent or Security Agent in accordance with paragraph 27.12.1 above within 20 days after notice of resignation was given, the retiring Agent or Security Agent (as applicable) (after consultation with the other Finance Parties and Borrower) may appoint a successor Agent or Security Agent (as applicable).

27.12.3	If the Agent wishes to resign because (acting reasonably) it has concluded that it is no longer appropriate for it to remain as agent and the Agent is entitled to appoint a successor Agent under paragraph 27.12.2 above, the Agent may (if it concludes (acting reasonably) that it is necessary to do so in order to persuade the proposed successor Agent to become a party to this Agreement as Agent) agree with the proposed successor Agent amendments to this Clause 27 consistent with then current market practice for the appointment and protection of corporate trustees together with any reasonable amendments to the agency fee payable under this Agreement which are consistent with the successor Agent’s normal fee rates and those amendments will bind the Parties.

27.12.4	The retiring Agent or Security Agent (as applicable) shall, at the costs of the Borrower make available to the successor Agent or Security Agent (as applicable) such documents and records and provide such assistance as the successor Agent or Security Agent may reasonably request for the purposes of performing its functions as Agent or Security Agent (as applicable) under the Finance Documents. The Borrower shall, within three Business Days of demand, reimburse the retiring Agent or Security Agent (as applicable) for the amount of all costs and expenses (including legal fees) properly incurred by it in making available such documents and records and providing such assistance.

27.12.5	The resignation notice of the Agent or Security Agent (as applicable) shall only take effect upon:

(a)	the appointment of a successor; and

(b)	(in the case of the Security Agent) the transfer of all the Transaction Security to that successor.

27.12.6	Upon the appointment of a successor, the retiring Agent or Security Agent (as applicable) shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under Clause 27.25 (Winding Up of Trust) and 27.12.4 above) but shall remain entitled to the benefit of Clause 14.4 (Indemnity to the Agent), Clause 14.5 (Indemnity to the Security Agent) and this Clause 27 (and any fees for the account of the retiring Agent or Security Agent (as applicable) shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

27.12.7	After consultation with the Borrower, the Majority Lenders may, by giving 30 days’ notice to the Agent or Security Agent (as applicable), require it to resign in accordance with paragraph 27.12.1 above. In this event, the Agent or Security Agent (as applicable) shall resign in accordance with paragraph 27.12.1 above but the cost referred to in paragraph 27.12.4 above shall be for the account of the Borrower.

27.12.8	The Agent shall resign in accordance with paragraph 27.12.1 above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to paragraph 27.12.2 above) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either:

(a)	the Agent fails to respond to a request under Clause 12.5.1 (FATCA Information) and a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(b)	the information supplied by the Agent pursuant to Clause 12.5.1 (FATCA Information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(c)	the Agent notifies the Borrower and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

and (in each case) a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and that Lender, by notice to the Agent, requires it to resign.

27.13	Confidentiality

27.13.1	In acting as agent or trustee for the Finance Parties, the Agent or Security Agent (as applicable) shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

27.13.2	If information is received by another division or department of the Agent or Security Agent, it may be treated as confidential to that division or department and the Agent or Security Agent (as applicable) shall not be deemed to have notice of it.

27.14	Relationship With the Other Finance Parties

27.14.1	The Agent may treat the person shown in its records as Lender or Hedge Counterparty at the opening of business (in the place of the Agent’s principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office or, as the case may be, Hedge Counterparty:

(a)	entitled to or liable for any payment due under any Finance Document on that day; and

(b)	entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day,

unless it has received not less than five Business Days’ prior notice from that Lender or Hedge Counterparty to the contrary in accordance with the terms of this Agreement.

27.14.2	Any Lender or Hedge Counterparty may by notice to the Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender or Hedge Counterparty under the Finance Documents. Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under Clause 33.5 (Electronic communication)) electronic mail address and/or any other information required to enable the transmission of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address (or such other information), department and officer by that Lender for the purposes of Clause 33.2 (Addresses) and Clause 33.5 (Electronic communication)and the Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender or Hedge Counterparty.

27.14.3	Each Finance Party shall supply the Security Agent with any information that the Security Agent may reasonably specify as being necessary or desirable to enable the Security Agent to perform its functions as Security Agent.

27.15	Credit Appraisal by the Lenders and Hedge Counterparties

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender and Hedge Counterparty confirms to the Agent, the Security Agent and the Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

27.15.1	the financial condition, status and nature of each Obligor;

27.15.2	the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, the Secured Property and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Secured Property;

27.15.3	whether that Finance Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Secured Property, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Secured Property;

27.15.4	the adequacy, accuracy or completeness of any due diligence report and any other information provided by the Agent, the Security Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

27.15.5	the right or title of any person in or to, or the value or sufficiency of any part of, the Secured Property, the priority of any of the Transaction Security or the existence of any Security affecting the Secured Property.

27.16	Agents’ Management Time

27.16.1	Any amount payable to the Agent or Security Agent under Clause 14.4 (Indemnity to the Agent), Clause 14.5 (Indemnity to the Security Agent), Clause 16 (Costs and expenses) and Clause 27.11 (Lenders’ indemnity to the Agent and Security Agent) shall include the cost of utilising the management time or other resources of the Agent or Security Agent (as applicable) and will be calculated on the basis of such reasonable daily or hourly rates as the Agent or Security Agent may notify to, and agree in advance with, the Borrower, and is in addition to any fee paid or payable to the Agent or Security Agent under Clause 11 (Fees).

27.16.2	Without prejudice to paragraph 27.16.1 above, in the event of:

(a)	a Default;

(b)	the Security Agent being requested by an Obligor or the Majority Lenders to undertake duties which the Security Agent and the Borrower agree to be of an exceptional nature or outside the scope of the normal duties of the Security Agent under the Finance Documents; or

(c)	the Security Agent and the Borrower agreeing that it is otherwise appropriate in the circumstances,

the Borrower shall pay to the Security Agent any additional remuneration that may be agreed between them in advance and in writing or determined pursuant to paragraph 27.16.3 below.

27.16.3	If the Security Agent and the Borrower fail to agree upon the nature of the duties, or upon the additional remuneration referred to in paragraph 27.16.2 above or whether additional remuneration is appropriate in the circumstances, any dispute shall be determined by an investment bank (acting as an expert and not as an arbitrator) selected by the Security Agent and approved by the Company or, failing approval, nominated (on the application of the Security Agent) by the President for the time being of the Law Society of England and Wales (the costs of the nomination and of the investment bank being payable by the Company) and the determination of any investment bank shall be final and binding upon the Parties.

27.17	Deduction from Amounts Payable by the Agent

If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

27.18	Reliance and Engagement Letters

Each Finance Party and Secured Party confirms that each of the Agent and the Security Agent has authority to accept on its behalf (and ratifies the acceptance on its behalf of any letters or reports already accepted by the Agent or the Security Agent) the terms of any reliance letter or engagement letters relating to any reports or letters provided by any Lenders’ Advisor, any accountants, auditors or providers of due diligence reports in connection with the Finance Documents or the transactions contemplated in the Finance Documents and to bind it in respect of those reports or letters and to sign such letters on its behalf and further confirms that it accepts the terms and qualifications set out in such letters.

27.19	No Responsibility to Perfect Transaction Security

The Security Agent shall not be liable for any failure to:

27.19.1	require the deposit with it of any deed or document certifying, representing or constituting the title of any Obligor to any of the Secured Property;

27.19.2	obtain any licence, consent or other authority for the execution, delivery, legality, validity, enforceability or admissibility in evidence of any Finance Document or the Transaction Security;

27.19.3	register, file or record or otherwise protect any of the Transaction Security (or the priority of any of the Transaction Security) under any law or regulation or to give notice to any person of the execution of any Finance Document or of the Transaction Security;

27.19.4	take, or to require any Obligor to take, any step to perfect its title to any of the Secured Property or to render the Transaction Security effective or to secure the creation of any ancillary Security under any law or regulation; or

27.19.5	require any further assurance in relation to any Security Document.

27.20	Insurance by Security Agent

27.20.1	The Security Agent shall not be obliged:

(a)	to insure any of the Secured Property;

(b)	to require any other person to maintain any insurance; or

(c)	to verify any obligation to arrange or maintain insurance contained in any Finance Document,

and the Security Agent shall not be liable for any damages, costs or losses to any person as a result of the lack of, or inadequacy of, any such insurance.

27.20.2	Where the Security Agent is named on any insurance policy as an insured party, it shall not be liable for any damages, costs or losses to any person as a result of its failure to notify the insurers of any material fact relating to the risk assumed by such insurers or any other information of any kind, unless the Majority Lenders request it to do so in writing and the Security Agent fails to do so within fourteen days after receipt of that request.

27.21	Custodians and Nominees

The Security Agent may appoint and pay any person to act as a custodian or nominee on any terms in relation to any asset of the trust as the Security Agent may determine, including for the purpose of depositing with a custodian this Agreement or any document relating to the trust created under this Agreement and the Security Agent shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it under this Agreement or be bound to supervise the proceedings or acts of any person.

27.22	Delegation by the Security Agent

27.22.1	Each of the Security Agent, any Receiver and any Delegate may, at any time, delegate by power of attorney or otherwise to any person for any period, all or any right, power, authority or discretion vested in it in its capacity as such.

27.22.2	That delegation may be made upon any terms and conditions (including the power to sub-delegate) and subject to any restrictions that the Security Agent, that Receiver or that Delegate (as the case may be) may, in its discretion, think fit in the interests of the Secured Parties.

27.22.3	No Security Agent, Receiver or Delegate shall be bound to supervise, or be in any way responsible for any damages, costs or losses incurred by reason of any misconduct, omission or default on the part of, any such delegate or sub-delegate.

27.23	Additional Security Agents

27.23.1	The Security Agent may at any time appoint (and subsequently remove) any person to act as a separate trustee or as a co-trustee jointly with it:

(a)	if it considers that appointment to be in the interests of the Secured Parties;

(b)	for the purposes of conforming to any legal requirement, restriction or condition which the Security Agent deems to be relevant; or

(c)	for obtaining or enforcing any judgment in any jurisdiction,

and the Security Agent shall give prior notice to the Borrower and the Finance Parties of that appointment.

27.23.2	Any person so appointed shall have the rights, powers, authorities and discretions (not exceeding those given to the Security Agent under or in connection with the Finance Documents) and the duties, obligations and responsibilities that are given or imposed by the instrument of appointment.

27.23.3	The remuneration that the Security Agent may pay to that person, and any costs and expenses (together with any applicable VAT) incurred by that person in performing its functions pursuant to that appointment shall, for the purposes of this Agreement, be treated as costs and expenses incurred by the Security Agent.

27.24	Acceptance of Title

The Security Agent shall be entitled to accept without enquiry, and shall not be obliged to investigate, any right and title that any Obligor may have to any of the Secured Property and shall not be liable for, or bound to require any Obligor to remedy, any defect in its right or title.

27.25	Winding up of Trust

If the Security Agent, with the approval of the Agent, determines that:

27.25.1	all of the Secured Liabilities and all other obligations secured by the Security Documents have been fully and finally discharged; and

27.25.2	no Secured Party is under any commitment, obligation or liability (actual or contingent) to make advances or provide other financial accommodation to any Obligor pursuant to the Finance Documents, then:

(a)	the trusts set out in this Agreement shall be wound up and the Security Agent shall release, without recourse or warranty, all of the Transaction Security and the rights of the Security Agent under each of the Security Documents; and

(b)	any Security Agent which has resigned pursuant to Clauses 27.12.1 to 27.12.8 (Resignation of the Agent and the Security Agent) above shall release, without recourse or warranty, all of its rights under each Security Document.

27.26	Powers Supplemental to Trustee Acts

The rights, powers, authorities and discretions given to the Security Agent under or in connection with the Finance Documents shall be supplemental to the Trustee Act 1925 and the Trustee Act 2000 and in addition to any which may be vested in the Security Agent by law or regulation or otherwise.

27.27	Disapplication of Trustee Acts

Section 1 of the Trustee Act 2000 shall not apply to the duties of the Security Agent in relation to the trusts constituted by this Agreement. Where there are any inconsistencies between the Trustee Act 1925 or the Trustee Act 2000 and the provisions of this Agreement, the provisions of this Agreement shall, to the extent permitted by law and regulation, prevail and, in the case of any inconsistency with the Trustee Act 2000, the provisions of this Agreement shall constitute a restriction or exclusion for the purposes of that Act.

27.28	Role of the Account Banks

27.28.1	The Account Bank shall not be responsible to the Borrower for the non-payment of any sums owing under the Finance Documents which could be paid out of money standing to the credit of the Accounts, nor shall any of the Agent, the Account Bank, or any other Finance Party be liable for any withdrawal from an Account wrongly made (except for wilful misconduct or gross negligence by the Agent or the Account Bank).

27.28.2	The Account Bank (in its capacity as account bank) is not responsible:

(a)	for the adequacy, the accuracy and/or completeness of any information supplied to it by the Agent or the Borrower given to it in connection with this Agreement, or the transactions contemplated herein;

(b)	for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any instruction received by it from the Agent; and

(c)	for verifying:

(i)	compliance by the Borrower with this Agreement or the other Finance Documents; or

(ii)	whether a Default has occurred or is continuing.

27.29	Undertakings of Hedge Counterparties

27.29.1	Each Hedge Counterparty undertakes to the other Finance Parties that it will not, other than in accordance with Clause 22.25 (Hedging):

(a)	terminate or close out any hedging transaction; or

(b)	assign or transfer any of its rights, obligations or benefits under any Hedging Agreement.

27.29.2	The Hedge Counterparties shall not be entitled to enforce, or take any step towards enforcing any of the Hedging Liabilities, any of the hedging transactions, unless the written instruction of the Security Agent (acting on the instructions of the Majority Lenders) has first been obtained.

27.30	Rights of Hedge Counterparties

Upon:

27.30.1	any corporate action, legal proceeding or other procedure or step described in paragraph (a) of Clause 23.7 (Insolvency proceedings) being initiated; or

27.30.2	any of the circumstances described in Clause 23.6 (Insolvency) applying,

in relation to the Borrower, the Hedge Counterparty shall be entitled to exercise any right it may otherwise have in respect of the Borrower to:

27.30.3	receive or recover (whether by set-off or otherwise) any payment in respect of any liabilities of the Borrower under any Hedging Agreement, provided that it shall apply such payment in accordance with the provisions of Clause 30 (Sharing among the Finance Parties); or

27.30.4	claim and prove in the liquidation of the Borrower for liabilities under any Hedging Agreement owing to it.

27.31	No voting rights

The Hedge Counterparties shall not be entitled to vote on any matter where a decision of the Lenders (or any of them) alone is required, whether before or after the termination or close out of any Hedging Agreement, provided that each Hedge Counterparty shall be entitled to vote on any matter where a decision of all the Finance Parties is expressly required, and that such Hedge Counterparty which is also a Lender will be entitled to vote in a decision of the Lenders, in its capacity as Lender.

27.32	Exercise of powers and discretions by Finance Parties

Where a Finance Party is required, under the terms of this Agreement or any Finance Document, to act reasonably in the exercise of any right, power or discretion (however described), such requirement shall not apply at any time during which an Event of Default has occurred and is continuing.

28.	Conduct of business by the Finance Parties

No provision of this Agreement will:

28.1.1	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

28.1.2	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

28.1.3	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

29.	Application of Proceeds

29.1	Order of application

Subject to Clause 29.2 (Prospective liabilities), all amounts from time to time received or recovered by the Security Agent pursuant to the terms of any Finance Document or in connection with the realisation or enforcement of all or any part of the Transaction Security (for the purposes of this Clause 29.1, the “Recoveries”) shall be held by the Security Agent on trust to apply them at any time as the Security Agent (in its discretion) sees fit, to the extent permitted by applicable law (and subject to the provisions of this Clause 29.1, in the following order:

29.1.1	in discharging any sums owing to the Security Agent, any Receiver or any Delegate;

29.1.2	in payment of all costs and expenses incurred by the Agent or any Secured Party in connection with any realisation or enforcement of the Transaction Security taken in accordance with the terms of this Agreement; and

29.1.3	in payment to the Agent for application in accordance with Clause 31.5 (Partial payments).

29.2	Prospective liabilities

Following acceleration the Security Agent may, in its discretion, hold any amount of the Recoveries in an interest bearing suspense or impersonal account(s) in the name of the Security Agent with such financial institution (including itself) and for so long as the Security Agent shall think fit (the interest being credited to the relevant account) for later application under Clause 29.1 (Order of application) in respect of:

29.2.1	any sum to the Security Agent, any Receiver or any Delegate; and

29.2.2	any part of the Secured Liabilities,

that the Security Agent reasonably considers, in each case, might become due or owing at any time in the future.

29.3	Investment of proceeds

Prior to the application of the proceeds of the Recoveries in accordance with Clause 29.1 (Order of application) the Security Agent may, in its discretion, hold all or part of those proceeds in an interest bearing suspense or impersonal account(s) in the name of the Security Agent with such financial institution (including itself) and for so long as the Security Agent shall think fit (the interest being credited to the relevant account) pending the application from time to time of those moneys in the Security Agent’s discretion in accordance with the provisions of this Clause 29.3.

29.4	Currency Conversion

29.4.1	For the purpose of, or pending the discharge of, any of the Secured Liabilities the Security Agent may convert any moneys received or recovered by the Security Agent from one currency to another, at a market rate of exchange.

29.4.2	The obligations of any Obligor to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion.

29.5	Permitted Deductions

The Security Agent shall be entitled, in its discretion:

29.5.1	to set aside by way of reserve amounts required to meet, and to make and pay, any deductions and withholdings (on account of taxes or otherwise) which it is or may be required by any applicable law to make from any distribution or payment made by it under this Agreement; and

29.5.2	to pay all Taxes which may be assessed against it in respect of any of the Secured Property, or as a consequence of performing its duties, or by virtue of its capacity as Security Agent under any of the Finance Documents or otherwise (other than in connection with its remuneration for performing its duties under this Agreement).

29.6	Good Discharge

29.6.1	Any payment to be made in respect of the Secured Liabilities by the Security Agent may be made to the Agent on behalf of the Finance Parties and any payment made in that way shall be a good discharge, to the extent of that payment, by the Security Agent.

29.6.2	The Security Agent is under no obligation to make the payments to the Agent under paragraph 29.6.1 above in the same currency as that in which the obligations and liabilities owing to the relevant Finance Party are denominated.

30.	Sharing among the Finance Parties

30.1	Payments to Finance Parties

If a Finance Party (a “Recovering Finance Party”) receives or recovers any amount from an Obligor other than in accordance with Clause 31 (Payment mechanics) (a ”Recovered Amount”) and applies that amount to a payment due under the Finance Documents then:

30.1.1	the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery to the Agent;

30.1.2	the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 31 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

30.1.3	the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 31.5 (Partial payments).

30.2	Redistribution of payments

The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) (the “Sharing Finance Parties”) in accordance with Clause 31.5 (Partial payments) towards the obligations of that Obligor to the Sharing Finance Parties.

30.3	Recovering Finance Party’s rights

On a distribution by the Agent under Clause 31.2 (Distributions by Agent) of a payment received by a Recovering Finance Party from an Obligor, as between the relevant Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Obligor.

30.4	Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

30.4.1	each Sharing Finance Party shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the “Redistributed Amount”); and

30.4.2	as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor.

30.5	Exceptions

30.5.1	This Clause 30 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.

30.5.2	A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(a)	it notified that other Finance Party of the legal or arbitration proceedings; and

(b)	that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

31.	Payment mechanics

31.1	Payments to the Agent

31.1.1	On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

31.1.2	Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to Euro, in a principal financial centre in a Participating Member State or Vienna, as specified by the Agent) and with such bank as the Agent, in each case, specifies.

31.2	Distributions by the Agent

Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 31.3 (Distributions to an Obligor) and Clauses 31.4 (Clawback and pre-funding) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days’ notice with a bank specified by that Party in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London, as specified by that Party).

31.3	Distributions to an Obligor

The Agent may (with the consent of the Obligor or in accordance with Clause 32 (Set-off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

31.4	Clawback and pre-funding

31.4.1	Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

31.4.2	Unless paragraph 31.4.3 below applies, if the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

31.4.3	If the Agent has notified the Lenders that it is willing to make available amounts for the account of the Borrower before receiving funds from the Lenders then if and to the extent that the Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to the Borrower:

(a)	the Agent shall notify the Borrower of that Lender’s identity and the Borrower shall on demand refund it to the Agent; and

(b)	the Lender by whom those funds should have been made available or, if that Lender fails to do so, the Borrower, shall on demand pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender.

31.5	Partial payments

31.5.1	If the Agent receives or recovers a payment for application against amounts due in respect of any Finance Document that is insufficient to discharge all the amounts then due and payable by the Obligors under the Finance Documents, the Agent shall apply that payment towards the obligations of that Obligors under the Finance Documents in the following order:

(a)	first, in or towards payment pro rata of any unpaid amount owing to the Agent, the Security Agent, any Receiver or any Delegate under the Finance Documents;

(b)	second, in or towards payment of any accrued interest, fee or commission due but unpaid under the Finance Documents (other than under the Hedging Agreements);

(c)	third, in or towards payment of any principal due but unpaid under this Agreement;

(d)	fourth, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents (other than any Hedge Document);

(e)	fifth, in or towards payment of any periodical amounts, or payments representing interest, due to the Hedge Counterparty under any Hedge Document; and

(f)	sixth, in or towards payment of any hedging termination amount due under any Hedging Agreement.

31.5.2	The Agent shall, if so directed by all the Lenders, vary the order set out in paragraphs 31.5.1(b) to 31.5.1(f) above. Any such variation may include the re-ordering of obligations set out in any such paragraph.

31.5.3	Clauses 31.5.1 and 31.5.1(b) will override any appropriation made by an Obligor.

31.6	No set-off by Obligors

31.6.1	All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

31.6.2	Paragraph 31.6.1 above shall not affect the operation of any payment or close-out netting in respect of any amounts owing under any Hedging Agreement.

31.7	Business Days

31.7.1	Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same Month (if there is one) or the preceding Business Day (if there is not).

31.7.2	During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

31.8	Currency of account

31.8.1	Subject to Clauses 31.8.2 to 31.8.5 below, Euro is the currency of account and payment for any sum due from an Obligor under any Finance Document.

31.8.2	A repayment of a Loan or Unpaid Sum or part of a Loan or Unpaid Sum shall be made in the currency in which that Loan or Unpaid Sum is denominated on its due date.

31.8.3	Each payment of interest shall be made in the currency in which the sum in respect of which that interest was payable was denominated when that interest accrued.

31.8.4	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

31.8.5	Any amount expressed to be payable in a currency other than Euro shall be paid in that other currency.

31.9	Change of currency

31.9.1	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(a)	any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Borrower); and

(b)	any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

31.9.2	If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Borrower) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

31.10	Disruption to payment systems etc.

If either the Agent determines (in its discretion) that a Disruption Event has occurred or the Agent is notified by the Borrower that a Disruption Event has occurred:

31.10.1	the Agent may, and shall if requested to do so by the Borrower, consult with the Borrower with a view to agreeing with the Borrower such changes to the operation or administration of a Facility as the Agent may deem necessary in the circumstances;

31.10.2	the Agent shall not be obliged to consult with the Borrower in relation to any changes mentioned in paragraph (a) if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

31.10.3	the Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph 31.10.1 above but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

31.10.4	any such changes agreed upon by the Agent and the Borrower shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 37 (Amendments and waivers); and

31.10.5	the Agent shall not be liable for any damages, costs or losses whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 31.10.

31.10.6	the Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph 31.10.4 above.

31.11	Application of certain provisions to Hedging Agreements

31.11.1	References in the following Clauses to Finance Documents shall not include any Hedging Agreement, respectively: Clause 12.3 (Tax indemnity), Clause 13 (Increased Costs), Clause 14 (Other indemnities), Clause 15 (Mitigation by the Lender), Clause 16 (Costs and expenses), Clause 29 (Payment mechanics), Clause 34 (Calculations and certificates), Clause 35 (Partial invalidity), Clause 36 (Remedies and waivers), Clause 37 (Amendments and waivers) and Clause 38.6.2 (Counterparts).

31.11.2	References in Clause 33 (Notices) to Finance Documents shall not include Hedging Agreements.

31.11.3	References in Clause 38 (Confidentiality) to Finance Parties shall not apply in respect of the Hedging Agreements.

32.	Set-off

A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

33.	Notices

33.1	Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

33.2	Addresses

33.2.1	The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)	in the case of the Obligors, that identified with its name below;

(b)	in the case of each Lender and each Hedge Counterparty, that that identified with its name below or notified in writing to the Agent on or prior to the date on which it becomes a Party; and

(c)	in the case of the Agent and the Security Agent, that identified with its name below,

or any substitute address or fax number or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days’ notice.

33.2.2	The addresses referred to in Clause 33.2.1(a) and 33.2.1(c) are as follows:

(a)	The Borrower:

Bucuresti Turism S.A.
63-81 Calea Victoriei Street
Sector 1
Bucharest

Attention: Mr Maimon Moshe Cohen

Fax: +40 21 315 46 43

(b)	The Guarantor:

Elbit Imaging Ltd.

7 Motah-Gur Street

Petah Tikva

Israel

Attention: Mr Doron Moshe, Chief Executive Officer

Fax: +972 36086050

(c)	BEAH:

BEA Hotels Eastern Europe B.V.

Rietlandpark 125
1019 DT Amsterdam
The Netherlands

Attention: Mr Alon Elmalich

Fax: +31 203449561

(d)	Romextur:

Romextur S.A.

4 Luterana str.
District 1, Bucharest
Romania

Attention: Mr Maimon Moshe Cohen

Fax: +40 21 315 46 43]

(e)	The Lenders:

Raiffeisen Bank International AG

Am Stadtpark 9
1030 Vienna
Austria

Attention: Mrs Daniela Oberti-Willeit/Mr Michael Weitersberger

Fax: +43 1 71707 1827

Raiffeisen Bank SA

Sky Tower Building, 246C Calea Floreasca,
Sector 1, Bucharest,
Romania

Attention: Luminita Gheorghe/Simona Panaitescu

E-Mail: luminita-iuliana.gheorghe@raiffeisen.ro

simona.panaitescu@raiffeisen.ro

Fax: +40 21 230 07 00

(f)	The Hedge Counterparty:

Raiffeisen Bank SA

Sky Tower Building, 246C Calea Floreasca,
Sector 1, Bucharest,
Romania

Attention: Luminita Gheorghe/Simona Panaitescu

E-Mail: luminita-iuliana.gheorghe@raiffeisen.ro

simona.panaitescu@raiffeisen.ro

Fax: +40 21 230 07 00

(g)	The Agent:

Raiffeisen Bank International AG

Am Stadtpark 9
1030 Vienna
Austria

Attention: Mrs. Daniela Oberti-Willeit/Mr Michael Weitersberger

Fax: +43 1 71707 1827

E-Mail:	daniela.oberti-willeit@rbinternational.com

michael.weitersberger@rbinternational.com

repfmo@rbinternational.com

(h)	The Security Agent:

Raiffeisen Bank International AG

Am Stadtpark 9
1030 Vienna
Austria

Attention: Mrs. Daniela Oberti-Willeit/Mr Michael Weitersberger

Fax: +43 1 71707 1827

E-Mail:	daniela.oberti-willeit@rbinternational.com

michael.weitersberger@rbinternational.com

repfmo@rbinternational.com]

33.3	Delivery

33.3.1	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(a)	if by way of fax, when received in legible form; or

(b)	if by way of letter, when it has been left at the relevant address or, if posted, two Business Days (or, in the case of airmail, five Business Days) after being deposited in the post postage prepaid (or, as the case may be, airmail postage prepaid) in an envelope addressed to it at that address;

and, if a particular department or officer is specified as part of its address details provided under Clause 33.2 (Addresses), if addressed to that department or officer.

33.3.2	Any communication or document to be made or delivered to the Agent or the Security Agent will be effective only when actually received by the Agent or the Security Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent’s or the Security Agent’s signature below (or any substitute department or officer as the Agent or Security Agent shall specify for this purpose).

33.3.3	All notices from or to an Obligor shall be sent through the Agent.

33.3.4	Any communication or document made or delivered to the Borrower in accordance with this Clause will be deemed to have been made or delivered to each of the Obligors.

33.3.5	Any communication or document which becomes effective, in accordance with paragraphs 33.3.1 to 33.3.4 above, after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

33.4	Notification of address and fax number

Promptly upon changing its own address or fax number, the Agent shall notify the other Parties.

33.5	Electronic communication

33.5.1	Any communication to be made between any two Parties under or in connection with the Finance Documents may be made by electronic mail or other electronic means (including, without limitation, by way of posting to a secure website) if those two Parties:

(a)	notify each other in writing of their electronic mail address and/or any other information required to enable the transmission of information by that means; and

(b)	notify each other of any change to their address or any other such information supplied by them by not less than five Business Days’ notice.

33.5.2	Any such electronic communication as specified in paragraph 33.5.1 above to be made between an Obligor and a Finance Party may only be made in that way to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication. By signing this Agreement each Party agrees that electronic communication is an accepted form of communication.

33.5.3	Any such electronic communication as specified in paragraph 33.5.1 above made between any two Parties will be effective only when actually received (or made available) in readable form and in the case of any electronic communication made by a Party to the Agent or the Security Agent only if it is addressed in such a manner as the Agent or the Security Agent shall specify for this purpose.

33.5.4	Any electronic communication which becomes effective, in accordance with paragraph 33.5.3 above, after 5:00 p.m. in the place in which the Party to whom the relevant communication is sent or made available has its address for the purpose of this Agreement shall be deemed only to become effective on the following day.

33.5.5	Any reference in a Finance Document to a communication being sent or received shall be construed to include that communication being made available in accordance with this clause 33.5.

33.6	English language

33.6.1	Any notice given under or in connection with any Finance Document must be in English.

33.6.2	All other documents provided under or in connection with any Finance Document must be:

(a)	save for Transaction Security Documents as applicable, in English; or

(b)	if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

34.	Calculations and certificates

34.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

34.2	Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

34.3	Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days.

35.	Partial invalidity

If, at any time, any provision of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

36.	Remedies and waivers

No failure to exercise, nor any delay in exercising, on the part of any Finance Party or Secured Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. No election to affirm any Finance Document on the part of any Finance Party or Secured Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in the Finance Documents are cumulative and not exclusive of any rights or remedies provided by law.

37.	Amendments and waivers

37.1	Required consents

37.1.1	Subject to Clause 37.2 (All Lender matters) and Clause 37.3 (Other exceptions), any term of the Finance Documents may be amended or waived only with the written consent of the Majority Lenders and the Obligors and any such amendment or waiver will be binding on all Parties.

37.1.2	The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 37.

37.1.3	Without prejudice to the generality of paragraphs 27.7.3, 27.7.4 and 27.7.5 of clause 27.7 (Rights and discretions), the Agent may engage, pay for and rely on the services of lawyers in determining the consent level required for and effecting any amendment, waiver or consent under this Agreement.

37.1.4	The Guarantor, BEAH and Romextur agree to any amendment or waiver permitted by this Clause 37.1 which is agreed to by the Borrower. This includes any amendment or waiver which would, but for this paragraph 37.1.4 require the consent of all of the Obligors.

37.2	All Lender matters

An amendment, waiver or (in the case of a Transaction Security Document) a consent of, or in relation to, any term of a Finance Document that has the effect of changing or which relates to:

37.2.1	the definition of “Majority Lenders” in Clause 1.1(Definitions);

37.2.2	an extension to the date of payment of any amount under the Finance Documents;

37.2.3	a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;

37.2.4	a change in currency of payment of any amount under the Finance Documents;

37.2.5	an increase in any Commitment or the Total Commitments, an extension of any Availability Period or any requirement that a cancellation of Commitments reduces the Commitments rateably under the Facility;

37.2.6	a change to the Borrower, BEAH or the Guarantor;

37.2.7	any provision which expressly requires the consent of all the Lenders;

37.2.8	Clause 2.2 (Finance Parties’ rights and obligations), Clause 7.5 (Mandatory prepayment – disposals), 7.6 (Mandatory prepayment – breach of financial covenants), 7.7 (Other mandatory prepayment), Clause 24 (Changes to the Lenders and Hedge Counterparties), Clause 30 (Sharing among the Finance Parties), this Clause 37.2, Clause 42 (Governing law) or Clause 43.1 (Jurisdiction);

37.2.9	(other than as expressly permitted by the provisions of any Finance Document) the nature or scope of:

(a)	the guarantee and indemnity set out in Clause 17 (Guarantee and Indemnity);

(b)	the Secured Property; or

(c)	the manner in which the proceeds of enforcement of the Transaction Security are distributed,

(except in the case of paragraphs (c) and (d) above, insofar as it relates to a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is expressly permitted under this Agreement or any other Finance Document);

37.2.10	the release of any guarantee and indemnity granted under Clause 17 (Guarantee and Indemnity) or of any Transaction Security unless permitted under this Agreement or any other Finance Document or relating to a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is expressly permitted under this Agreement or any other Finance Document; or

37.2.11	if the Screen Rate is not available for euro, any amendment or waiver which relates to providing for another benchmark rate to apply in relation to euro in place of that Screen Rate (or which relates to aligning any provision of a Finance Document to the use of that benchmark rate), shall not be made, or given, without the prior consent of all the Lenders.

37.3	Other exceptions

37.3.1	An amendment or waiver which relates to the rights or obligations of the Agent, the Security Agent, an Account Bank or a relevant bank (each in their capacity as such) may not be effected without the consent of the Agent, the Security Agent, that Account Bank, or that relevant bank, as the case may be.

37.3.2	An amendment or waiver which relates to the rights or obligations of a Hedge Counterparty (in its capacity as such) may not be effected without the consent of that Hedge Counterparty.

38.	Confidential Information

38.1	Confidentiality

Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 38.2 (Disclosure of information), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

38.2	Disclosure of information

Any Finance Party may disclose any Confidential Information about the Borrower, the Obligors and the Finance Documents which that Finance Party considers appropriate to any:

38.2.1	of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as any Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this Clause 38.2.1 is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

38.2.2	other person:

(a)	to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Agent or Security Agent and, in each case, and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(b)	with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(c)	appointed by any Finance Party or by a person to whom paragraph (a) or (b) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under Clause 27.14.1 (Relationship with the other Finance Parties));

(d)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph (a) or (b) above;

(e)	to whom, and to the extent that, information is required to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(f)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

(g)	to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 24.9 (Security over Lenders’ rights);

(h)	who is a Party, an Affiliate or any related entity of an Obligor; or

(i)	with the consent of the Borrower,

in each case, such Confidential Information as that Finance Party shall consider appropriate if:

(i)	in relation to paragraphs (a), (b) or (c) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(ii)	in relation to paragraph (d) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information; and

(iii)	in relation to paragraphs (b)(e) to (b)(g) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances;

38.2.3	provider of administration/settlement services in respect of the Finance Documents, rating agency, insurer or insurance broker, or direct or indirect provider of credit protection if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Borrower and the relevant Finance Party, in the case of a rating agency, the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information; and

38.2.4	professional advisers and service providers of it, of its Affiliates or of the persons described under Clause 38.2.2 above who are under a duty of confidentiality to that Finance Party or its Affiliates or the persons described under Clause 38.2.2 above.

38.2.5	The Borrower explicitly:

(a)	agrees and accepts that each Finance Party incorporated in Austria electronically processes all data obtained in connection with this Agreement and the other Finance Documents and passes on secrets within the meaning of § 38 para.1 of the Austrian Banking Act (“Bankwesengesetz”) and personal data within the meaning of § 4 no. 1 of the Austrian Data Protection Act of 2000 (“Datenschutzgesetz 2000”); and

(b)	releases each Finance Party incorporated in Austria from banking secrecy pursuant to § 38 para. 2 no. 5 of the Austrian Banking Act.

38.2.6	The Guarantor may disclose the Finance Documents to any person to whom, and to the extent that, such information is required to be disclosed by any regulatory authority or by the rules of any stock exchange on which the Guarantor is listed, provided that any pricing information set out in Clause 11 (Fees) of this Agreement, or Clause 8 (Amendment Fees and Costs) of the Fifth Amendment Agreement shall not be disclosed without the prior written consent of the Agent (acting on the instructions of the Lenders). The Guarantor shall notify the Agent prior to any disclosure and shall provide to the Agent any disclosing report prepared by the Guarantor if requested by the Agent.

38.3	Entire agreement

This Clause 38 constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

38.4	Inside information

Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

38.5	Notification of disclosure

Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Borrower:

38.5.1	of the circumstances of any disclosure of Confidential Information made pursuant to Clause 38.2.2(f) (Disclosure of information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

38.5.2	upon becoming aware that Confidential Information has been disclosed in breach of this Clause 38 (Confidentiality).

38.6	Continuing obligations

The obligations in this Clause 38 are continuing and, in particular, shall survive and remain binding on each of the Finance Parties for a period of 12 months from the earlier of:

38.6.1	the date on which all amounts payable by the Obligors under or in connection with the Finance Documents have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

38.6.2	the date on which such Finance Party otherwise ceases to be a Finance Party.

39.	Confidentiality of Reference Bank Rates

39.1	Confidentiality and disclosure

39.1.1	The Agent undertakes to keep each Reference Bank Rate confidential and not to disclose it to anyone, save to the extent permitted by paragraphs 39.1.2, 39.1.3 and 39.1.4 below.

39.1.2	The Agent may disclose any Reference Bank Rate to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Agent and the relevant Lender or reference bank, as the case may be.

39.1.3	The Agent may disclose any Reference Bank Rate to:

(a)	any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives if any person to whom that Reference Bank Rate is to be given pursuant to this paragraph 39.1.3(a) is informed in writing of its confidential nature and that it may be price sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Reference Bank Rate or is otherwise bound by requirements of confidentiality in relation to it;

(b)	any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Reference Bank Rate is to be given is informed in writing of its confidential nature and that it may be price sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent, as the case may be, it is not practicable to do so in the circumstances;

(c)	any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Reference Bank Rate is to be given is informed in writing of its confidential nature and that it may be price sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent, as the case may be, it is not practicable to do so in the circumstances; and

(d)	any person with the consent of the relevant reference bank, as the case may be.

39.1.4	The Agent’s obligations in this Clause 39 relating to Reference Bank Rates are without prejudice to its obligations to make notifications under Clause 8.4 (Notification of rates of interest) provided that the Agent shall not include the details of any individual Reference Bank Rate as part of any such notification.

39.2	Related obligations

39.2.1	The Agent acknowledges that each Reference Bank Rate is or may be price sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Agent undertakes not to use any Reference Bank Rate for any unlawful purpose.

39.2.2	The Agent agrees (to the extent permitted by law and regulation) to inform the relevant reference bank:

(a)	of the circumstances of any disclosure made pursuant to paragraph 39.1.3(b) of Clause 39.1.1 (Confidentiality and disclosure) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)	upon becoming aware that any information has been disclosed in breach of this Clause 39.

40.	CONFIRMATIONS

40.1.1	Each Obligor party to this Agreement confirms to the Agent and the other Finance Parties that:

(a)	it has entered into this Agreement in its own name and not as an agent, representative or trustee of another person;

(b)	it has made its own independent investigation and assessment of this Agreement, the other Finance Documents and the transactions contemplated by such Finance Documents (including, without limitation, by having recourse to independent, external legal, financial or technical advisers, selected at its own discretion);

(c)	its decision to enter into this Agreement, the other Finance Documents and the transactions contemplated by such Finance Documents, was not determined, or influenced by any communication, representation or statement (written or oral) made by a Finance Party (or an Affiliate of such Finance Party, or any of its representatives);

(d)	it is capable of understanding (either by itself or with the assistance of its advisers) and hereby acknowledges the terms and provisions (either internal or external) of this Agreement, the other Finance Documents and the transactions contemplated by such Finance Documents, together with its obligations, liabilities, rights and remedies, arising thereunder, to which it hereby agrees; and

(e)	it has negotiated with the Agent and the other Finance Parties each term and condition of this Agreement and the other Finance Documents.

40.1.2	For purposes of this Clause 40 (Confirmations), negotiation of terms and conditions means both:

(a)	the exchange of proposals and suggestions between the Parties and reaching an agreed form of such terms and conditions; and

(b)	the unconditional acceptance by one Party of the terms proposed by the other Party.

40.1.3	This Agreement is entered into pursuant to the Parties’ negotiation, and represents the agreement of the Parties regarding all essential and ancillary terms and conditions of this Agreement.

41.	Counterparts

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

42.	Governing law

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

43.	Enforcement

43.1	Jurisdiction

43.1.1	The courts of England have non-exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a Dispute).

43.1.2	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

43.1.3	This Clause 43.1 is for the benefit of the Secured Parties only. As a result, no Secured Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Secured Parties may take concurrent proceedings in any number of jurisdictions.

43.2	Service of process

43.2.1	Without prejudice to any other mode of service allowed under any relevant law, each Obligor:

(a)	irrevocably appoints TMF Corporate Services Limited of Pellipar House, 1st Floor, 9 Cloak Lane, London EC4R 2RU, United Kingdom as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(b)	agrees that failure by an agent for service of process to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

43.2.2	If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Borrower (on behalf of both the Obligors) must immediately (and in any event within five days of such event taking place) to appoint another agent on terms acceptable to the Agent. Failing this, the Agent may appoint another agent for this purpose.

43.2.3	Each Obligor expressly agrees and consents to the provisions of this Clause 43 and of Clause 42 (Governing Law).

43.3	Waiver of immunity

Each Obligor irrevocably and unconditionally:

43.3.1	agrees not to claim any immunity from proceedings brought by a Secured Party against it in relation to a Finance Document and to ensure that no such claim is made on its behalf;

43.3.2	consents generally to the giving of any relief or the issue of any process in connection with those proceedings; and

43.3.3	waives all rights of immunity in respect of it or its assets.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

Schedule 1
The Original Parties

Part I
The Original Obligors

Name of Borrower	Registration number and sole registration code
BUCURESTI TURISM S.A.	J/40/167/1991, 1567802

Name of Guarantor	Registration number (or equivalent, if any)
Elbit Imaging Ltd	550241996

Name of Obligor	Registration number (or equivalent, if any)
BEA Hotels Eastern Europe B.V.	34149675
Romextur S.A.	J40/204/1991 and sole registration code: 1572655

Part II
The Original Lenders

Name of Original Lender	Facility A Commitment	Facility B Commitment	Facility C Commitment
RAIFFEISEN BANK INTERNATIONAL AG	€47,010,309	€5,567,011	€7,422,680
RAIFFEISEN BANK S.A.	€28,989,691	€3,432,989	€4,577,320
Total	€76,000,000	€9,000,000	€12,000,000

Schedule 2
Material Authorisations

1.1	Certificate of Classification („Certificat de Clasificare”) no. 262/713 dated 21 May 2010 issued by the Ministry of Regional Development and Tourism for Radisson Blu Hotel.

1.2	Certificate of Classification (“Certificat de Clasificare”) no. 2143/714 dated 27 January 2016 issued by Ministry of Regional Development and Tourism for Park Inn Hotel.

1.3	Certificate of Classification („Certificat de Clasificare”) no. 10284/2279 dated 27 January 2016 issued by the Ministry of Regional Development and Tourism for the Bistro Sharkia, 2-4 Luterana street.

1.4	Certificate of Classification („Certificat de Clasificare”) no. 10285/2280 dated 27 January 2016 issued by the Ministry of Regional Development and Tourism for the Sharkia Bar, 2-4 Luterana street.

1.5	Authorisation for fire safety (in Romanian „Autorizatie de Securitate de Incendiu”) no. 236708 issued by I.S.U. Bucharest on 30 December 2008 for Radisson Blu, authorisation for fire safety (in Romanian „Autorizatie de Securitate de Incendiu”) no. 321357. issued by I.S.U. Bucharest on 29 February 2012 for Complex Hotelier București (D, E, F1, F2, G1, G2, I1, I2 and H1 blocks)- Apart Hotel and parking (basement 1) and authorisation for fire safety (in Romanian „Autorizatie de Securitate de Incendiu”) no. 650/15/SU-B-IF-A. issued by I.S.U. Bucharest on 6 August 2015 for Apart Hotel (Park Inn) (E, F1, F2, G1, G2 blocks).

1.6	Environment Authorisation (in Romanian „Autorizatie de Mediu”) no. 96 issued by the Regional Environment Agency Bucharest on 24 February 2014 and revised on 15 January 2016.

1.7	Sanitary Veterinary Registration Document (in Romanian „Document de inregistrare sanitara veterinara si pentru siguranta alimentelor pentru unitatile cu vanzare cu amanuntul”) no. 4372 issued by the D.S.V. Bucharest („Directia Sanitara Veterinara si pentru Siguranta Alimentelor Bucuresti”) on 21 August 2008 for 63-81 Calea Victoriei (Radisson Blu).

1.8	Sanitary Veterinary Registration Document (in Romanian „Document de inregistrare sanitara veterinara si pentru siguranta alimentelor pentru unitatile cu vanzare cu amanuntul”) no. 2937 issued by the D.S.V. Bucharest („Directia Sanitara Veterinara si pentru Siguranta Alimentelor Bucuresti”) on 11 September 2007 for 2-4 Luterana str. (Bistro).

1.9	Authorisation no. D3111 dated 13 January 2015 issued by the Municipality of District 1 for the public food services - N.A.C.E. 5610, 5630 (in Romanian „Autorizatie pentru desfasurarea activitatii de alimentatie publica”) for the Bistro (2-4 Luterana str.), valid until 31 December 2015, as updated in accordance with the requirements of Schedule 3 (Conditions Subsequent) of the Fifth Amendment Agreement.

1.10	Authorisation no. D3113 dated 13 January 2015 issued by the Municipality of District 1 for the public food services - N.A.C.E. 5610, 5630 (in Romanian „Autorizatie pentru desfasurarea activitatii de alimentatie publica”) for the Radisson Blu, 63-81 Calea Victoriei, valid until 31 December 2015, as updated in accordance with the requirements of Schedule 3 (Conditions Subsequent) of the Fifth Amendment Agreement.

1.11	The licence for public performance with background use (in Romanian „Autorizatie neexclusiva pentru utilizarea muzicii in scop ambiental si lucrativ”) no. 7159 – Annex 17 dated 8 June 2015 issued by The Union of Phonograms Producers in Romania for Centre Ville ApartHotel and Bistro, valid until 30 June 2016.

1.12	The licence for public performance with background use (in Romanian „Autorizatie neexclusiva pentru utilizarea muzicii in scop ambiental si lucrativ”) no. 7159 – Annex 19 dated 8 June 2015 issued by The Union of Phonograms Producers in Romania for Radisson Blu, valid until 30 June 2016.

Schedule 3
Utilisation Request

From:	Bucuresti Turism S.A.

To:	[Agent]

Dated:

Dear Sirs,

Bucuresti Turism S.A. – €97,000,000 Facilities Agreement dated [ ] 2016
(the Facilities Agreement)

1	We refer to the Facilities Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2	We wish to borrow a Loan on the following terms:

Proposed Utilisation Date:	[** ] (or, if that is not a Business Day, the next Business Day)
Amount:	[** ] or, if less, the Available Facility
Interest Period:	[** ]

3	We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Utilisation Request.

4	The proceeds of this Loan should be credited to [account].

5	For Facility A, any amounts to be utilised under this Utilisation Request shall be immediately applied for the purpose specified in Clause 3.1(Purpose) to the following bank accounts[1]:

(a)	the account of the Guarantor (as sponsor) at:

Bank:	[** ]
Account Number:	[** ]
SWIFT:	[** ]
Amount:	[** ]

(b)	the account of the Borrower at:

Bank:	[** ]
Account Number:	[** ]
SWIFT:	[** ]
Amount:	[** ]

6	We certify that, after taking into account all other amounts which are available for application towards the same costs and expenses, the amount set out in this Utilisation Request is required to meet [to complete];

7	This Utilisation Request is irrevocable.

Yours faithfully,

authorised signatory for
Bucuresti Turism S.A.

1 Order of utilisations as per Clause 3 to be observed

Schedule 4
Form of Transfer Certificate

To:	[●] as Agent

From:	[The Existing Lender] (the “Existing Lender”) and [The New Lender] (the “New Lender”)

Dated:

Bucuresti Turism S.A. – €97,000,000 Facilities Agreement dated [ ] 2016
(the Facilities Agreement)

1.	We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2.	We refer to Clause 24.5 (Procedure for transfer):

(a)	The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation and in accordance with Clauses 24.5 (Procedure for transfer) all of the Existing Lender’s rights and obligations under the Agreement and the other Finance Documents which relate to that portion of the Existing Lender’s Commitment and participation in Loans under the Agreement as specified in the Schedule.

(b)	The proposed Transfer Date is [●].

(c)	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 33.2 (Addresses) are set out in the Schedule.

3.	The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in Clause 24.4 (Limitation of responsibility of Existing Lenders).

4.	This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

5.	This Transfer Certificate [and any non-contractual obligations arising out of or in connection with it are governed by English law.

This Transfer Certificate has been entered into on the date stated at the beginning of this Transfer Certificate.

Note:	The execution of this Transfer Certificate may not transfer a proportionate share of the Existing Lender’s interest in the Transaction Security in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Lender’s Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

THE SCHEDULE

Commitment/Rights and Obligations to be Transferred

[insert relevant details]

[Facility Office address, fax number and attention details for notices and account details for payments,]

[Existing Lender]	[New Lender]

By:	By:

This Transfer Certificate is accepted by the Agent and the Transfer Date is confirmed as [●]

[Agent]

By:

Schedule 5
Form of Assignment Agreement

To:	[●] as Agent and [●] as Borrower, for and on behalf of each Obligor

From:	[the Existing Lender] (the “Existing Lender”) and [the New Lender] (the “New Lender”)

Dated:

Bucuresti Turism S.A. – €97,000,000 Facilities Agreement dated [ ] 2016
(the Facilities Agreement)

1.	We refer to the Agreement. This is an Assignment Agreement. Terms defined in the Agreement have the same meaning in this Assignment Agreement unless given a different meaning in this Assignment Agreement.

2.	We refer to Clauses 24.6 (Procedure for assignment):

(a)	The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Agreement and the other Finance Documents which relate to that portion of the Existing Lender’s Commitment and participations in Loans under the Agreement as specified in the Schedule.

(b)	The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender’s Commitment and participations in Loans under the Agreement specified in the Schedule.

(c)	The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b) above.[2]

3.	The proposed Transfer Date is [●].

4.	On the Transfer Date the New Lender becomes Party to the Finance Documents as a Lender.

5.	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 33.2 (Addresses) are set out in the Schedule.

6.	The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in Clause 24.4 (Limitation of responsibility of Existing Lenders)..

7.	This Assignment Agreement acts as notice to the Agent (on behalf of each Finance Party) and, upon delivery in accordance with Clause 24.8 (Copy of Transfer Certificate or Assignment Agreement to Obligors), to the Borrower (on behalf of each Obligor) of the assignment referred to in this Assignment Agreement.

8.	This Assignment Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Assignment Agreement.

9.	This Assignment Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

10.	This Assignment Agreement has been entered into on the date stated at the beginning of this Assignment Agreement.

2 If the Assignment Agreement is used in place of a Transfer Certificate in order to avoid a novation of rights/obligations for reasons relevant to a civil jurisdiction, local law advice should be sought to check the suitability of the Assignment Agreement due to the assumption of obligations contained in paragraph 2(c). This issue should be addressed at primary documentation stage.

THE SCHEDULE

Rights to be Assigned and Obligations to be Released and Undertaken

[insert relevant details]

[Facility office address, fax number and attention details for notices and account details for payments]

[Existing Lender]	[New Lender]

By:	By:

This Assignment Agreement is accepted by the Agent and the Transfer Date is confirmed as [●].

Signature of this Assignment Agreement by the Agent constitutes confirmation by the Agent of receipt of notice of the assignment referred to herein, which notice the Agent receives on behalf of each Finance Party.

[Agent]

By:

Note:	The execution of this Assignment Agreement may not transfer a proportionate share of the Existing Lender’s interest in the Security in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Lender’s Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

Schedule 6
Form of Compliance Certificate

To: [●] as Agent

From: [Borrower]

Dated:

Dear Sirs

Bucuresti Turism S.A. – €97,000,000 Facilities Agreement dated [ ] 2016
(the Facilities Agreement)

1.	We refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2.	We set out below the calculation of the relevant financial covenants and we confirm that as at [set out Calculation Date]:

(a)	Loan to Value Ratio is [●] per cent., and:

(i)	the aggregate market value of Project Facilities (determined in accordance with the most recent Valuation of the Property at that time delivered to the Agent pursuant to Clause 16.4 (Valuations)) is EUR [●]; and

(ii)	the aggregate principal amount of all Loans outstanding on the Calculation Date is EUR [●].

(b)	Debt Service Cover Ratio

(i)	Actual Debt Service Cover Ratio for the Calculation Period ending on the Calculation Date is [●] per cent.;

(ii)	EBITDA for the Calculation Period ending on the Calculation Date is EUR [●];

(iii)	Debt Service for the Calculation Period ending on the Calculation Dates is EUR [●].

(iv)	Projected Debt Service Cover Ratio for the Projected Calculation Period starting on the Calculation Date is [●] per cent.;

(v)	Projected EBITDA for the Projected Calculation Period starting on the Calculation Date is EUR[●]; and

(vi)	Projected Debt Service for the Projected Calculation Period starting on the Calculation Date is EUR[●].

(c)	Yield on Debt Ratio

(i)	Actual Yield on Debt Ratio for the Calculation Period ending on the Calculation Date is [●] per cent.,

(ii)	Projected Yield on Debt Ratio for the Calculation Period starting on the Projected Calculation Date is [●] per cent., and:

(iii)	EBITDA is [●];

(iv)	Debt on the Calculation Date is [●]; and

(v)	Projected EBITDA for the Projected Calculation Period starting on the Calculation Date is EUR[●].

(d)	Excess Cash for the Financial Year ending 31 December [●] is EUR [●], calculated as follows:

(i)	the aggregate of, in each case for the Financial Year ending 31 December [●]:

(aa)	EBITDA, being EUR [●];

(bb)	any other income paid to the Borrower and to which the Agent has previously consented to, being EUR [●]; and

(cc)	EUR [●], being Disposal Proceeds;

minus,

(ii)	the aggregate of, in each case for the Financial Year ending 31 December [●]:

(aa)	EUR [●], being actual FF&E costs (in an amount not exceeding the FF&E Reserve, unless otherwise approved by the Agent in writing, and excluding any amounts standing to the credit of the FF&E Reserve Account);

(bb)	EUR [●], being income Taxes;

(cc)	EUR [●], being Debt Service;

(dd)	EUR [●], being actual Capital Expenditure;

(ee)	EUR [●], being the amount of any loan or credit made available to Romextur in accordance with Clause 22.14.2; and

(ff)	EUR [●], being amounts prepaid in accordance with Clause 7 (Prepayment and Cancellation).

3.	[We confirm that no Default is continuing.] *

Signed:
	Director	Director
	of	of
	[Borrower]	[Borrower]

* If this statement cannot be made, the certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.

Schedule 7
Repayment Schedule

Interest Payment Date	Repayment Instalment (€)
30 June 2016	1,293,333.33
30 September 2016	1,293,333.33
31 December 2016	1,293,333.33
31 March 2017	970,000
30 June 2017	970,000
30 September 2017	970,000
31 December 2017	970,000
31 March 2018	1,091,250
30 June 2018	1,091,250
30 September 2018	1,091,250
31 December 2018	1,091,250
31 March 2019	1,151,875
30 June 2019	1,151,875
30 September 2019	1,151,875
31 December 2019	1,151,875
31 March 2020	1,151,875
30 June 2020	1,151,875
30 September 2020	1,151,875
31 December 2020	1,151,875
31 December 2020	Final balloon payment in an amount equal to the balance of the principal of the Loans outstanding on the Final Maturity Date.

Schedule 8
Insurance

Appendix 1

Section 1: All risks property damage insurance

Cover:	Group Insurance Programme – All Risks Property Damage and Business Interruption including Machinery Breakdown

Insured:	The Rezidor Hotel Group AB (publ)

Property Insured:	Radisson Blu Hotel Bucharest / ParkInn by Radisson Bucharest Hotel & Residence Bucuresti Turism S.A. Romextur S.A.

Sum Insured:	Building: €100,000,000 Movables: €22,000,000

Commencement Date:	Policy period: 1 October 2015 to 30 October 2016

Geographical Limits:	World-wide: Premises as reported per Insured.

Period:	Policy period: 1 October 2015 to 30 October 2016

Maximum Deductibles:	EUR 11,000 each and every loss, property damage and business interruption combined.

Principal Extensions:	Terrorism cover (limit €50,000,000 per loss, €100,000,000 in the annual aggregate for all Rezidor hotels) Subsidence, landslip, heave (limit €6,000,000) Strike and riot (limit €3,000,000)

Principal Exclusions:	Construction / renovation works, wear, tear, gradual deterioration. Gradual pollution. Radioactivity. War, civil war, revolution, confiscation.

This is a summary, the relevant terms of the insurance policy shall prevail. For further information refer to the evidence of the insurances provided to the Lender.

Appendix 1

Section 2: All risks business interruption insurance

Indemnity:

Business Interruption as a consequence of a Property Damage as insured under Section 1.

Same policy as Section 1 above: Group Insurance Programme – All Risks

Property Damage and Business Interruption including Machinery Breakdown

Insured:	The Rezidor Hotel Group AB (publ) Property Insured: Radisson Blu Hotel Bucharest / ParkInn by Radisson Bucharest Hotel & Residence / Bucuresti Turism S.A. Romextur S.A.

Period of Insurance:	Policy period: 1 October 2015 to 30 October 2016

Sum Insured:	Business Interruption: €45,000,000 (36 months)

Commencement Date:	Policy period: 1 October 2015 to 30 September 2016

Indemnity Period:	36 months

Maximum Deductible:	€11,000 each and every loss, property damage and business interruption combined.

Principal Extensions:	Utility Extension (limit €5,000,000) Infectious disease, murder and closure (limit €2,000,000, special conditions apply)

Principal Exclusions:	See Section 1

This is a summary, the relevant terms of the insurance policy shall prevail. For further information refer to the evidence of the insurances provided to the Lender.

Appendix 1

Section 3: Third party/public liability insurance

Cover:	General (public) and Products Liability

Insured:	Group Insurance Programme for The Rezidor Hotel Group AB (publ) Insured companies: Bucuresti Turism S.A., Romextur S.A., BEA Hotels Eastern Europe (Romania) SRL, BEA Hotels Eastern Europe BV

Commencement Date:	Policy period: 1 October 2015 to 1 October 2016

Limit of Indemnity:	€35,000,000 any one occurrence for General Liability, and for Products Liability only, in the annual aggregate.

Period of Insurance:	Policy period: 1 October 2015 to 1 October 2016

Maximum Deductibles:	€5,000 each occurrence

Geographical Limits:	Worldwide excluding operations in USA and Canada.

Principal Extensions:	Pure Financial Loss ; Property in the insured’s care, custody and control

Principal Exclusions:	Motor Vehicles, Aircrafts, Watercrafts, Injury to employees, Radioactivity, War, civil war, revolution, riot.

This is a summary, the relevant terms of the insurance policy shall prevail. For further information refer to the evidence of the insurances provided to the Lender.

Appendix 1

Section 4: Other insurances

1	Motor vehicle insurance effected or to be effected in the name of the Borrower in accordance with statutory requirements.

2	Employer’s liability insurance effected or to be effected in the name of the Borrower in accordance with statutory requirements.

3	Directors’ and officers’ liability insurance provided by Allianz Tiriac Asigurari S.A .in the form disclosed to the Lender, effected or to be effected in the name of the Borrower in accordance with statutory requirements.

4	Fidelity and cash theft or loss insurance effected or to be effected in the name of the Borrower in accordance with statutory requirements.

Schedule 9
Timetables

Delivery of a duly completed Utilisation Request (Clause 5.1 (Delivery of a Utilisation Request)	U – 3 9.30 a.m. (Vienna time)

EURIBOR is fixed	Quotation Day as of 11.00 a.m. Brussels time

“U” = date of utilisation or, if applicable, in the case of a Loan that has already been borrowed, the first day of the relevant Interest Period for that Loan.

“U-X” = X Business Days prior to date of utilisation.

Schedule 10
Form of Forecast

Schedule 2
conditions precedent

Part I – Conditions Precedent to the Effective Date

1.	Obligors

1.1	A Certified Copy of the up-to-date constitutional documents of:

1.1.1	the Borrower and Romextur, consisting of:

(a)	an original excerpt issued no earlier than 5 days prior to the Effective Date, from the Bucharest Trade Registry, setting out its corporate status and showing its direct shareholding structure; and

(b)	the articles of association (act constitutiv);

1.1.2	the Guarantor, consisting of:

(a)	the certificate of incorporation; and

(b)	memorandum (if applicable) and articles of association; and

1.1.3	BEAH and BEA Hotels Finance B.V., consisting of:

(a)	the deed of incorporation, containing the continuous text of the articles of association (statuten);

(b)	an extract (uittreksel) from the Dutch Commercial Register (Handelsregister);

(c)	to the extent required by law, any board regulations (bestuursreglementen); and

(d)	to the extent required by law, any assignment of duties (taakverdeling),

or, if the Agent has previously received a Certified Copy, a certificate of an authorised signatory of the relevant Obligor or BEA Hotels Finance B.V. confirming that the Certified Copy in the Agent’s possession is correct, complete, up-to-date and in full force and effect as at the date of this Fifth Amendment Agreement.

1.2	With respect to the Borrower:

1.2.1	A Certified Copy of a resolution of the board of directors of the Borrower:

(a)	approving the terms of, and the transactions contemplated by, the Additional Finance Documents to which it is a party and resolving that it execute, deliver and perform the Additional Finance Documents to which it is a party;

(b)	authorising a specified person or persons to execute the Additional Finance Documents to which it is a party on its behalf; and

(c)	authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the Additional Finance Documents to which it is a party; and

1.2.2	a Certified Copy of the resolutions of the extraordinary shareholder meeting dated 07 January 2016.

1.3	With respect to each other Obligor and BEA Hotels Finance B.V., a Certified Copy of a resolution of the appropriate decision making body of each Obligor or of BEA Hotels Finance B.V, .party to an Additional Finance Document:

(a)	approving the terms of, and the transactions contemplated by, the Additional Finance Documents to which it is a party and resolving that it execute, deliver and perform the Additional Finance Documents to which it is a party;

(b)	authorising a specified person or persons to execute the Additional Finance Documents to which it is a party on its behalf;

(c)	authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the Additional Finance Documents to which it is a party; and

(d)	in the case of BEA Hotels Europe B.V. and BEA Hotels Finance B.V., authorising the Borrower to act as its agent in connection with the Finance Documents.

1.4	A specimen of the signature of each person authorised by the resolutions referred to in paragraphs 1.2.1 and 1.3 above unless the Agent has already received a specimen of the signature of the relevant person.

1.5	A certificate of the Borrower (signed by a director) and the Guarantor (signed by a director and any two of the authorized signatories mentioned in the resolution of the appropriate decision making body of the Guarantor referred in Clause 1.3 above) confirming that borrowing or guaranteeing or securing, as appropriate, the Total Commitments would not cause any borrowing, guarantee, security or similar limit binding on the Borrower or the Guarantor, as applicable, to be exceeded.

1.6	A certificate of an authorised signatory of each Obligor certifying that each copy document relating to it specified in this Part 1 of Schedule 2 (Conditions Precedent) is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of this Agreement.

1.7	An original certificate issued no earlier than 5 days prior to the Effective Date, from the relevant bulletin for insolvency proceedings (in Romanian: buletinul procedurilor de insolventa), confirming that no insolvency proceeding act has been published therein in respect of the Borrower.

1.8	An original certificate issued no earlier than 5 days prior to the Effective Date, from the relevant bulletin for insolvency proceedings (in Romanian: buletinul procedurilor de insolventa), confirming that no insolvency proceeding act has been published therein in respect of Romextur.

2.	Finance Documents

A copy of each of the following, duly signed and in full force and effect:

2.1.1	the Fifth Amendment Agreement;

2.1.2	the Subordination Agreement;

2.1.3	the Addendum to the Mortgage over Bank Accounts, together with evidence that the Addendum to the Mortgage over Bank Accounts has been duly registered, in a form agreed by the Agent, with the Electronic Archive (such evidence to include, without limitation, a certificate bearing the stamp of an authorized operator of the Electronic Archive attesting registration);

2.1.4	each Addendum to a Security Agreement over Accounts, together with evidence that each Addendum to a Security Agreement over Accounts has been duly registered, in a form agreed by the Agent, with the Electronic Archive (such evidence to include, without limitation, a certificate bearing the stamp of an authorized operator of the Electronic Archive attesting registration);

2.1.5	each Addendum to a Security Agreement over Receivables and Insurance Policies, together with evidence that each Addendum to a Security Agreement over Receivables and Insurance Policies has been duly registered, in a form agreed by the Agent, with the Electronic Archive (such evidence to include, without limitation, a certificate bearing the stamp of an authorized operator of the Electronic Archive attesting registration);

2.1.6	each Addendum to a Security Agreement over Movables, together with evidence that each Addendum to a Security Agreement over Movables has been duly registered, in a form agreed by the Agent, with the Electronic Archive (such evidence to include, without limitation, a certificate bearing the stamp of an authorized operator of the Electronic Archive attesting registration);

2.1.7	a notarial duplicate of each original, duly notarised Addendum to a Mortgage Agreement, together with evidence that:

(i)	such Addendum to a Mortgage Agreement has been duly registered with the Land Registry (in the form of decisions of the Land Registry officers attesting the registration of such Addendum to a Mortgage Agreement, in a form acceptable by Agent, and issued excerpts for information purposes); and

(ii)	all notary and Land Registry fees required for purposes of such registration have been discharged; and

(iii)	such Addendum to a Mortgage Agreement has been duly registered, in a form agreed by the Security Agent, with the Electronic Archive (in the form of a certificate bearing the stamp of an authorized operator of the Electronic Archive attesting registration).

2.1.8	the Addendum to the Shares Security Agreement (Borrower), together with evidence that the Addendum to the Shares Security Agreement (Borrower) has been duly registered, in a form agreed by the Agent, with:

(a)	the Electronic Archive (such evidence to include, without limitation, a certificate bearing the stamp of an authorized operator of the Electronic Archive attesting registration); and

(b)	the shareholders registry of the Borrower;

2.1.9	the Addendum to the Shares Security Agreement (Romextur) , together with evidence that the Addendum to the Shares Security Agreement (Romextur) has been duly registered, in a form agreed by the Agent, with:

(a)	the Electronic Archive (such evidence to include, without limitation, a certificate bearing the stamp of an authorized operator of the Electronic Archive attesting registration); and

(b)	the shareholders registry of Romextur;

2.1.10	the Austrian Account Pledge Agreement, together with evidence of performance of any perfection requirements specified therein; and

2.1.11	each notice given jointly by the Borrower and Security Agent to each Account Bank under each Control over Bank Accounts, to inform each Account Bank of the amendments to the Original Facility Agreement and, respectively, to the Mortgage over Bank Accounts.

3.	Reports

3.1	The Initial Valuation (as defined in Schedule 1 (Amended and Restated Facility Agreement)).

3.2	The Original Financial Statements (as defined in Schedule 1 (Amended and Restated Facility Agreement)).

3.3	An updated Budget, updated in accordance with the provisions of the Original Facilities Agreement to include changes to the Project Facilities.

3.4	The first Forecast prepared by the Borrower as required under Clause 20.9.2 of Schedule 1 (Amended and Restated Facility Agreement), for the period beginning on 1 January 2016 and ending on 31 December 2021.

3.5	A written commitment (together with an agreed form endorsement) issued by Stewart Title addressed to the Security Agent, confirming that the Single Risk Indemnity Policy number RLIP/7200/117961 dated September 21 2011shall be amended (as agreed in the endorsement) promptly upon receipt by Stewart Title of the restitution claims certificates referred to in Clause 2.1 of Part II (Conditions Subsequent) of this Schedule and reflect :

3.5.1	the increase in the amount of the insurance to EUR 116,400,000;

3.5.2	the insured as the Security Agent (for and on behalf of the Lenders);

3.5.3	the insured mortgage to include the Addendum to the Mortgage Agreement entered into with the Borrower; and

3.5.4	the clarification of the Defect description set out in the schedule to the Single Risk Indemnity Policy number RLIP/7200/117961 as agreed in the endorsement,

3.6	in each case with effect from the date of Addendum to the Mortgage Agreement.

3.7	A report by an external advisor acceptable to the Finance Parties analysing the assets and the liabilities of the Borrower, and confirming that following utilisation in full of the Total Commitments (as defined in Schedule 1 (Amended and Restated Facility Agreement)) by the Borrower:

(i)	the value of its net assets will not be less than half of the value of its share capital (no negative equity); and

(ii)	the value of the assets of the Borrower will not be less than the value of its due and payable liabilities(as determined under applicable law) (no over-indebtedness)

3.8	A confirmation from CMS Cameron McKenna SCA, legal adviser to the Agent that the original Land Book excerpts provided by the Borrower pursuant to Clause 4.5 below evidence that the Borrower, or (as the case may be) Romextur is the sole owner of its Project Facility (and each part of it) free from all Security and other encumbrance, other than:

3.8.1	Permitted Security (as defined in the Amendments Schedule); and

3.8.2	the registration of any Lease Agreement in force (or expected to be in force) at the Effective Date.

4.	project documents

4.1	A Compliance Certificate (as defined in the Schedule 1 (Amended and Restated Facility Agreement)) setting out the calculation of each covenant set out in Clause 21 (Financial Covenants) of the Schedule 1 (Amended and Restated Facility Agreement), and showing:

4.1.1	the Actual Debt Service Cover Ratio for the Calculation Period ending on the Facility A Utilisation Date is not less than 130%;

4.1.2	the Actual Yield on Debt for the Financial Year ending on 31 December 2015 is not less than 11%; and

4.1.3	taking into account the Total Facility A Commitments (as defined in the Amended and Restated Facility Agreement) as if drawn in full:

(a)	the Loan to Value Ratio does not exceed 60%;

(b)	the Projected Debt Service Cover Ratio for the Projected Calculation Period starting on the Facility A Utilisation Date is not less than 130%;

(c)	the Projected Yield on Debt for the Financial Year ending on 31 December 2016 is not less than 11%.

4.2	Evidence that the Construction Completion (as defined in the Original Facilities Agreement) has been achieved, confirming (inter alia) that:

4.2.1	the Manager has taken over the Park Inn Hotel and Residence; and

4.2.2	the Park Inn Hotel and Residence is opened and fully operational.

4.3	A certificate listing the Material Authorisations (and copies of such Material Authorisations) which are required (in accordance with applicable law) to have been obtained as at the date the Effective Date and confirming that they are (or they will be when required in accordance with applicable law) in full force and effect, with the exception of the following:

4.3.1	authorisation no. D3111 dated 13 January 2015 issued by the Municipality of District 1 for the public food services - N.A.C.E. 5610, 5630 (in Romanian „Autorizatie pentru desfasurarea activitatii de alimentatie publica”) for the Bistro (2-4 Luterana str.), valid until 31 December 2015; and

4.3.2	authorisation no. D3113 dated 13 January 2015 issued by the Municipality of District 1 for the public food services - N.A.C.E. 5610, 5630 (in Romanian „Autorizatie pentru desfasurarea activitatii de alimentatie publica”) for the Radisson Blu, 63-81 Calea Victoriei, valid until 31 December 2015.

4.4	Original Land Book excerpts for each Project Facility, evidencing the Borrower and respectively Romextur as sole owner of each Project Facility (and each part of it) free from all Security and other encumbrance, other than:

4.4.1	Permitted Security (as defined in the Amendments Schedule); and

4.4.2	the registration of any Lease Agreement in force (or expected to be in force) at the Effective Date.

4.5	Copies of all Lease Agreements in force (or expected to be in force) at the Effective Date, including any addenda thereto, entered into between the Borrower or Romextur with respect to the commercial areas of each Project Facility.

4.6	A certified copy of each of the following (in each case as defined in the Amendments Schedule):

4.6.1	Elscint Guarantee Fee Agreement, together with a written confirmation from the Guarantor addressed to the Agent, confirming that following payment in full of the guarantee fee required to be paid by the Borrower under Elscint Guarantee Fee Agreement, the Borrower shall have no further obligations or liabilities (whether actual or contingent and whether owed jointly and severally) to the Guarantor arising under the Elscint Guarantee Fee Agreement;

4.6.2	the BUTU Framework Loan Agreement;

4.6.3	the Consultancy Agreement; and

4.6.4	the Guarantee Fee Agreement.

5.	Accounts

5.1	Confirmation from the Account Bank that the Debt Service Reserve Account has been opened.

5.2	A certificate signed by two directors (or, if the Borrower has only one director, then that director):

5.2.1	certifying that the Debt Service Reserve Account has been opened and including evidence that an amount of EUR 2,250,000 has been deposited to its credit from the Borrower’s own sources; and

5.2.2	confirming that there are no other Accounts opened by it or in its name, other than the Accounts, each of which is subject to a first ranking security interest in favour of the Lender, on the terms of the Mortgage over Accounts or the Agreement creating a Security Interest over Accounts.

6.	Legal Opinions

6.1	A legal opinion in respect of Israeli law issued by Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co. the legal adviser of the Obligor as to Israeli law matters, satisfactory to, addressed to, and capable of being relied upon by, the Lenders having taken advice from S.Horowitz & Co., legal advisers to the Agent as to Israeli law.

6.2	A legal opinion in respect of Romanian law of CMS Cameron McKenna S.C.A, legal advisers to the Agent as to Romanian law, satisfactory to the Lenders, and addressed to the Agent.

6.3	A legal opinion in respect of English law of CMS Cameron McKenna LLP, legal advisers to the Agent as to English law, satisfactory to the Lenders, and addressed to the Agent.

6.4	A legal opinion in respect of Dutch law of CMS Derks Star Busmann, legal advisers to the Agent as to Dutch law, satisfactory to the Lenders, and addressed to the Agent.

7.	Other Documents and Evidence

7.1	Evidence satisfactory to the Finance Parties of the ultimate beneficial owner of the Borrower and each other Obligor (tracking back either to individual shareholders controlling the ultimate Holding Company of the relevant Obligor or a stock exchange listing), and all other matters sufficient to discharge the Finance Parties' 'Know Your Customer' requirements, any applicable money laundering regulations or similar identification procedures.

7.2	A certificate from the appropriate taxation authority, valid on the Effective Date, confirming that neither the Borrower nor Romextur has any outstanding Taxes due but unpaid.

7.3	Evidence satisfactory to the Agent that each Insurance required to be taken out and maintained by the Borrower and Romextur in accordance with Clause 22.20 (Insurance) of Schedule 1 (Amended and Restated Facility Agreement) has been obtained, is in full force and effect, on risk and all premiums required to paid in respect of such Insurance have been paid.

7.4	Evidence of the appointment of TMF Corporate Services Limited of 6 St Andrew Street, 5th floor, London EC4A 3AE as each Obligor’s agent for service of process in relation to any proceedings before the English courts in connection with this Fifth Amendment Agreement and each other Additional Finance Document governed by English law.

7.5	Evidence that Centre Ville Management & Services S.R.L. has been wound up and de-registered from the Bucharest Trade Registry.

Part II – Conditions Precedent to Utilisation of Facility C

1.1	Evidence that the Park Inn Hotel and Residence has been open to the public and operational for not less than 12 months.

1.2	The most recent Valuation (as defined in the Amended and Restated Facility Agreement).

1.3	A Compliance Certificate (as defined in Amended and Restated Facility Agreement) setting out the calculation of each covenant set out in Clause 21 (Financial Covenants) of Amended and Restated Facility Agreement, and showing:

1.3.1	the Actual Debt Service Cover Ratio for the Calculation Period ending on the Facility C Utilisation Date is not less than 135%;

1.3.2	the Actual Yield on Debt as at 30 September 2016, by reference to EBITDA, as determined in the report referred to in paragraph 1.4 below, is not less than 11%; and

1.3.3	taking into account the Total Commitments (as defined in the Amended and Restated Facility Agreement) as if drawn in full:

(a)	the Loan to Value Ratio does not exceed 60%;

(b)	the Projected Debt Service Cover Ratio for the Projected Calculation Period starting on the Facility C Utilisation Date is not less than 135%;

(c)	the Projected Yield on Debt for the Financial Year ending on 31 December 2017 is not less than 11.5%.

1.4	A report of the Auditors dated on or about 30 September 2016 and stating that the Borrower’s actual EBITDA as at 30 September 2016 is not less than 90% of the Projected EBITDA as set out in the first Forecast delivered to the Agent under Clause 20.9.2 of the Amended and Restated Facility Agreement.

1.5	Original Land Book for each Project Facility, evidencing the Borrower and respectively Romextur as sole owner of each Project Facility (and each part of it) free from all Security and other encumbrance , other than:

1.5.1	Permitted Security (as defined in the Amended and Restated Facility Agreement); and

1.5.2	the registration of any Lease Agreement in force (or expected to be in force) at the Effective Date.

sCHEDULE 3
Conditions Subsequent

1.	No later than 30 days following the date of this Fifth Amendment Agreement, and in any case prior to any payment by the Borrower under the Consultancy Agreement, the PricewaterhouseCoopers transfer pricing analysis, reflecting that the amount of the annual fee payable to the Guarantor under the Consultancy Agreement complies with the arms’ length principles and capable of being relied upon by the Agent.

2.	No later than 60 days following the date of this Fifth Amendment Agreement:

2.1	each of the following documents, duly signed and in full force and effect:

2.1.1	the Hedging Agreements made with the Hedging Counterparty in accordance with Clause 22.25 (Hedging) of the Amended and Restated Facility Agreement;

2.1.2	a confirmation of the Hedge Counterparty to the Agent that it has received each of the following documents and evidence in form and substance satisfactory to it:

(a)	a notarial duplicate of each original, duly notarised Hedging Real Estate Mortgage bearing an appropriate stamp by a notary, together with evidence that each such Hedging Real Estate Mortgage has been duly registered:

(i)	with the Land Registry as a real estate mortgage against the Borrower or, as applicable, Romextur, on the Property and assets subject to such Hedging Real Estate Mortgage, ranking behind the real estate mortgage created pursuant to the relevant Mortgage Agreement; and

(ii)	as a second ranking real estate mortgage with the Electronic Archive; and

(b)	each Hedging Shares Mortgage, together with evidence that each such Hedging Shares Mortgage has been duly registered with:

(i)	the Electronic Archive (such evidence to include, without limitation, a certificate bearing the stamp of an authorized operator of the Electronic Archive attesting registration); and

(ii)	the shareholders registry of the Borrower or Romextur, as applicable; and

(c)	a legal opinion from CMS Cameron McKenna S.C.A, legal advisers to the Hedge Counterparty as to Romanian law, with respect to the capacity and authority of the Borrower to enter into such Hedging Agreement, addressed to the Hedge Counterparty;

2.2	evidence that each of the following Material Authorisations has been renewed:

2.2.1	authorisation no. D3111 dated 13 January 2015 issued by the Municipality of District 1 for the public food services - N.A.C.E. 5610, 5630 (in Romanian „Autorizatie pentru desfasurarea activitatii de alimentatie publica”) for the Bistro (2-4 Luterana str.), valid until 31 December 2015; and

2.2.2	authorisation no. D3113 dated 13 January 2015 issued by the Municipality of District 1 for the public food services - N.A.C.E. 5610, 5630 (in Romanian „Autorizatie pentru desfasurarea activitatii de alimentatie publica”) for the Radisson Blu, 63-81 Calea Victoriei, valid until 31 December 2015; and

2.3	evidence that the amendment fees, costs and expenses referred to in Clause 8 (Amendment Costs) of this Fifth Amendment Agreement have been paid.

3.	No later than 90 days following the Effective Date, each of the following:

3.1	a copy of up-to-date restitution claims certificates for each Project Facility issued by each of the following authorities:

3.1.1	Bucharest Municipality;

3.1.2	Municipality Sector 1;

3.1.3	Bucharest Prefect Office; and

3.1.4	the National Authority for Property Restitution,

together with a report prepared by the Agent’s legal advisor under Romanian law identifying any red-flag concerns with respect to the Borrower’s ownership title to the Project Facilities, and including any proposed remedies or mitigating factors; and

3.2	to the extent requested by the Agent (acting on the instructions of the Lenders) an amendment to the Single Risk Indemnity Policy number RLIP/7200/117961, to address any red-flag concerns and proposed remedies identified in the report referred to in Clause 3.1.

SIGNATURES

THE BORROWER
BUCURESTI TURISM S.A.

Signed as a deed by: /s/
Name:
Capacity: President

Signed as a deed by: ____________________
Name:
Capacity:

THE GUARANTOR
Elbit Imaging Ltd

Signed as a deed by: /s/ Doron Moshe
Name: Doron Moshe
Capacity: Acting CEO and CFO

Signed as a deed by: /s/ Ron Hadassi
Name: Ron Hadassi
Capacity: Chairman

BEAH
BEA Hotels Eastern Europe B.V.

Signed as a deed by: /s/
Name:
Capacity: Attorney-in-Fact

Signed as a deed by: ____________________
Name:
Capacity: Attorney-in-Fact

ROMEXTUR
ROMEXTUR S.A.

Signed as a deed by: /s/ Moshe Maimon Cohen
Name: Moshe Maimon Cohen
Capacity: Attorney-in-Fact

Signed as a deed by: ____________________
Name:
Capacity:

THE AGENT
RAIFFEISEN BANK INTERNATIONAL AG

/s/ Maria Tomescu
Name: Maria Tomescu
Capacity: Attorney-in-Fact

/s/ Andrea Alina Turcu
Name: Andrea Alina Turcu
Capacity: Attorney-in-Fact

THE SECURITY AGENT
RAIFFEISEN BANK INTERNATIONAL AG

/s/ Maria Tomescu
Name: Maria Tomescu
Capacity: Attorney-in-Fact

/s/ Andrea Alina Turcu
Name: Andrea Alina Turcu
Capacity: Attorney-in-Fact

THE ORIGINAL LENDERS
RAIFFEISEN BANK INTERNATIONAL AG

/s/ Maria Tomescu
Name: Maria Tomescu
Capacity: Attorney-in-Fact

/s/ Andrea Alina Turcu
Name: Andrea Alina Turcu
Capacity: Attorney-in-Fact

RAIFFEISEN BANK SA

/s/ Cristian Bragos Badea
Name: Cristian Bragos Badea
Capacity: Coordinator

Name:
Capacity:

THE HEDGE COUNTERPARTY
RAIFFEISEN BANK SA

/s/ Cristian Bragos Badea
Name: Cristian Bragos Badea
Capacity: Coordinator

Name:
Capacity:

THE ACCOUNT BANKS
RAIFFEISEN BANK INTERNATIONAL AG

/s/ Maria Tomescu
Name: Maria Tomescu
Capacity: Attorney-in-Fact

/s/ Andrea Alina Turcu

Name: Andrea Alina Turcu
Capacity: Attorney-in-Fact

RAIFFEISEN BANK SA

/s/ Cristian Bragos Badea
Name: Cristian Bragos Badea
Capacity: Coordinator

Name:
Capacity: